NUVEEN ASSET MANAGEMENT, LLC

Policies and Procedures

TABLE OF CONTENTS

Nuveen Investments, Inc. Enterprise Wide Policies

• Business Gift and Entertainment	Page 1

• Code Of Ethics	Page 5

• Doing Business With Government Entities	Page 12

• Electronic Communications	Page 15

• Global Anti-Corruption	Page 18

• Information Barriers	Page 29

• Information Security	Page 31

• Media Relations and Public Appearance	Page 35

• Outside Activities	Page 38

• Payments Involving Labor Organizations (“Unions”)	Page 40

• Political Contributions	Page 42

• Privacy	Page 46

• Records Management	Page 47

• Reportable Events	Page 49

• Volcker Rule Policy	Page 50

Nuveen Asset Management, LLC Compliance Policies

Privacy and Safeguarding of Client Information

• Code of Ethics Supplement	Page 52

• Insider Trading and Confidential Information	Page 53

• Use of Expert Networks	Page 64

• Privacy Policy	Page 68

Advertising and Marketing, and Third Parties

• Advertising and Marketing	Page 69

• Public Communications and Portfolio Holdings Disclosure	Page 71

• Use of Solicitors	Page 73

• Client Complaints	Page 76

Portfolio Management Processes, Trading Practices and Valuation

• Assignment of Ratings to Unrated Securities	Page 79

• Broker-Dealer and Other Institution Approval	Page 80

• Compliance with Investment Restrictions	Page 83

• Counterparty Approval	Page 85

• Custody of Assets	Page 89

• Distressed Municipal Bond Workouts	Page 94

• ERISA	Page 97

• Equity Best Execution	Page 104

• Equity IPO Allocation	Page 109

• Equity Trading	Page 115

• Fixed-Income Best Execution	Page 120

• Taxable Fixed Income Securities and Derivatives Trading	Page 125

• New Issue Municipal Bond Allocation	Page 131

• Municipal Bond Trade Allocation—Secondary Market Trades	Page 136

• Separately Managed Accounts Trading	Page 140

• Use of Nuveen Securities, LLC as Clearing Agency	Page 144

• Municipal Bond Advisory Accounts Cross Transactions	Page 147

• OFAC Sanctions Investment Compliance	Page 149

• Proprietary Trading	Page 160

• Proxy Voting	Page 162

• Rule 105 – Short Selling in Connection with a Public Offering	Page 168

• Side-by-Side Management	Page 175

• Soft Dollars	Page 180

• Transaction Error Correction	Page 196

• Separate Account Valuation	Page 204

Nuveen Investments Compliance October 2013

NUVEEN Investments

Business Gift and Entertainment Policy

Summary and Scope

What this policy is about

Ensuring that business gifts and entertainment (whether you are the provider or the recipient) do not violate any laws or regulations and do not represent, in fact or appearance, any attempt at improper influence or compensation.

Who this policy applies to

All Permanent Employees.

- Any consultants notified by Compliance that this policy applies to them.

Important to understand

Business gifts and entertainment are complex topics involving strict rules and dollar limits as well as the need for good judgment. Before offering or accepting any Business Gift or Business Entertainment, it's essential that you be familiar with the rules, including the $100 annual limit for gifts. However, it's equally essential that you exercise appropriate judgment in situations that, even if within the rules, could appear improper to an independent observer (such as a regulator or member of the media).

To be considered Business Entertainment, there must be a clear potential business purpose for Nuveen. The purpose may relate to a specific business proposition or to building or maintaining a business relationship, but in either case, the entertainment should be conducive to the business purpose.

The rules for receiving Business Entertainment vary depending on your job function. If you are an Investment Person, Vendor Procurement Employee, an HR Recruitment Employee, or have otherwise been designated by Compliance, you have stricter Business Entertainment requirements. Be sure to identify and follow the rules that apply to you. (Business Gift rules are the same for all employees.)

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Business Entertainment Any meal, sporting event (whether you are a spectator or participant), cultural event, or similar entertainment that you and a Business Partner attend together and that one of you provided. Exception: meals that are in connection with an approved training and education event are not considered Business Entertainment.

Business Gift Anything of value that is given to, or accepted from, a Business Partner. It includes prizes (whether awarded by skill or chance) and any discount or rebate not generally available to the public.

Business Partner Any natural person who is:

- a current or prospective client, a consultant of same, or a vendor, supplier, or provider of any service to Nuveen
- an employee, agent, officer, or representative of any of the above

Close Family Member Any of the following, whether or not they reside in the same household as a Nuveen Employee:

- spouse
- domestic partner
- sibling
- child, stepchild, grandchild
- parent, stepparent, grandparent
- mother-in-law, father-in-law
- son-in-law, daughter-in-law
- brother-in-law, sister-in-law

HR Recruitment Employee Any member of Nuveen's Human Resources group whose primary activities involve recruitment.

Investment Person Any Nuveen Permanent Employee who meets either of the following criteria:

- as part of his/her regular duties either makes or participates in making recommendations or decisions concerning the purchase or sale of securities in any Nuveen-Advised Account or Portfolio, as defined in the Nuveen Code of Ethics
- has otherwise been designated an Investment Person by Compliance for purposes of the Nuveen Code of Ethics

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Special Entertainment Any Business Entertainment that is unique, frequent, or lavish enough that it could represent, or create the appearance of, a conflict of interest or other impropriety.

Government Official Any elected or appointed official at any level of government in any country (US or non-US), and any US candidate for federal, state or local office. This includes any board members or personnel of a state or local retirement plan, sovereign wealth fund, or government-controlled enterprise.

Vendor Procurement Employee Any member of Nuveen's Chicago-based Vendor Procurement group.

NUVEEN ASSET MANAGEMENT SYMPHONY NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS Winslow Capital

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General Restrictions and Requirements 1. Understand what is considered a Business Gift and what is considered Business Entertainment. To qualify as Business Entertainment, both you and a Business Partner must be present. If this is not the case, the value given or received must be reported as a Business Gift, meaning that it may be subject to more restrictive rules. 2. Never pay for a Business Gift or Business Entertainment with your own money. You must always seek reimbursement from Nuveen. Enter all Business Gifts and Business Entertainment you provide into the Concur system; unless the expense is contrary to Nuveen’s expense policy, Nuveen will reimburse you. However, for cases where you have both a personal and business relationship with a Business Partner, see the box below. 3. Never give or accept cash or cash equivalents as a Business Gift. This includes items that can be redeemed for cash, such as checks and cash-redeemable gift cards. Gift cards or gift certificates that can be redeemed only for goods or services, and not for cash, are allowed. 4. Never knowingly violate a Business Partner’s gift or entertainment policies. If you think the value of a planned Business Gift or Business Entertainment might exceed the Business Partner’s limit, ask the Business Partner to confirm compliance. 5. Never solicit a Business Gift or Business Entertainment. If someone else solicits either of these from you, politely decline to provide them, citing the need for approval, and report the incident to Compliance. 6. Never give or receive a Business Gift or Business Entertainment if there is any explicit quid-pro-quo arrangement, meaning that there is an understanding (either spoken or implicit) that the gift or entertainment is specifically linked to a certain business outcome. 7. Never give or receive Business Gifts or Business Entertainment that are inappropriate in themselves. This applies to gifts that are illegal (such as recreational drugs) and any other gift or entertainment that might be perceived as offensive or exploitative (such as adult entertainment). 8. Shared Business Gifts are allowed, but they must be reported and you must include them in gift value calculations. For gifts shared among Permanent Employees, one report for each Business Gift is sufficient, but each individual in the group that receives the gift must be noted in the report. For gifts sent to be shared among employees of a Business Partner, one report is also sufficient, and it should include a reasonable list of each employee of the Business Partner who shared in the gift. 9. Never pay for Business Partner lodging or air travel as part of Business Entertainment. Such lodging and air travel can only be paid for in connection with a Compliance-approved training and educational event. Note that meals provided in connection with training and educational events are not considered Business Entertainment. See Nuveen’s Cash and Non-Cash Compensation Policy. 10. Never buy tickets from, or sell tickets to, a Business Partner. Examples of Special Entertainment See requirements on next page Attending the Super Bowl or a World Series game. Playing at a prestigious club, such as Augusta National. Playing in a pro-am tournament. Flying on a private jet. Frequent acceptance or provision of entertainment that would not be considered Special Entertainment if it occurred less often (generally, “frequent” means more often than once per quarter). Valuing a Gift or Entertainment Gifts given: purchase price (excluding any taxes and shipping). Gifts received: good-faith estimate of retail value. Tickets received as entertainment: face value or actual cost, whichever is higher (if known). Other entertainment received: good-faith estimate of the cost of your portion of the entertainment (including the portion associated with any guest you may have brought). Gifts and Entertainment with both Business and Personal Dimensions In cases where you have both a personal and business relationship with a Business Partner, you must ask Compliance to determine whether any gift or entertainment is considered personal or business. The only exception is gifts and entertainment between you and Close Family Members, which are always considered to be personal. In other cases, whether gifts or entertainment are considered personal or business depends on the circumstances. Factors include: whether there are any actual or perceived conflicts. whether the personal or business aspect is more significant who paid for the gift (the individual or the company) the occasion (birthday or wedding vs. a business accomplishment) If it might reasonably appear that you are in a position to influence Nuveen’s business with the Business Partner, the gift or entertainment will generally be viewed as a Business Gift or Business Entertainment (except in the case of a Close Family Member). Note that even personal gifts and entertainment given to or received from a Business Partner must be reported as if they were Business Gifts or Business Entertainment (again, except in the case of a Close Family Member). 2 Nuveen Business Gift and Entertainment PolicyPage 2 of 4

Specific Restrictions and Requirements

The table below covers common situations for giving and receiving Business Gifts and Business Entertainment. Note that there are other Nuveen policies that are related to this policy (such as the Global Anti-Corruption Policy) and that have additional rules. Also note that the information here speaks only to the compliance aspect; any additional rules or approvals that may apply for other purposes, such as expense approvals, will continue to apply.

Business Gifts

	Limits/Preclearance/Reporting	Other Important Information
Offered or given to any Business Partner	• $100 TOTAL per INDIVIDUAL per calendar year. • Report ALL gifts given in both PTCC and Concur (for reimbursement)	• Limit applies to the AGGREGATE VALUE (total value in sum) given to an individual during the calendar year. • Items with a Nuveen logo that are valued at less than $50 do not count towards the gift limit and do not need to be reported.
Offered or given to any Government Official	• Pre-clear using PTCC or, if time-sensitive, by calling the Ethics Hotline.	• Includes any gifts to Government Officials.
Received from any Business Partner	• $100 TOTAL per ENTITY per calendar year (meaning $100 a year from everyone associated with a given Business Partner). • Report ALL gifts received using PTCC.	• Limit applies to the AGGREGATE VALUE (total value in sum) received from all givers at the Business Partner during the calendar year. • Items with a Business Partner logo that are valued at less than $50 do not count towards the gift limit and do not need to be reported.

Business Entertainment

Ordinary Business Entertainment	Limits/Requirements	Other Important Information
Offered or provided to any Business Partner	• No pre-clearance or reporting requirements set by this policy, so long as it is not Special Entertainment (your expense reimbursement requests serve as your reports).	• If you think there is any chance that the entertainment you plan is considered Special Entertainment, submit for pre-clearance.
Offered or provided to any Government Official	• Pre-clear using PTCC or, if time-sensitive, by calling the Ethics Hotline.	• Includes any form of Business Entertainment.
Received from any Business Partner and you are NOT an Investment Person, Vendor Procurement Employee, or HR Recruitment Employee	• No pre-clearance or reporting requirements, so long as it is not Special Entertainment.	• If you think there is any chance that the entertainment you plan is considered Special Entertainment, submit for pre-clearance.
Received from any Business Partner and you ARE an Investment Person, Vendor Procurement Employee, or HR Recruitment Employee	• Report all Business Entertainment over $50 using PTCC (no other pre-clearance or reporting requirements).	
Special Entertainment	Limits/Requirements	Other Important Information
Offered to any Business Partner or Government Official	• Pre-clear using PTCC (all employees). Because your request must be approved by both your manager and Compliance, you are encouraged to discuss your request with your manager before formally submitting.	• Special Entertainment for Government Officials is rarely approved.
Received from any Business Partner	• Pre-clear using PTCC (all employees) unless impractical. • After entertainment has occurred, report using PTCC.	• All Special Entertainment must be reported, whether it was pre-cleared or not.

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Nuveen Business Gift and Entertainment Policy

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Situational Examples Example 1 a. Jeff, a Permanent Employee at Nuveen, invites a financial advisor to a regular-season Bears game. He puts the cost of the tickets through as an expense. Allowed. The entertainment is not lavish, so it requires no pre-clearance, and Jeff properly requested reimbursement. b. The financial advisor cannot make it to the game, so Jeff decides to invite a different Business Partner who is a county commissioner. Possibly allowed, but requires pre-clearance. With Government Officials, any Business Entertainment must be pre-cleared. c. The financial advisor suggests that Jeff could avoid the need for pre-clearance by paying for the ticket himself. Not allowed. Jeff cannot pay for Business Entertainment with his own money. d. The financial advisor asks if Jeff could buy extra tickets for his wife and her sister. Not allowed. Soliciting gifts or entertainment is prohibited at all times by all parties. e. On the day of the game, Jeff is ill, so he offers both tickets (with a combined face value of $150) to the financial advisor. Not allowed. Because the event is no longer a joint outing for a Nuveen employee and a business partner, the tickets would be a Business Gift, and as such would violate the $100 limit. f. Six weeks after the game, Jeff invites the same financial advisor to another regular-season Bears game. Questionable. Ordinary Business Entertainment becomes Special Entertainment if it occurs too frequently. Call Compliance before extending any invitation that might represent overly frequent entertainment. Q&A What if a family member comes along on a Business Entertainment event? The main issue with the presence of a spouse or other family member is that it raises the value of your entertainment for policy purposes, since you must add the value of your guest’s share to your own share. That could affect whether you need to report the Business Entertainment or the value you report. For example, if a Business Partner takes you and your spouse to a sporting event at $150 a ticket, you are considered to have received $300 worth of entertainment. Remember that you cannot directly or indirectly solicit an invitation for a spouse or family member. What if it’s unclear whether an upcoming event is considered Ordinary Business Entertainment or Special Entertainment? If you have any doubt at all, submit a pre-clearance request in PTCC. What about gifts or entertainment within Nuveen? Gifts or entertainment completely between Nuveen employees (including those of different Nuveen affiliates) are not considered Business Gifts or Business Entertainment and therefore do not need to be reported. The same is true of entertainment or gifts received at an event sponsored by Nuveen or an affiliate. Example 2 a. Adele, an Investment Person at Nuveen, is invited to speak at an industry conference, and receives free conference admission (a $1,200 value). Despite the high value of the admission, she does not report it as a Business Gift. Allowed. Because the admission was in connection with being a speaker, it is not considered a Business Gift and need not be reported. b. One evening at the conference, Adele meets up with two Business Partner individuals who take her to dinner. Allowed, but probably must be reported. Assuming Adele’s portion of the tab was over $50, she must report it as Business Entertainment. The fact that the Business Entertainment occurred while at a conference is irrelevant. c. The next day, Adele wins a $100 VISA® gift card in a drawing held by a Business Partner firm. Not allowed. The card is redeemable for cash, so cannot be accepted. d. When Adele declines the prize, the Business Partner firm offers to swap it for a $100 gift card to a national coffee chain instead. Allowed. The card is redeemable only for merchandise, not cash. Adele must report the card as a gift, and because she has reached the $100 limit, she must not accept any further gifts from anyone at this Business Partner firm until next calendar year. e. At the end of the conference, the same Business Partner firm offers all speakers a fountain pen bearing its logo. Allowed. Although Adele cannot accept any further gifts of value from the Business Partner entity this year, logo items of nominal value do not count. f. A few days after returning, Adele receives a gift basket delivered to her home from the same Business Partner firm. Not allowed. Where a Business Gift arrives is irrelevant. Adele cannot receive any further gifts of value from the Business Partner this year. Adele must contact Compliance for instructions on what to do with the gift basket. Is it permissible to send flowers on behalf of Nuveen to a Business Partner who recently lost a family member? Yes, so long as you meet all the requirements of a Business Gift (which for policy purposes the flowers are considered to be). What about gifts to or from a Close Family Member who happens to work for a Business Partner? Any gift or entertainment between you and a Close Family Member is considered personal and does not need to be reported. For all other cases, see the sidebar on page 2. If a Business Partner provides a meal for the trading room, is the meal reportable? If no one from the Business Partner is present, the meal is a shared Business Gift and must be reported as such. One report is sufficient, but the report must list the names of each recipient, and the per person value cannot cause a recipient to exceed the $100 full year aggregate gift limit from the Business Partner. If a representative from the Business Partner is present and is there for business purposes, the meal is considered Business Entertainment and must be reported if the value is more than $50 per person. 4 Nuveen Business Gift and Entertainment PolicyPage 4 of 4

Nuveen Investments Compliance | September 2016 [GRAPHIC APPEARS HERE] Code of Ethics Summary and Scope What the Code is about Helping to ensure that Nuveen Investments personnel place the interests of Nuveen clients ahead of their own personal interests. Who the Code applies to and what the implications are There are three designations of individuals who are subject to the Code (described below). Compliance will determine your designation. If you are a consultant or temporary worker, you are not automatically subject to the Code. However, based on your contract length, job duties, work location, and other factors, Compliance may make you subject to the Code at whatever designation level it believes appropriate. Access Persons Any Nuveen Employee who meets any of the following criteria: ∎ As part of his/her regular duties has access to non-public information concerning the purchase, sale, holdings, or recommendations of securities in any Nuveen-Advised Account or Portfolio. ∎ Is a director or officer of a Nuveen Fund who has been designated an Access Person by Compliance (Independent Directors have their own Code of Ethics and are not subject to this one). ∎ Has otherwise been designated an Access Person by Compliance. Key characteristics of this designation. An individual may be considered an Access Person of multiple Nuveen advisers or only one. The personal trading of Access Persons (other than Independent Directors) is generally only monitored against the trading activity of the specific adviser(s) for which they have been designated an Access Person. Investment Persons Any Access Person who meets either of the following criteria: ∎ As part of his/her regular duties either makes or participates in making recommendations or decision concerning the purchase or sale of securities in any Nuveen-Advised Account or Portfolio. ∎ Has otherwise been designated an Investment Person by Compliance. Key characteristics of this designation. Investment Persons are almost exclusively limited to employees of Nuveen’s investment advisers. Personal transactions of Investment Persons will be reviewed for conflicts in the period starting 7 calendar days prior to a trade by their associated investment adviser and ending 7 calendar days after a trade by their associated investment adviser. In some cases, the Investment Person may be required to reverse a trade and/or forfeit an appropriate portion of any profit as determined by Compliance. The personal trading of Investment Persons is generally only monitored against the trading activity of the specific adviser for which they have been designated an Investment Person. General Employees All remaining Nuveen Employees (meaning those who are neither Access Persons nor Investment Persons). Key characteristics of this designation. The personal trading of General Employees is typically monitored against the trading activities of all Nuveen advisers. The policies in the Code treat General Employees and Access Persons alike, although the Compliance monitoring may differ. [GRAPHIC APPEARS HERE] 5

Important to understand

Some of our affiliated investment advisers may impose additional rules on the same topics covered in the Code. Check with your manager or local compliance officer if you have questions.

Personal trading is a privilege, not a right. The securities industry is highly regulated and its employees are expected to adhere to high standards of behavior – including with respect to personal trading. Any violation of the Code can have an adverse effect on you, your co-workers, and Nuveen.

The Code does not address every ethical issue that might arise. If you have any doubt at all after consulting the Code, contact Compliance for direction.

The Code applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a client or regulator). Follow the Code both in letter and in spirit. If you have questions, contact Compliance.

TERMS WITH SPECIAL MEANINGS

Within this policy, these terms are defined as follows:

Automatic Investment Plan Any program, such as a dividend reinvestment plan (DRIP), under which investment account purchases or withdrawals occur according to a predetermined schedule and allocation.

Beneficial ownership Any interest by which you or any Household Member directly or indirectly derives a monetary benefit from the purchase, sale, or ownership of a security or account. You have beneficial ownership of securities held in accounts in your own name, or any Household Member's name, and in all other accounts over which you exercise or may exercise investment decision-making powers, or other influence or control, including trust, partnership, estate, and corporate accounts or other joint ownership or pooling arrangements.

Code This Code of Ethics.

Domestic Partner An individual who is neither a relative of or legally married to a Nuveen Employee, but shares a residence and is in a mutual commitment similar to marriage with such Nuveen Employee.

Federal Securities Laws The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission or the Department of the Treasury:

- Securities Act of 1933.
- Securities Exchange Act of 1934.
- Investment Company Act of 1940.
- Investment Advisers Act of 1940.
- Sarbanes-Oxley Act of 2002.
- Title V of the Gramm-Leach-Bliley Act.
- The Bank Secrecy Act.

Household Member Any of the following who reside, or are expected to reside for at least 60 days a year, in the same household as a Nuveen Employee:

- Spouse or domestic partner.
- Sibling.
- Child, stepchild, grandchild.
- Parent, stepparent, grandparent.
- In-laws (mother, father, son, daughter, brother, sister).

Each Household Member is subject to the same pre-clearance and trading restrictions and requirements as his/her related Nuveen Employee.

Independent Director Any director or trustee of a Nuveen Fund advised by Nuveen Fund Advisors, LLC who is not an "interested person" within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

Managed Account Any account in which you or a Household Member has Beneficial Ownership and for which you have delegated full investment discretion in writing to a third-party broker or investment manager.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Nuveen-Advised Account or Portfolio Any Nuveen Fund or any portfolio, or client account advised or sub-advised by Nuveen.

Nuveen Employee Any full- or part-time employee of Nuveen, not including consultants and temporary workers, and those individuals registered with Nuveen Securities, LLC.

Nuveen Fund Any open- or closed-end fund advised or sub-advised by Nuveen.

Reportable Account Any account of which you or a Household Member has Beneficial Ownership AND in which securities can be bought or held. This includes, among others:

- All Managed Accounts.
- Any Nuveen 401(k) plan account.
- Any direct holding in a Nuveen Fund or TIAA Fund.
- Any retirement account, health savings account (HSA) or 529 college savings plan that permits the purchase of any Reportable Security (such as company stock or Nuveen or TIAA Funds).

The following are NOT considered Reportable Accounts:

- Charitable giving accounts.
- Accounts held directly with a mutual fund complex in which non-Nuveen and non-TIAA Funds are the only possible investment.

Reportable Security Any security, including single-stock futures, except:

- Direct obligations of the US government (indirect obligations, such as Fannie Mae and Freddie Mac securities, are reportable).
- Certificates of deposit, bankers' acceptances, commercial paper, and high quality short-term debt (including repurchase agreements).
- Money market funds.
- Open-end funds that are not Nuveen or TIAA Funds.

Reportable Transaction Any transaction involving a Reportable Security, except:

- Transactions in Managed Accounts.
- Transactions occurring under an Automatic Investment Plan.

TIAA Fund Any open- or closed-end fund advised or sub-advised by TIAA Investment Management LLC or its affiliated advisers.

Each Household Member is subject to the same pre-clearance

and trading restrictions and requirements as his/her related Nuveen Employee. Independent Director Any director or trustee of a Nuveen Fund advised by Nuveen Fund Advisors, LLC who is not an “interested person” within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended. 6 Nuveen Code of Ethics Page 2 of 7

General Restrictions and Requirements [GRAPHIC APPEARS HERE] Reporting requirements 1. Never abuse a client’s trust, rights, or interests. This means you must never do any of the following: ∎ Engage in any plan or action, or use any device, that would defraud or deceive a client. ∎ Make any material statements of fact that are incorrect or misleading, either as to what they include or omit. ∎ Engage in any manipulative practice. ∎ Use your position (including any knowledge or access to opportunities you have gained by virtue of your position) to personal advantage or to a client’s disadvantage. ∎ Conduct personal trading in any way that could be inconsistent with your fiduciary duties to a client (even if it does not technically violate the Code). 2. Handle conflicts of interest appropriately. This applies not only to actual conflicts of interest, but also to any situation that might appear to an outside observer to be improper or a breach of fiduciary duty. 3. Keep confidential information confidential. Always properly safeguard any confidential information you obtain in the course of your work. This includes information related to any of the following: ∎ Any Nuveen-Advised Account or Portfolio and any other financial product offered or serviced by Nuveen. ∎ New products, product changes, or business initiatives. ∎ Past, current, and prospective clients, including their identities, investments, and account activity. “Keeping information confidential” means using discretion in disclosing information as well as guarding against unlawful or inappropriate access by others. This includes: ∎ Making sure no confidential information is visible on your computer screen and desk when you are not there. ∎ Not sharing passwords with others. ∎ Using caution when discussing business in any location where your conversation could be overheard. Confidential information may be released only as required by law or as permitted under the applicable privacy policy(ies). Consult with Compliance before releasing any confidential information. 4. Handle Inside Information properly. Follow all of the terms described in “Inside Information” below. Be aware that any failure to handle Inside Information properly is a serious offense and may lead to disciplinary action from Nuveen as well as serious civil or criminal liability. 5. Never knowingly trade any security being traded or considered for trade by any NuveenAdvised Account or Portfolio. This applies to employee transactions in securities that are exempt from pre-clearance, and includes equivalent or related securities. For example, if a company’s common stock is being traded, you may face restrictions on trading any of the company’s debt, preferred, or foreign equivalent securities, and from trading or exercising any options or futures based on the company’s securities. This applies to you and to any Household Member. 6. Never purchase an equity IPO. This does not apply to initial offerings of fixed income securities, convertible securities, preferred securities, open- and closed-end funds, and commodity pools. This applies to you and to any Household Member. 7. Do not purchase a private placement (limited offering) or make an investment in any private company or business without advance written approval from Compliance. This includes investments in any family businesses as well as purchases of any private funds advised or sub-advised by Nuveen. Approval will depend on whether the investment potentially conflicts with Nuveen business activities and whether the opportunity is available to you because of your position at Nuveen, among other criteria. This applies to you and to any Household Member. 8. Never participate in an investment club or similar entity. This applies to you and to any Household Member. 9. Avoid excessive trading. Never let personal trading interfere with your professional duties, and never engage in market timing, late trading, and other inappropriate actions. 10. Comply with trading restrictions described in the prospectuses for those Nuveen Funds that are advised by Nuveen Fund Advisors, LLC. This includes restrictions on frequent trading in shares of any open-end Nuveen Fund advised by Nuveen Fund Advisors, LLC which limits investors to two round trips per 60-day trading period. Any violation of these trading restrictions is punishable as a violation of the Code. This applies to you and to any Household member. 11. Comply with Federal Securities Laws. Any violation of these laws is punishable as a violation of the Code. 12. Never do anything indirectly that, if done directly, would violate the Code. Such actions will be considered the equivalent of direct Code violations. 7 Nuveen Code of EthicsPage 3 of 7

13. Promptly alert Compliance of any actual or suspected wrongdoing. Alert the Nuveen Compliance Ethics Office or, if applicable, the Chief Compliance Officer of the affiliated investment adviser. Examples of wrongdoing include violations of the Federal Securities Laws, misuse of corporate assets, misuse of confidential information, or other violations of the Code. Report actual or suspected violations to the Nuveen Compliance Ethics Office or, if applicable, the Chief Compliance Officer of the affiliated adviser. If you prefer to report confidentially, call the Nuveen Confidential Hotline at 877-209-3663. Note that failure to report suspected wrongdoing in a timely fashion is itself a violation of the Code. INSIDE INFORMATION What is Inside Information? Inside Information is defined as information regarding any security, securities-based derivatives or issuer of a security that is both material and non-public. Information is material if both of the following are true: ∎ A reasonable investor would likely consider it important when making an investment decision. ∎ Public release of the information would likely affect the price of a security. Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication. Restrictions and requirements ∎ Any time you think you might have, or may be about to, come into possession of Inside Information (whether in connection with your position at Nuveen or not), alert Nuveen. If you work for a Nuveen investment adviser, alert your local Compliance or Legal office, who in turn will notify the Ethics Office. Otherwise, alert Nuveen Compliance within the Ethics Office. Follow the instructions you are given. Note that if you work in the Nuveen closed-end fund product management group and possess Inside Information regarding a closed-end Nuveen Fund, you do not need to disclose the Inside Information to Compliance. However, you must follow the separate approval process, described elsewhere, that applies to your group’s personal trading in closed-end Nuveen Funds. ∎ Until you receive further instructions from Compliance or Legal, do not take any action in relation to the information, including trading or recommending the relevant securities or communicating the information to anyone else. ∎ Never make decisions on your own regarding potential Inside Information, including whether such information is actually Inside Information or what steps should be taken. ∎ If Compliance and/or Legal determine that you have Inside Information: - Do not buy, sell, gift, or otherwise dispose of the securities, whether on behalf of a Nuveen- Advised Account or Portfolio, yourself, or anyone else. - Do not in any way recommend, encourage, or influence others to transact in the issuer’s securities, even if you do not specifically disclose or reference the Inside Information. - Do not communicate the Inside Information to anyone, whether inside or outside Nuveen, except in discussions with Compliance and Legal and as expressly permitted by any confidentiality agreement or supplemental policies and procedures of your investment adviser. Upon becoming a Nuveen Employee 1. Within 10 calendar days of starting at Nuveen, acknowledge receipt of the Code. This includes certifying that you have read the Code, understand it, recognize that you are subject to it, have complied with all of its applicable requirements, and have submitted all Code-required reports. 2. Within 10 calendar days of starting at Nuveen, report all of your Reportable Accounts and holdings in Reportable Securities. Include current information (no older than 45 calendar days before your first day of employment) on all Reportable Securities. For each security, provide the security name and type, a ticker symbol or CUSIP, the number of shares or units held, and principal amount (dollar value). For each Reportable Account, provide information about the broker, dealer, or bank through which the account is held and the type of account. For each Reportable Account, submit a copy of the most recent statement. Note that there are separate procedures for Managed Accounts, as described below in item 5. 3. Within 10 calendar days of starting at Nuveen, report all current investments in private placements (limited offerings). Limited offerings are Reportable Securities. 8 Nuveen Code of EthicsPage 4 of 7

4. **Within 30 calendar days of starting at Nuveen, move or close any Reportable Account that is not at an approved firm.** The approved firms are:

Ameriprise Financial	OptionsXpress
Barclays Capital Inc.	Raymond James
Chase Investment Services Corp	RBC Securities
	Scottrade Financial Services
Charles Schwab	Stifel Financial
Citigroup Smith Barney	T. Rowe Price
Edward Jones	TD Ameritrade
E*Trade Securities	TIAA Brokerage Services
Fidelity Investments	UBS Financial Services Inc.
Goldman Sachs	US Bancorp Investments, Inc.
Interactive Brokers	
JP Morgan Private Bank	Vanguard Brokerage Services
JP Morgan Securities	
Merrill Lynch	Wells Fargo Advantaged Funds
Morgan Stanley	
Oppenheimer & Co.	Wells Fargo Investments

Under very limited circumstances, a Reportable Account may be allowed to remain at a non-approved firm. Examples include:

- An account owned by a Household Member who works at another financial firm with comparable restrictions.
- An account that holds securities that cannot be transferred.
- An account that cannot be moved because of a trust agreement. To apply for an exception, contact Compliance. For any account granted an exception, arrange for Compliance to receive duplicates of all periodic statements. If a firm cannot provide duplicate statements directly to Compliance, you must take responsibility for providing these statements to Compliance yourself.

  Note that consultants and temporary workers may not be required to move or close Reportable Accounts at the discretion of Compliance.

When opening any new Reportable Account (including a Managed Account)

5. **Get Compliance pre-approval for any new Managed Account.** Using the appropriate form (available from Compliance), provide representations that support the classification of the account as a Managed Account. For an account to be classified as a Managed Account, the account owner must have no direct or indirect influence or control over the securities in the account. The form must be signed by the account's broker or investment manager and by all account owners (you and/or any Household Member).

   Note that if the Managed Account is not maintained at an approved firm, you are also responsible for ensuring that duplicate statements of the Managed Account are sent to the Ethics Office . In addition, you will need to provide duplicate statements to the adviser with which you are affiliated, if they also require such statements.

6. **Report any new Reportable Account (other than a Managed Account) that is opened with an approved firm.** Do this within 10 calendar days of the date you or a Household Member opens the account or an account becomes a Reportable Account through marriage, cohabitation, divorce, death, or another event.

Before placing any trades in Reportable Securities

7. **Pre-clear any trade in Reportable Securities that is above the minimum share quantity. Additional exclusions are noted in the box below.** Without pre-clearance, you can trade up to 500 shares over any period of 5 trading days in any security with a market capitalization (on the trade date) of at least $5 billion. This applies only to securities that trade in share quantities, and therefore does not extend to options or fixed income securities.

   If your trade requires pre-clearance, request approval through PTCC before you or any Household Member places an order to buy or sell any Reportable Security. Approval, if granted, expires at the end of the day it was granted. When requesting pre-clearance, follow this process:

   - Request pre-clearance on the same day you want to trade. Be sure your pre-clearance request is accurate as to security and direction of trade.
   - Wait for approval to be displayed before trading. If you receive approval, you may only trade that same day, and only within the scope of approval. If you do not receive approval, do not trade.
   - Place day orders only. Do not place good-til-canceled orders. You may place orders for an after-hours trading session using that day's pre-clearance approval, but you must not place any order that could remain open into the next regular trading session.

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Nuveen Code of Ethics

Page 5 of 7

8. You must hold a position in a Reportable Security, other than ETFs, for 30 calendar days from your most recent purchase of that security before realizing any profit. This rule extends to any options or other transactions that may have the same effect as a purchase or sale, and is tested on a last-in-first out basis. This rule is based upon your overall holdings, not at an account level. You may be required to surrender any gains realized through a violation of this rule. You may close a position at a loss at any time, provided pre-clearance has been obtained or an exemption applies. NOTE: All Reportable Securities that qualify for the 500-share exemption from pre-clearance are still subject to the 30 calendar day holding requirement. Before influencing any trades in a Managed Account 9. Pre-clear any transaction in a Managed Account that involves your influence. You must also immediately consult with Compliance to discuss whether the account in question can properly remain classified as a Managed Account. This applies to you and to any Household Member. WHAT NEEDS TO BE PRE-CLEARED Pre-clearance required ∎ All actively initiated trades in Reportable Securities, which includes ETFs and closed-end funds (both Nuveen and non-Nuveen). Be aware that pre-clearance can be withdrawn even after it has been granted, and even after you have traded, if Nuveen later becomes aware of Nuveen-Advised Account or Portfolio trades whose existence would have resulted in denial of preclearance. In these cases you may be required to reverse a trade and/or forfeit an appropriate portion of any profit, as determined by Compliance. No pre-clearance required ∎ Trades that fall within the 500-share exception. ∎ Shares of any open-end mutual fund (including Nuveen or TIAA Funds). ∎ Securities acquired or disposed of through actions outside your control or issued pro rata to all holders of the same class of investment, such as automatic dividend reinvestments, stock splits, mergers, spin-offs, or rights subscriptions. ∎ Sales pursuant to a bona fide tender offer. ∎ Trades made through an Automatic Investment Plan that has been disclosed to Compliance in advance. ∎ Trades in a Managed Account. ∎ Donations or gifting of securities. Every Quarter 10. Within 30 calendar days of the end of each calendar quarter, verify that all Reportable Transactions made during that quarter have been reported. PTCC will display all transactions of yours for which it has received notice. For any transactions not displayed (such as transactions in accounts you have approval to maintain elsewhere), you are responsible for ensuring that Compliance promptly receives copies of all account statements so that they can enter them into PTCC. For each Reportable Transaction, you must provide, as applicable, the security name and type, the ticker symbol or CUSIP, the interest rate (coupon) and maturity date, the number of shares, the principal amount (dollar value), the nature of the trade (buy or sell), and the name of the broker, dealer, or bank that effected the transaction. It is very important that you carefully review and verify the transactions and related details displayed on PTCC, checking for accuracy and completeness. If you find any errors or omissions, correct or add to your list of transactions in PTCC. Every year 11. Within 45 calendar days of the end of each calendar year, acknowledge receipt of the most recent version of the Code and file your Annual Holdings and Accounts Report. The report must contain the information described in item #2 on page 4, and include your certification that you have reported all Reportable Accounts, and all holdings and transactions in Reportable Securities for the previous year. For Managed Accounts, you must affirm annually through PTCC (for yourself and on behalf of any Household Member) the classification of the account as a Managed Account through a separate certification. No broker or investment manager involvement is required on this annual reaffirmation. You also need to acknowledge any amendments to the Code that occur during the course of the year. 10 Nuveen Code of EthicsPage 6 of 7

ADDITIONAL RULES FOR “SECTION 16 OFFICERS” ∎ Pre-clear (through PTCC) any transactions in closed-end funds of which you are a Section 16 officer. Your request will be reviewed by Legal in Chicago. ∎ When selling for a gain any securities you buy that are issued by the entity of which you are Section 16 officer, make sure it is at least 6 months after your most recent purchase of that security. This rule extends to any options or other transactions that may have the same effect as a purchase or sale, and is tested on a last-in-first-out basis. You may be required to surrender any gains realized through a violation of this rule. Note that for any fund of which you are a Section 16 officer, no exception from preclearance is available. ∎ Email details of all executed transactions in these securities to Legal in Chicago. Contact Legal in Chicago if you are unsure whether you are a Section 16 officer or if you have any other questions. CODE ADMINISTRATION Training You will be required to participate in training on the Code when joining Nuveen as well as periodically during the time you are subject to the Code. Exceptions The Code exists to prevent violations of law. No exceptions that would violate any law will be granted. Monitoring and enforcement Nuveen Compliance is responsible for monitoring transactions and holdings for any violations of this Code. Any individual who violates the Code is subject to penalty. Possible penalties may include a written warning, restriction of trading privileges, disgorgement of trading profits, fi nes, and suspension or termination of employment. Literal compliance with the Code, such as pre-clearing a transaction, will not make a person immune from liability for conduct that violates the spirit of the Code. Applicable rules The Code has been adopted in recognition of Nuveen’s fiduciary obligations to clients and in accordance with various provisions of Rule 204A-1 under the Investment Advisers Act of 1940 and Rule 17j-1 under the Investment Company Act of 1940. This Code is also adopted by the Nuveen Funds advised by Nuveen Fund Advisors, LLC, under Rule 17j-1. Some elements of the Code also constitute part of Nuveen’s response to Financial Industry Regulatory Authority (FINRA) requirements that apply to registered personnel of Nuveen Securities, LLC, and National Futures Association (NFA) requirements that apply to personnel affiliated with Nuveen Commodities Asset Management, LLC or Nuveen Asset Management, LLC.

Nuveen Investments Compliance October 2014

NUVEEN Investments

Doing Business With Government Entities Policy

Summary and Scope

What this policy is about

Helping to ensure that you act appropriately in any business solicitations of state or local government entities, including when providing gifts or entertainment to any state or local Government Officials.

Who this policy applies to

All Permanent Employees.

- Any consultants, temporary workers, and interns notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Laws and regulations vary widely across states and municipalities. Activities that are permissible in one state may be prohibited by another. Some municipalities have their own laws in addition to state laws.

Engaging in solicitation with a Government Official may trigger time-sensitive obligations. For example, you may be required to register as a lobbyist in a state or municipality, complete a state or municipality-governed ethics training course, or comply with other stringent disclosure requirements.

Violations of this policy could have serious consequences for Nuveen. Nuveen could lose current goverment clients, be disqualified from doing business with potential new clients, and could suffer damage to its reputation.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Government Entity Any government, agency, authority, or instrumentality of any state, county, municipality, or territory that is owned, controlled, or under the protection of the United States, and any account, fund, defined benefit plan, defined contribution plan (such as a 529, 403(b), or 457 plan) or other pool of assets owned or sponsored by such an entity.

Government Official Any elected, appointed, or employed official at any level of state or local government, and any candidate for state or local office. This includes any board members or personnel of a state or local retirement plan or government-controlled enterprise.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

What is considered a solicitation?

Any communication with a Government Official for the purpose of gaining a Government Entity as a client is considered a soliciation. It doesn't matter whether the communication is direct or indirect, oral or written.

Examples of solicitation

Common examples are:

- Leading or participating in a sales meeting with a Government Official regarding any Nuveen product or service. This applies no matter who initiated the meeting.
- Contacting an investment consultant retained by a Government Entity to discuss investment opportunities with that entity.
- Submitting a response to a Request for Proposals or Request of Qualifications in connection with investment advisory business. However, contacts made prior to the issuance of an RFP or outside of the formal RFP process (such as with a high-level Government Official or employee who is not part of the RFP process) are considered soliciations.

Examples of what is NOT solicitation Soliciting does not include:

- Contact with a Government Official for preliminary information to determine if there is a potential business opportunity.
- Providing client services under an existing contract.
- Social conversations with a Government Official that do not involve a solicitation.
- Casual conversations or incidental contact with a state or local Government Official at a conference or similar setting. However, a prearranged meeting or an in-depth discussion with the same individual regarding any Nuveen product or service is considered a solicitation.
- Sending a Nuveen prospectus or general marketing information unsolicited to a Government Official. However, any follow-up contact is considered a solicitation.

NUVEEN ASSET MANAGEMENT SYMPHONY NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS Winslow Capital

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Restrictions and Requirements 1. Request preclearance well in advance of contacting any Government Official to solicit business, or notify Compliance within two business days of the solicitation. Preclearance is strongly encouraged as certain state and/or municipality laws and regulations may require registration or reporting prior to a solicitation. In these instances after-thefact notification carries the risk of inadvertently violating state and/or municipal laws. Email your preclearance request or notification of a solicitation that occurred to Broker Dealer Compliance (brokerdealercomp@nuveen.com). If you are dedicated to a single affiliate, you may coordinate the request through your local Compliance Officer. Compliance will conduct the research necessary to identify to you the circumstances under which you may legally and appropriately engage with the identified Government Official(s). Additionally, Compliance will inform you if subsequent preclearance is required for any further contact with the Government Official. Include all of the following in your email: The meeting date. The Government Entity. The Government Official(s) participating in the meeting. The Nuveen employees participating in the meeting. 2. Strictly observe any requirements or conditions attached to Compliance’s approval. For example, you may be required to complete a training course held by the Government Entity’s designated ethics office, track the time and expenses you incur in connection with soliciting the Government Entity, or meet other compliance obligations (see the sidebar below). If your activity triggers any registration or reporting requirements, Compliance will prepare and submit the required materials on your behalf. 3. Preclear all gifts and entertainment to Government Officials as described in the Business Gift and Entertainment Policy. Use PTCC, or if time-sensitive, call the Ethics Hotline, to request gift or entertainment pre-clearance involving one or more Government Officials. If you are dedicated to a single affiliate, you can contact your local Compliance Officer to request pre-clearance, who in turn coordinates with Compliance. Be aware that some states and municipalities prohibit gifts or entertainment of any type, form, or value. As with solicitations, if circumstances are such that preclearance of entertainment is not feasible, after-thefact reporting, within two business days of the event, is permissible. Note that after-the-fact reporting incurs the risk of inadvertently violating state and/or local municipal laws. 4. Be sure that any third-party solicitors are contractually prohibited from soliciting Government Entities. Exceptions to this restriction may be made based on facts and circumstances. Contact Compliance or your local Compliance Officer for more information. Potential Additional Requirements Government Entities may request that you complete certain ethics-related disclosures or certifications. You may receive these in connection with a solicitation, an RFP, or an investment advisory agreement with the entity. Contact Compliance or your local Compliance Officer before submitting any forms or other information back to the entity. Examples of disclosures and limitations include: • Placement agent disclosure form. Some Government Entities classify individuals soliciting business from the entity as “placement agents” and require them to submit a form disclosing certain information, such as about their compensation and about gifts and campaign contributions to Government Officials. • Lobby law reference. In some cases, soliciting a Government Entity may trigger registration and/or reporting as a lobbyist and may require a certification of compliance with relevant lobby law or disclosure of registered lobbyists. Classification as a “public official.”The existence of an investment advisory agreement with a Government Entity can cause certain Nuveen employees to be considered “public officials” and thus subject to the ethics requirements that apply to such officials. • Gift policies. Some Government Entities adopt special restrictions on gifts, including hospitality and entertainment, from current or prospective vendors. Others require the disclosure of gifts to Government Officials or certifications of compliance with laws and policies limiting or prohibiting gifts. • Restrictions on communications. Often referred to as a “blackout” period or a “cone of silence,” these restrictions may prohibit Nuveen and its employees from contacting representatives of the Government Entity while there is a pending search or RFP. 13 Nuveen State and Local Government Entities PolicyPage 2 of 3

Nuveen Investments Compliance January 2014 Situational Examples Example 1 a.Bob, a Nuveen employee, is at a conference and sits next to Janet, an investment official of a municipal pension fund. They begin casually discussing golf during the break. Preclearance/ notification not required. The conversation is casual and does not involve any defining elements of a solicitation. b.Janet mentions that they are seeking a new investment adviser. Bob decides to request a meeting with Janet’s team to discuss the potential business opportunity. Preclearance/notification required. Bob is now seeking to solicit a Government Official. c.Janet informs Bob that she cannot meet with him because an RFP has been issued and they are prohibited from speaking with prospective bidders. Bob decides to submit a response to the RFP. Preclearance/notification not required. Preparing and submitting a response to an RFP is not a solicitation. d.Independent of the RFP process, Bob decides to contact a board member of the pension fund to encourage him to support Nuveen’s bid. Preclearance/notification required. This communication is outside the formal RFP process. Example 2 a. John, a recently hired Nuveen employee, wants to build relationships with prospective clients. He decides to send a Nuveen capabilities book to various public pension systems. Preclearance/notification not required. Sending unsolicited general marketing information does not require Preclearance/ notification. b.John decides to call a county retirement system in his territory to see if they are seeking a new investment adviser. Preclearance/ notification not required. This is an initial call to determine if there is a potential business opportunity. c.The county retirement system confirms they are looking for a new investment adviser. Preclearance/notification required. Any subsequent contact from John is considered a solicitation. d.John schedules a sales meeting with an investment consultant representing a state retirement system. Preclearance/notification required. A sales meeting with the investment consultant is usually considered a solicitation of the Government Entity. Example 3 a.Sue, a Nuveen employee, is staffing an exhibition booth at a conference for government investment officers. She hands a brochure containing an overview of Nuveen affiliates and offerings to Tom, a municipal investment officer. Preclearance/notification not required. The brochure is general marketing information. b.Tom then asks Sue for information about Nuveen’s small-cap strategy. Sue hands him a brochure with general information about the small-cap strategy. Preclearance/notification not required. This brochure is also considered general marketing information. c.Sue offers to set up a meeting with Tom to discuss the small-cap strategy in more detail. Preclearance/notification required. Sue can schedule the meeting, but she must get preclearance or promptly report the contact within 2 business days. d. Related Policies The topics covered in this policy are closely related to those covered in two other policies. Business Gifts and Entertainment Policy Before offering (or accepting) any gifts or entertainment involving Government Officials, consult Nuveen’s Business Gifts and Entertainment Policy. All terms of that policy apply, including: All general rules, such as prohibitions on cash gifts, excessive gifts or entertainment, the soliciting of gifts or entertainment, and any quid-pro-quo understandings. All rules on reporting and preclearance, including the more restrictive terms that apply to any gifts or entertainment offered to Government Officials. Global Anti-Corruption Policy Before engaging in activities with a non-U.S. government official, consult Nuveen’s Global Anti-Corruption Policy. See the full policy documents for details. 14 Nuveen State and Local Government Entities PolicyPage 3 of 3

Nuveen Investments Compliance January 2014

NUVEEN Investments

Electronic Communications Policy

Including Rules on Equipment Usage

Summary and Scope

What this policy is about

Establishing restrictions and requirements for the proper use of Nuveen Equipment and the avoidance of any communications (including Social Media) that could create legal, regulatory, or reputational risks for Nuveen and its employees.

Who this policy applies to

- All Permanent Employees.
- All Nuveen interns.
- Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Compliance with this policy involves knowledge of the rules as well as the need for good judgment. Following both the letter and spirit is essential to protecting Nuveen Information and using Nuveen Equipment in a productive, ethical and lawful manner.

If you use Nuveen Equipment, you are considered to be familiar with this policy and to have agreed to its terms. Violations of this policy can lead to disciplinary action (up to and including termination of employment).

Your use of Nuveen Equipment is not private. Any and all communications, documents, files, data, or other information that in any way involve Nuveen Equipment are considered Nuveen property. Your use of Nuveen Equipment, including materials created or stored on Nuveen Equipment, is subject to monitoring and review at any time without notice and for any purpose.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Electronic Communications Email, instant messages, SMS messages, MMS messages, and all other forms of electronic communication. Instant messages are typically sent from one screen name to another through a host site. SMS messages ("texting") and MMS messages (text messages containing photos, video, or other non-text content) are sent directly between phone numbers. Telephone calls and voice-mails are not considered Electronic Communications.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC.

Nuveen Equipment Any device or system that is owned, leased, or furnished by Nuveen, and is used to process, transmit, store, or communicate any Electronic Communication. Examples include email accounts, internet and intranet access systems, networks, computers, tablets, portable storage media, smartphones, printers, copiers, scanners, fax machines, and wireless network adaptors.

Nuveen Information Any written language, image, video, data, software code, or other business-related information generated or used by Nuveen for business purposes, as well as any other type of information that is created, transmitted, or stored on Nuveen Equipment.

Nuveen Non-Public Information Any Nuveen Information that has not been made public by Nuveen.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Social Media Any internet site or electronic communication network that allows the posting or transmission of information. Common examples include Facebook, LinkedIn, Twitter, Pinterest, Instagram, and YouTube, as well as any forum, chat room, or other virtual facility where an individual may post questions or comments.

NUVEEN ASSET MANAGEMENT SYMPHONY NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS Winslow Capital

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Restrictions and Requirements Rules Concerning Nuveen Equipment and Nuveen Information 1. Use Nuveen Equipment for business purposes. Personal use is allowed, but only if it is incidental and occasional. Be sure your personal use does not incur costs to Nuveen, does not distract your colleagues, and does not interfere with your fulfillment of your job responsibilities. 2. Use only Nuveen-approved software or equipment for Nuveen business. Use of any other type of software or equipment can compromise the security of Nuveen Non-Public Information. It also can affect the proper documentation and archiving of information, which can interfere with Nuveen’s business operations and its legal and regulatory responsibilities. 3. Never use a third-party email service for Nuveen business without prior approval. This extends to the use of third-party secure e-mail tools. If a business partner asks you to communicate using any portal or technology other than Nuveen’s Outlook or Bloomberg services, contact your local Compliance Officer before your first use of the tool. 4. Get advance approval before installing onto Nuveen Equipment any software or application that you intend to use for Nuveen business communications. This also applies to any personal mobile device enrolled in the BYOD (Bring Your Own Device) program. For approval, contact your local Compliance Officer or the Nuveen Service Support Center (312-917-8110). 5. Do not use public or personal sites to store or share Nuveen Information. This includes any cloud sites, personal storage sites, or data back-up sites not specifically provided or approved by the IT Security Team (312-917-9700). If you have a Nuveen-issued device, do NOT use any cloud storage feature without advance approval from the IT Security Team. 6. Never use Nuveen Equipment for illegal or inappropriate actions. This extends to both personal and business uses, and applies equally to intentional actions and to actions resulting from carelessness or insensitivity. See the sidebar at right for examples. 7. Never use Nuveen Equipment to access inappropriate sites. Nuveen blocks many sites that are not appropriate or relevant to its business activities. Never try to undo or circumvent the blocking. Even if a site is not blocked, you are responsible for using good judgment as to whether it is appropriate for you to access. If access to a site that has been blocked or might otherwise be considered inappropriate is necessary in connection with your job function at Nuveen (for instance, if you are an analyst who covers video game companies), contact your local Service Support Center to request an exception. 8. Use only approved signature blocks. Use an appropriate Nuveen email signature block, with no changes, deletions, additions, or other customization beyond inserting your name and contact information. For details, go to signature.nuveen.com. 9.Always get pre-approval from the Marketing Review Center Compliance Team before using Social Media for Nuveen business. In addition to branding and reputation considerations, distribution of Nuveen Information via Social Media has recordkeeping and supervisory implications. See the next page for rules on personal usage of Social Media. Examples of Illegal or Inappropriate Actions Sending or forwarding communications that could reasonably be perceived as offensive or discriminatory, such as sexually explicit or suggestive material, racial slurs, or derogatory remarks concerning age, weight, intelligence, character, sexual orientation or other personal characteristics. Maliciously altering software, files, or Electronic Communications. Sending anonymous Electronic Communications. Representing your personal opinion as being that of Nuveen. Starting or forwarding chain letters. Letter bombs (sending repeated communications in order to interfere with the recipient’s account or systems). Hacking (attempting to breach or circumvent security features or system restrictions). Spamming (sending bulk unsolicited communications except as approved by Nuveen). Spoofing (sending communications falsely identified as being from another source). Phishing (sending communications designed to trick recipients into disclosing personal or financial information). 16 Nuveen Electronic Communications PolicyPage 2 of 3

Rules Concerning Personal Actions and Personal Equipment 1. Never use a personal communications channel (such as an email, text, or messaging account) to communicate with others about Nuveen business. This applies even if you use Nuveen Equipment to access the personal communications channel. You can access your Nuveen email account from any computer using Webmail Access (OWA), and you can use personal equipment that has been set up with a specific Nuveen application through the BYOD program. 2. When engaging in Social Media for personal use, do not discuss Nuveen or topics related to Nuveen’s business. The nature of financial services creates a high risk that any employee’s personal views and statements on financial topics will be perceived as reflecting the firm’s views, or as de facto marketing. For this reason, it is very important to strictly observe the boundaries between the personal realm and the business realm in your personal use of Social Media. The personal use of Social Media by anyone subject to this policy has the potential to create legal liabilities for Nuveen or damage its business reputation. It is essential that you take all appropriate measures to prevent Social Media activities that are personal from being perceived as connected to or endorsed by Nuveen in any way. Specifically, when using Social Media for personal purposes, you must observe all of the following rules: Never discuss Nuveen Funds or any other Nuveen products or services, either as an originator of a message or a commenter. Never contribute any investment-related commentary in any public forum (such as blogs, chat rooms, or other postings), even if you do not refer to Nuveen or disclose your Nuveen affiliation. Do not “favorite,” “like,” “retweet,” or otherwise recommend or endorse any other Nuveen products or services. You may “follow” an official Nuveen presence on Twitter or other Social Media, but you must not respond in any fashion. Do not divulge your affiliation with Nuveen on a Social Media site except for those related to employment and professional business networking; in such cases, you must not misrepresent your position or status at Nuveen. 3. Do not set up email autoforwarding from any Nuveen address to any personal address. In addition, limit the information you manually forward to any personal address. Forwarding to any address outside Nuveen puts Nuveen Non-Public Information at risk. In no instance are you permitted to forward any customer or prospect confidential or personally identifiable information to a personal address. The existence of Nuveen Information in a personal email account can also open that account to legal discovery, including emails that were not created or transmitted on Nuveen Equipment. Related Policy: Information Security The topics covered in this policy are closely related to those covered in Nuveen’s Information Security Policy. In particular, note that it requires employees to: promptly report any lost or stolen equipment to your local Service Support Center properly use and store all Nuveen Non-Public Information, guarding it carefully against theft, loss, or accidental disclosure The Nuveen Information Security Policy also provides guidelines for classifying and labeling Nuveen Non-Public Information. See the policy for complete details. Symphony Asset Management LLC and Winslow Capital Management, LLC employees: see your own respective versions of the Information Security Policy. Guidelines for Writing Electronic Communications Tone Write clearly and directly. Avoid language that is meant to be sarcastic, ironic, or in jest — in writing, such language can easily be misinterpreted. Avoid exaggeration for the same reason. Context The context surrounding a communication may not be apparent to those outside it or when examined later (in some cases, the context may include phone calls, in-person conversations or other non-documentable communications). In replies and communication threads, be clear which statements your responses apply to. Write complete thoughts. Avoid saying anything that could appear inflammatory or inappropriate when taken out of context or if shown to the wrong person. Content Certain content requires advance approval or the inclusion of disclosure information. Always review your emails and other communications for appropriateness of content and for any information that could require disclosure or Compliance approval. Recipients Limit recipients to those who truly “need to know.” If sending or forwarding attachments or links, assess the appropriateness of the material for each of your recipients. For instance, it would not be appropriate to send any Nuveen Internal Use Only information to an outside party. Note that Electronic Communications (like any other communications) that are broadly disseminated outside of Nuveen may be considered advertising that is subject to pre-approval. Contact the Marketing Review Center Compliance Team or your local Compliance Officer for further details. Review Before sending, look for missing words, false autocorrections, and other mistakes. Try to intentionally misread your message to see if it might contain a meaning or tone you don’t wish to convey. Ask yourself how your message would look to an outsider. 17 Nuveen Electronic Communications PolicyPage 3 of 3

Nuveen Investments Compliance October 2014

NUVEEN Investments

Global Anti-Corruption Policy

Summary and Scope

What this policy is about

Establishing restrictions and requirements to help ensure that Nuveen employees do not violate certain laws or regulations concerning bribery.

Who this policy applies to

All Permanent Employees. All

- Nuveen interns.
- All consultants or temporary workers.
- Nuveen Directors who are not Nuveen employees have their own version of this policy and therefore are not subject to this one.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Non-US Government Recipient Any individual or entity that meets any of the following criteria with respect to any government or political party *outside* the United States (including within the UK):

- is an employee of any government entity or subdivision (including, for example, a government hospital or utility)
- is an officer or employee of any company that is government-controlled or is at least 50% government-owned
- an elected official, a candidate for public office, or an official of a political party, or a political party itself
- is acting on behalf of a government entity, even if just temporarily
- is an officer, employee, or representative of a public international organization, such as the World Bank or the United Nations

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Recipient Any Non-US Government Recipient or UK Recipient.

Third-Party Agent Any agent, including dealers, engaged to perform marketing activities outside of the United States on behalf of Nuveen. Permanent Employees and Nuveen consultants are not considered Third-Party Agents.

UK Recipient Any current or prospective Nuveen client (including non-government parties) that is either based in the UK or whose Nuveen relationship is handled by a UK-based Nuveen employee.

Important to understand

Compliance with this policy involves knowledge of the rules as well as the need for good judgment. Following both the letter and spirit is essential to ensuring that Nuveen and the firms it works with do not violate anti-corruption laws. If you have any question about this policy, including whether an individual is a Recipient or whether a particular activity would be considered a policy violation, see the box below.

Nuveen has a zero-tolerance policy for corruption. Violations of this policy can lead to disciplinary action (up to and including termination of employment), and may also be referred to outside authorities for civil, criminal, or regulatory proceedings. Even conduct that merely creates the appearance of impropriety can be grounds for disciplinary action.

This policy relates to, and overlaps with, other Nuveen policies. For example, Nuveen's Business Gift and Entertainment Policy, which is also aimed at preventing corruption, applies both outside and inside the US, and applies to government as well as non-government recipients. Political contributions and charitable contributions are other areas where policies overlap. You are responsible for knowing which policies apply, their meaning, and how to address any gaps or discrepancies between policies.

Who to Contact

For questions about this policy Your manager, your local Compliance Officer, the Global Anti-Corruption Officer, or the Ethics Office

To report "red flags" The Ethics Office or the Global Anti-Corruption Officer

To obtain pre-clearance The Ethics Office; if desired, you can also ask your local Compliance Officer to coordinate with the Ethics Office

To report known or suspected policy violations The Global Anti-Corruption Officer

Contact Information

Ethics Office (312-917-8000 or compdept@nuveen.com)

Global Anti-Corruption Officer: Charles Mathys
Nuveen Investments, Inc.
333 W. Wacker Drive
Chicago, IL 60606

Direct line: (312) 917-8047
Fax: (312) 917-6912
Charles.Mathys@nuveen.com

NUVEEN ASSET MANAGEMENT SYMPHONY NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS Winslow Capital

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Restrictions and Requirements General Matters Relating to All Recipients 1. Never propose, initiate, participate in, agree to, or permit any arrangement that represents, or could be perceived as representing, an exchange of value in return for favorable treatment from a Recipient. This rule applies extremely broadly. It applies to gifts and entertainment, to hiring decisions, and to political and charitable contributions. It applies to promises of a desired outcome and to threats of an undesired outcome. It applies to things tangible and intangible, and to direct and indirect transmission or receipt of value. It also applies to all Recipients, whether clients, prospects, business partners, competitors, and past, present, or prospective employees. Any consideration involving a Recipient that is given or withheld on the basis of any improper condition, whether stated or implied, is a violation of this policy. Note that this means, for example, that even gifts or entertainment that are modest enough that they would normally be allowed are prohibited if they are tied to any particular favor or outcome. Note also that even when your behavior is fully consistent with all applicable restrictions, you must take all appropriate steps to ensure that the Recipient, and if possible his or her colleagues, are not under the impression that any improper benefit is intended or desired. 2. Never make any facilitation payments to a Recipient. Facilitation or “grease” payments — typically defined as small payments to officials for performing a duty that they are supposed to perform as part of their job — are not allowed. In very extreme cases (such as to avoid imminent physical danger), an exception may be granted, but you must immediately report the situation to the Global Anti-Corruption Officer, and will need to thoroughly document the conditions that would justify the exception. 3. Never pay for any business-related expense without seeking reimbursement from Nuveen. Doing so creates the appearance of impropriety and deprives Nuveen of a level of transparency and documentation that it is legally required to maintain. Always seek reimbursement through Concur, Nuveen’s expense reimbursement system, for anything of value you provide to a Recipient, or to any other individual or entity at the behest of a Recipient. Your manager is responsible for reviewing your reimbursement requests, and may consult with Compliance or Legal if appropriate. Note that Concur is for reimbursement purposes only, and that you must separately file, through the channel(s) indicated for that purpose, any other required reports. 4. Never do anything that would have the effect or appearance of circumventing applicable restrictions. Never induce, or allow others to engage in, any action that violates Nuveen policy or any other applicable law, regulation, or policy. Nuveen — and you personally — can be held respon- sible for any violations committed by others who are acting on your instructions, or who believe they are. You can even be held responsible for violations that occurred because you turned a blind eye or were otherwise insufficiently vigilant in preventing them. 5.Always keep adequate records and documentation. Proper documentation is critical to detecting and deterring corruption and to establishing that you and Nuveen have been complying with this policy and other applicable restrictions. At any time, you may be asked to account for business-related expenses or any Nuveen resources that were placed in your control, including where they went and for what purpose. In all hiring and business negotiations where this policy applies, keep detailed notes and ensure that the written documentation reflects every material dimension of the process and any final understanding. Make sure that all payments and other compensation to Third-Party Agents are recorded accurately, in reasonable detail, and in a timely fashion. Never create or use undisclosed or unrecorded accounts for any purpose. False, misleading, incomplete, inaccurate, or artificial entries in the books, records, or accounts of Nuveen are prohibited. 6. Promptly report any actual or possible violations of this policy. Every person subject to this policy has an affirmative duty to report violations, and to do so without delay. This includes known, suspected, or attempted violations on the part of any individual who is subject to this policy (including you) or on the part of any Recipient or Third-Party Agent. It also includes any actions designed to evade this policy. See “Who to Contact“on page 1 for the reporting instructions you must follow. In support of these obligations to report, Nuveen strictly prohibits any retribution or retaliation against anyone who, in good faith, has sought advice, has reported an actual or possible violation of this policy, or has refused to engage in conduct that violates this policy, even if their refusal has caused Nuveen to lose business. Additional Rules Concerning Interactions with UK Clients and Investors Under the U.K. Bribery Act, both giving and receiving bribes related to commercial parties or government officials are prohibited. In addition, the U.K. Bribery Act prohibits both direct and indirect bribery of government officials, meaning that it is prohibited to provide a financial advantage to any person with the purpose of influencing a government official to obtain or retain any business. 19 Nuveen Global Anti-Corruption PolicyPage 2 of 11

Gifts, Entertainment, Travel, and Lodging Pre-approval and Reporting of Gifts 1. Obtain pre-approval from the Ethics Office before providing or offering a gift of value to a Non-US Government Recipient. In general, Nuveen discourages gifts to government officials. However, to the extent a gift to a Non-US Government Recipient is customary, it may be permitted so long as it meets ALL of the following criteria: the value of the gift, combined with the value of all other gifts you have given to the same individual in the previous 12 months, is less than USD 100 the value is not excessive for the circumstances the gift is consistent with generally accepted business practices for the country and industry involved the gift is not cash or a cash equivalent (such as checks, cash-redeemable gift cards, vouchers, securities, or loans) to your knowledge, the gift does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Non-US Government Recipient is subject the gift is not intended to influence the business decisions of the person involved Your request for pre-approval must include all material information available to you at the time. 2. Report all gifts that you provide to Non-US Government Recipients or UK Recipients. For each gift, properly document all of the following, and report them through PTCC: the occasion for the gift the Recipient the Recipient’s organization and position the nature of the gift the value of the gift the fact that the gift was approved by the Ethics Office (unless no such approval was granted) As an exception to this rule, you may give promotional items — meaning items of nominal value (generally USD 50 or less) that carry a Nuveen logo — with no reporting necessary on your part. Considerations Concerning Gifts 3. Distinct from pre-approval and technical compliance, consider the context before providing or offering a gift to a Non-US Government Recipient or UK Recipient: What organization(s) does the potential Recipient represent, and what is the Recipient’s role in that organization? What is the reason for offering the proposed gift (for example, holiday, birthday, promotion)? Is there any reason to believe that the proposed gift will affect the outcome of a government or business decision in which Nuveen has an interest? Is there any reason to believe that the proposed Recipient(s) may consider the gift to involve any quid pro quo? Is there any reason to believe that the proposed gift could look improper to an outside observer? Pre-approval of Entertainment 4. Obtain pre-approval from the Ethics Office before providing or offering entertainment of any value to Non-US Government Recipients. Meals and modest entertainment associated with legitimate business activities are generally permissible, such as providing lunch for a Non-US Government Recipient who is visiting a Nuveen office for a meeting. Any entertainment must meet ALL of the following criteria: the value is not excessive for the circumstances the entertainment is consistent with generally accepted business practices of the country and industry the entertainment is not intended to improperly influence the business decisions of the person(s) involved to your knowledge, the entertainment does not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Non-US Government Recipient is subject you will be present (if not, the event is considered a gift, and is subject to the more restrictive limits concerning gifts) the entertainment has a legitimate business purpose to Nuveen you have received pre-approval for the entertainment from the Ethics Office, based on a request that includes all material information available to you at the time Considerations Concerning Entertainment 5. Distinct from pre-approval and technical compliance, consider the context before providing or offering entertainment to a Non-US Government Recipient or UK Recipient: Who are the government officials or private individuals to be invited to the event, what are their titles, and what organizations do they each represent? What is the business purpose of the entertainment? What is the nature of the event (for instance, the setting or activity)? Is there any reason to believe that the proposed entertainment will affect the outcome of a government or business decision in which Nuveen has an interest? Is there any reason to believe that the proposed Recipient(s) may consider the entertainment to involve any quid pro quo? Is there any reason to believe that the proposed entertainment could look improper to an outside observer? 20 Nuveen Global Anti-Corruption PolicyPage 3 of 11

Pre-approval of Travel and Lodging 6. Obtain pre-approval from the Ethics Office before providing or offering any air travel or lodging, or reimbursement for same, to Non-US Government Recipients or UK Recipients. Nuveen does not commonly pay for the air travel and lodging costs of these Recipients. However, in rare instances Nuveen may pay for these costs (for instance, when the Recipient visits Nuveen’s facilities for high-level meetings or educational events). Any air travel and lodging expenses must meet ALL of the following criteria: the value is not excessive considering the circumstances and the authority of the person(s) receiving the travel or lodging the travel and lodging are consistent with generally accepted business practices of the country and industry the travel and lodging are not intended to improperly influence the business decisions of the person(s) involved to your knowledge, the travel and lodging do not violate any applicable Nuveen policy or any law, regulation, or entity policy to which the Recipient is subject you will be present at the event associated with the travel and lodging the travel has a legitimate business purpose to Nuveen Nuveen is not paying for expenses for any non-businessrelated stopovers or other activities (other than minimal side trips while at the business destination) Nuveen is not paying for expenses for any individual who is accompanying an invitee but whose presence is not directly necessary to the business purpose at hand Nuveen is not providing any per diem or pocket money to any Recipient any leisure activities hosted by you or Nuveen comply with entertainment and expense guidelines you have received pre-approval for the travel plans and expenses from Compliance, based on a request that includes all material information available to you at the time To ensure transparency, Nuveen sends out invitation letters to the customer or government agency that includes the proposed itinerary and details the expenses Nuveen will pay for. Wherever possible, you should ensure that Nuveen pays for all allowable travel expenses directly. In some circumstances, Nuveen may be able to reimburse invitees who have paid for their own travel and lodging, but such reimbursement is possible only when all necessary receipts or other documentation are submitted to Nuveen. Invitees are not prohibited from bringing guests (such as a spouse, family members, friends, or personal assistants) or from adding stopovers and side trips for pleasure. However, the invitee must pay all travel and lodging costs associated with his/her guests and with any non-business activities they add to the itinerary or schedule. Considerations Concerning Travel and Lodging 7. Distinct from pre-approval and technical compliance, consider the context before offering to arrange for Nuveen to pay for travel or lodging expenses for Non-US Government Recipients or UK Recipients: Who are the government officials or private individuals for whom travel or lodging costs are requested, what are their titles, and what organizations do they each represent? What is the business purpose of the trip? Do the officials or private individuals have any roles in connection with current or potential Nuveen business? What is the proposed travel itinerary? Does the itinerary include any stops at locations where Nuveen does not have offices or operations? What are the travel and accommodation standards for airlines (for instance, first, business, economy) and hotels (for instance, luxury, business, modest, other)? Is there any reason to believe that the proposed trip will affect the outcome of a government or business decision in which Nuveen has an interest? Is there any reason to believe that the proposed Recipient(s) may consider the trip to involve any quid pro quo? Is there any reason to believe that the proposed trip could look improper to an outside observer? 21 Nuveen Global Anti-Corruption PolicyPage 4 of 11

Situational Examples —— Gifts, Entertainment, Travel, Lodging Example 1 —— Gifts During a Nuveen-sponsored program related to the introduction of a new investment product outside the United States, a Non-US Government Recipient notices promotional shirts, hats, and pens bearing the Nuveen logo and asks you if he can have three or four of each. Analysis: So long as it’s not a violation of law in the government official’s country, the request is permissible, because the items are all Nuveen-emblazoned promotional materials of modest value. Example 2 —— Meals and Entertainment A Nuveen employee based in New York City takes a UK Recipient out to lunch. The bill for the two of you is $120. Analysis: The expenditure is not so large ($60 for the UK Recipient) as to be considered impermissible, so long as it complies with local law and custom. Note, however, that if the investor is a Non-US Government Recipient, you would need pre-approval. Example 3 —— Travel Nuveen is sponsoring a training conference. You know a Non-US Government Recipient in a neighboring country who would be interested in attending and you recommend that Nuveen invite her and pay for her travel. Analysis: The travel is permissible under certain conditions. The training serves a legitimate business purpose, so Nuveen may pay for the travel under this policy so long as the expenses are reasonable. But extravagant expenses (such as a first-class ticket or conspicuously luxurious accommodations) might be “red flags.” The travel must be pre-approved and documented. Example 4 —— Travel Involving Friends and Family Under the previous scenario, the Non-US Government Recipient asks to bring her spouse. Analysis: Nuveen must not pay for the travel expenses of friends or family members of the Non-US Government Recipient. She may bring her spouse, but she will have to pay for the spouse’s travel expenses. Example 5 —— Travel Involving Stopover Nuveen flies a Non-US Government Recipient to Chicago for a business meeting. He asks if he may stop in Las Vegas on the way back home. Analysis: The Non-US Government Recipient may stop in Las Vegas, but he must pay for all expenses associated with the stopover. Nuveen cannot pay for any stopovers that are not directly connected to the business purpose of the travel. 22 Nuveen Global Anti-Corruption PolicyPage 5 of 11

Charitable and Political Contributions Pre-approval of Contributions 1. Obtain pre-approval from the Ethics Office before providing or offering any charitable donations in connection with Non-US Government Recipients or UK Recipients. This applies to contributions funded by Nuveen or solicited, arranged, or funded by you. Making a charitable contribution at the request of a Recipient is not prohibited, but all donations must be made in accordance with our high ethical standards and in compliance with all applicable laws. In addition, any charitable donations made in this context must meet ALL of the following criteria: the request for the donation has been made in writing the payment of the donation will be going directly to the charity and not to any intermediary, agent, or other payee the donation will not confer a personal benefit on any Recipient and is not part of any exchange of favors the donation is consistent with Nuveen’s philosophy and pattern of charitable giving, or with yours the donation is made either in your name or Nuveen’s name (depending on the final source of funding) you have received pre-approval for the donation from the Global Anti-Corruption Officer, based on a request that includes all material information available to you at the time the recipient is a bona fide charitable organization that is free from any known ties to illegal activities 2. Obtain pre-approval from the Ethics Office before making any political contributions in connection with Non-US Government Recipients. Such contributions are limited to USD 150, are not eligible for reimbursement (you must pay for them personally), and are discouraged. Considerations Concerning Contributions 3. Distinct from pre-approval and technical compliance, consider the context before making any charitable donations associated with Non-US Government Recipients or UK Recipients: Has any due diligence been conducted on the potential charitable organization? Does Nuveen have a prior relationship with the potential charitable organization? How did this particular request first come to Nuveen’s attention? Is anyone who has communicated with Nuveen concerning the requested contribution a Non-US Government Recipient or UK Recipient? Is the potential recipient a government institution or agency (for example, a public hospital)? If the potential recipient is not a government institution or agency, is any government official, or any individual who does business with Nuveen or is affiliated with entities that do business with Nuveen, affiliated with the party making the request (as a board member, known supporter, etc.)? Why is it in Nuveen’s or your interest to make the requested contribution? Could Nuveen or you fairly be criticized or embarrassed if it makes the contribution? Situational Example —— Charitable and Political Contributions A Non-US Government Recipient, who is also the manager of a fund that is a Nuveen investor, tells you that he is the Fundraising Committee Chair for his former university. He asks whether Nuveen would be interested in making a contribution to the university. Analysis: This request calls for further inquiry. It should be considered whether the requesting Non-US Government Recipient would receive some intangible benefit from his former university, or whether he appears to be attempting to link the contribution to any decisions with respect to his fund’s investments in Nuveen. The analysis would be different if the request was for a contribution to a government-sponsored disaster-relief fund recently established to aid victims of a recent earthquake in the official’s country, particularly if it was clear that other companies were being asked to make similar contributions. In that case, the official would be doing his official duty in soliciting contributions for the earthquake fund. Moreover, the direct beneficiary of the contribution would be the government, not some institution important only to the requesting official. 23 Nuveen Global Anti-Corruption PolicyPage 6 of 11

Hiring Individuals with Government or Business Connections 1. Never hire a Non-US Government Recipient or UK Recipient, or an individual associated with such a Recipient, in order to gain an improper benefit. While there is no absolute prohibition on hiring Non-US Government Recipients or UK Recipients and their associates (including friends, relatives, and candidates recommended by them), always exercise caution. You must never recommend, advance, or approve the hiring of such persons if you are aware of any reason to believe that the hiring may involve an effort to influence or secure an improper benefit for Nuveen, or may create the appearance that such a benefit exists. In addition, you must never create a position solely to provide employment for a specific individual, or tailor a job description to match a specific individual. 2. Use Nuveen’s ordinary hiring processes; do not give special treatment to Non-US Government Recipients or UK Recipients or their associates. Any evaluation and engagement of candidates who are Non-US Government Recipients or UK Recipients, or who are associated with such a Recipient as described in #1 directly above, must be done through Nuveen’s normal hiring process: All candidates for the job must be evaluated on the same criteria. You must not represent or imply to any candidate, or to anyone else, that the candidate will get the job or will receive special consideration. You must not attempt to improperly influence the hiring process, such as by asking that an individual be hired as a favor to you or by falsely represent their qualifications. If a candidate is in a capacity to influence a business outcome for Nuveen, use extreme caution in discussing employment or consulting opportunities with that candidate. You must notify the Global Anti-Corruption Officer before hiring anyone who is a Non-US Government Recipient or UK Recipient or an associate of one. Courtesies that you would ordinarily extend to any other job applicant are acceptable. For example, you may do any or all of the following: Accept a recommendation on hiring and pass it on to the appropriate department for consideration: Thank the individual for the recommendation. Advise the individual that Nuveen has a centralized hiring process which is transparent and that decisions are made through a documented hiring process. Accept a résumé or letter of recommendation from the individual and pass it on to Human Resources or the appropriate person responsible for filling the job vacancy at issue. Assure the individual that the suggested candidate will receive appropriate consideration on the same basis as other candidates. Situational Examples —— Hiring Individuals with Government or Business Connections Example 1 You are visiting a Non-US Government Recipient. At the end of the meeting, he mentions that his son is looking for a job and asks whether there might be a position at Nuveen. The Non-US Government Recipient does not in any way imply that the decision on hiring his son will affect his decision to invest in Nuveen’s funds or products. Analysis: You may offer general information on Nuveen’s hiring procedures, take the son’s name and résumé, and forward it to Human Resources to be considered on the same basis as other candidates. Example 2 Under the same scenario, the Non-US Government Recipient implies that he will make a larger investment if his son is hired. While the Non-US Government Recipient does not state this directly, his meaning is plainly understood by the salesperson. Analysis: The son is now ineligible for a job at Nuveen because the request was linked, albeit indirectly, to investment in Nuveen’s funds or products. Example 3 An employee of a private distributor for Nuveen’s funds has done a good job promoting the funds, and you work well together. Your division has a position that will be opening up in a couple of months (which you are not in charge of filling), and you think this person would be an excellent candidate. However, you also know that she is responsible for the distributor’s contract with Nuveen, because she recently completed the negotiations for a three-year renewal of the contract. Analysis: You may mention the upcoming position to the person and tell her you think she would be a strong candidate. If she expresses interest, you can encourage her to apply through the normal channels, but you should make it clear to her that you cannot make any promises. With the distributor’s recent contract negotiations with Nuveen complete, there is little risk that she would be in a position to give Nuveen an improper advantage in anticipation of a positive hiring decision by Nuveen. Example 4 Under the same scenario, the contract with the distributor will come up for renewal in one month, and you are the person in charge of hiring the new employee. Analysis: Even though corrupt motives may be the furthest thing from your mind, your analysis of how the situation could look to an outsider should alert you to a possible appearance of quid-pro-quo. Specifically, it might appear that the employee’s hiring by Nuveen was a reward to her for giving Nuveen improper consideration during the contract negotiations. As a result, you should not discuss any potential hiring of the distributor’s personnel, at least until after the negotiations of the distributor’s contract with Nuveen are complete. 24 Nuveen Global Anti-Corruption PolicyPage 7 of 11

Summary of Rules Applicable to Non-US Government Recipients and UK Recipients ALWAYS Always consider the context of any gift, entertainment, travel, or lodging. For Non-US Government Recipients, always get pre-approval before giving a gift. Always report gifts given to, or received from, a Recipient (excluding promotional items), using PTCC. For Non-US Government Recipients, always get pre-approval before providing or offering entertainment of any value. Always get pre-approval before providing or offering any air travel or lodging, or reimbursement for same. Always ensure that Recipients pay for any guests they bring and pay for any non-business activities they add to their itinerary. Always get pre-approval before giving any charitable or political contributions in connection with a Recipient. Always keep adequate records and documentation. Always submit business-related expenses to Nuveen for reimbursement. Always use Nuveen’s ordinary hiring processes; do not use different criteria or give special treatment to a Recipient or an associate of one. Always notify the Global Anti-Corruption Officer before hiring anyone who is a Recipient or an associate of one (as described in this policy). Always report any actual or possible violations of this policy, and do so promptly. NEVER Never permit, or be part of, a “quid pro quo” arrangement (stated or implied understanding of one thing done in exchange for another). Never make any so-called grease payments (except to avoid physical harm). Never do anything that would be embarrassing to Nuveen, a Recipient, or yourself if it were to appear in the media or be noticed by a regulator. Never permit or encourage anyone to do something that violates law, regulation, or policy. Never do anything that would have the effect or appearance of circumventing a restriction. Never falsify records or omit material facts. Never give anyone more than USD 100 worth of gifts in any 12-month period. Never hire anyone, or tailor a job for a specific person, in order to gain an improper benefit. KEEP IN MIND • Events that would normally be considered entertainment are considered gifts (and thus subject to more restrictive limits) unless both a Nuveen employee and a Recipient are present. All entertainment must have a legitimate business purpose. You do not need to report gifts of low-value items that carry a Nuveen logo. Wherever possible, Nuveen should pay for all entertainment, travel, and lodging directly. Concur is for reimbursement only; you may still need to file reports for other purposes. The UK has stricter laws than other countries; see the box on page 2 if you are a UK employee or any time you are dealing with a UK Recipient. You will not be subject to any reprisals for sincere inquiries or reports of policy violations, or for following this policy even when it may cause Nuveen to lose business. 25 Nuveen Global Anti-Corruption PolicyPage 8 of 11

Third-Party Agents Selection, Due Diligence, and Reviews 1. Perform all required due diligence before contracting with any Third-Party Agents. While Third-Party Agents are important to Nuveen’s business development plans, it is essential to take all appropriate steps to ensure that Nuveen only engages Third-Party Agents who are expected to conduct themselves in a way that would not create liabilities —— whether civil, criminal, or reputational —— that could be imputed to Nuveen. Any business area seeking to engage a Third-Party Agent must appoint an individual who is responsible for performing all of the following due diligence activities: completing a background review questionnaire (available from the Ethics Office) on the prospective Third-Party Agent and obtaining a copy of the Third-Party Agent’s anti- corruption policy; be sure to specifically identify any red flags (see #3 below) that you may notice reviewing the answers to the questionnaire and, if they appear satisfactory, forwarding the questionnaire and the anti-corruption policy to your manager (or another individual in the management chain above you) ensuring that the manager approves the questionnaire and forwards it, along with the policy, to the Global Anti-Corruption Officer and the Legal Department verifying that the contractual amounts of any commissions or other compensation to be paid to the Third-Party Agent are customary and reasonable for the services provided ensuring that Legal has approved entering into the agreement with the Third-Party Agent affirming that all material terms of the proposed business agreement are represented in the draft contract, and that there are no separate oral agreements or arrangements of any nature getting approval from the relevant business manager for the proposed business terms of the engagement The Global Anti-Corruption Officer and Legal must review all Third-Party Agent questionnaires and policies submitted to determine whether additional actions must be taken prior to engaging the Third-Party Agent. The applicable Nuveen entity will maintain all documentation related to the Third-Party Agent. 2. Re-perform the due diligence for each Third-Party Agent once a year. Each business area that has contracts with Third-Party Agents must appoint an individual who is responsible for refreshing the due diligence on each Third-Party Agent at least annually. Similar to the initial due diligence process, the relevant business area will complete the annual review questionnaire, arrange for manager approval and forward the questionnaire to the Global Anti-Corruption Officer and the Legal Department for their review. The business area will also mail to each Third-Party Agent the required annual reminder of their requirement to comply with anti-corruption principles. Interactions and “Red Flags” 3.Hold Third-Party Agents to Nuveen’s high ethical standards. You must not circumvent Nuveen’s policies and procedures by using a Third-Party Agent to do what Nuveen is prohibited from doing itself. A Third-Party Agent may mistakenly believe that as a local individual or company it enjoys more freedom to “play by the local rules.” However, it is never acceptable for Nuveen’s policies to be circumvented in this manner. Misconduct by Third-Party Agents can create legal, reputational, political, and financial risks to Nuveen —— and to any Nuveen employees who are implicated by virtue of their actions or their duties. 4. Verify that all payments associated with Third-Party Agents are in line with the contract and appear proper in all regards. Each business area that has contracts with Third-Party Agents must make arrangements with the appropriate accounting function within Nuveen to monitor the payment activities associated with each Third-Party Agent. This includes: ensuring that commissions, expenses, and other payments are properly reflected in Nuveen’s accounting books and records and financial statements, and are not falsified or disguised in any way ensuring that no payments of commissions or other compensation are made in cash, to any other person, to bank accounts that are not in the Third-Party Agent’s name, or to an account in a country that is not the country where the services were provided or where the Third-Party Agent has an office 5. Always remain alert for “red flags” and immediately report (as described on page 1) any that you see. This applies not only to relationships with Third-Party Agents but to relationships with any other counterparty, such as a business partner, sub-contractor to the Third-Party Agent, or a government official. While each relationship should be evaluated on its specific facts, there are a number of “red flags” that may signify a heightened risk to Nuveen: a party that should be neutral (such as a government official) recommends a specific person or company to serve as a Third-Party Agent a party seems indifferent to the price it is paying for Nuveen products or other products or services a party requests that payments be made to or through a third-party or to a third-country bank account, or requests other unusual financial arrangements without reasonable explanation a commercial party requests fees that are much greater than the market rate for comparable work without any reasonable explanation a commercial party refuses to certify that it will not take any action in furtherance of an improper payment. a commercial party has a reputation for paying bribes a commercial party requests payment in cash a commercial party is not listed in standard industry directories, or is unknown to people knowledgeable about the industry a background check of a commercial party’s principals uncovers evidence or reports of suspicious activities or a record of non-compliance with applicable rules or regulations 26 Nuveen Global Anti-Corruption PolicyPage 9 of 11

Situational Examples —— Third-Party Agents Example 1 You are responsible for securing investments in Nuveen funds from public entities in a country known for corruption. During an unguarded moment, a Third-Party Agent that has been engaged by Nuveen as a placement agent makes a comment implying that a payment will have to be made to a government official in order to secure a large pending investment. He is not explicit, but his meaning is clear. Analysis: The Third-Party Agent’s comment is a “red flag”, so you must immediately alert your manager and seek advice from Compliance. This is something you must do any time you have reason to suspect that a Third-Party Agent or other entity in Nuveen’s sales or marketing network may have acted, or may be about to act, in violation of Nuveen’s policies. If you ignore this remark, or any other remark or indication that points to the same possibility, then Nuveen –– and you personally –– could be held liable for the illegal payment. Under US law, a company can be held responsible for an act of corruption committed on its behalf if circumstances suggest that it knew, or should have known, of the act. UK law is even stricter: Nuveen is automatically presumed to be responsible for any bribery committed on its behalf unless it can prove that it should not be held responsible (for instance, by documenting that it had an adequate compliance program in place). Example 2 You are in charge of evaluating potential partners for expansion into a new country. An employee of a current distributor of Nuveen’s funds in a neighboring country offers to help get Nuveen set up in the new country at no cost, including a free sublet at the distributor’s offices for a year, after which rent would be paid to an entity whose name you have never heard before. The employee of the distributor implies that she has not vetted this plan with her superiors. Analysis: There are at least two issues here, both requiring further inquiry. The first issue is whether the economic benefits are being offered on legitimate business grounds (for instance, as a competitive strategy for securing a long-term relationship) or as part of an attempt to create a quid pro quo —— whether stated or merely implied. In general, if you cannot understand why the potential partner is willing to offer such attractive terms, you should not do the deal. The second issue is the payments to an unknown entity. That could be a sign that those funds are being improperly funneled to an employee, government official, or other Recipient. It may be that both the economic benefits and the unknown entity prove to be legitimate, but you cannot know until you have gathered more information. 27 Nuveen Global Anti-Corruption PolicyPage 10 of 11

Contracts with Other Parties 1. When contracting with entities or individuals who are not Third-Party Agents, make sure that contract terms are transparent and complete. Written contracts with these counterparties must accurately reflect the economics of the agreement. Make sure that in all cases, the goods or services provided and the terms of payment are clearly specified in the contract. There must not be any material aspects of the agreement that are left to oral understanding or to side documents that are not acknowledged the contract. 2. Avoid non-standard terms wherever possible. Nonstandard terms in transactions –– such as prepayments or delayed bill- ing arrangements –– can be used to hide improprieties or to circumvent policies, regulations, and laws. When a counter-party requests non-standard terms, use caution in accepting them. If in doubt, consult the Global Anti-Corruption Officer or Legal. 3. Obtain all necessary contract approvals. All contracts with counterparties must be reviewed and approved by Legal and by the relevant business area head (or delegate). Once fully reviewed and approved, the contract must be signed by a Nuveen employee who has the proper authority to do so. Situational Examples —— Contracts with Other Parties Example 1 You are negotiating a contract with a new pension client, and Nuveen has authorized you to offer a 1% discount on standard management fees. The pension representative says that for internal accounting reasons it would be easier if Nuveen could credit the 1% discount to a distinct bank account, rather than adjusting the terms in the contract. Analysis: Any request for non-standard terms should prompt you to seek further information and to proceed with caution. In this case, for instance, honoring the request would mean that there would be no sign of the discount either in the contract or in Nuveen’s invoices, which would make it difficult for Nuveen to prove that the discount is in fact a discount and not an arrangement for diverting funds. Your questioning may yield information that shows that the request is legitimate. But until you have sufficient evidence to rea- sonably conclude that the distinct account is not enabling money to end up in the pocket of the pension representative or another improper Recipient, you should indicate to the pension representative that you are not authorized to make such a commitment on behalf of Nuveen. This guidance applies equally regardless of whether the pension fund is for a public or private entity. Example 2 A counterparty requests very complicated payment terms that have no discernible business purpose. Analysis: You should attempt to understand whether there may be a legitimate business reason for the complex terms. While complexity does not always indicate impropriety, unnecessarily complex payment terms can be a “red flag” for corrupt activities. You should seek additional explanation or justification for the complexity. Policy Administration Ownership This policy is owned by the Nuveen Compliance Department (“Compliance”), with central responsibility for policy content resting with the Global Anti-Compliance Officer. The Global Anti-Compliance Officer is a member of Compliance and is also the head of the Ethics Office. Training Training will be provided to those Nuveen employees who are likely to have contact with Non-US Government Recipients or UK Recipients or whose job responsibilities make such training appropriate. Anyone who is subject to this policy, as indicated on page 1, is responsible for knowing and following it, regardless of whether they have been selected for training or not. Exceptions This policy exists to prevent violations of law. No exceptions that would violate any law will be granted. Monitoring and enforcement Nuveen Compliance is responsible for monitoring compliance and reporting to the appropriate governing bodies within Nuveen. Any individual who violates the policy is subject to penalty. Possible penalties may include a written warning, fines, and suspension or termination of employment. Literal compliance with the policy will not make a person immune from liability for conduct that violates the spirit of the policy. Applicable rules This policy has been adopted in accordance with U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act (“Bribery Act”), and other applicable anti-corruption laws. 28 Nuveen Global Anti-Corruption PolicyPage 11 of 11

Nuveen Investments Compliance June 2014 Information Barriers Policy Concerning Investment and Proxy Voting Activities Across Nuveen Advisers What this policy is about Establishing restrictions and requirements designed to preserve, both in fact and in appearance, the independence of each Nuveen Adviser’s decision-making in relation to its investing and proxy voting activities. Who this policy applies to All Permanent Employees. All consultants and temporary workers. Important to understand If this policy is not followed, some or all of the Nuveen Advisers could be subject to restrictions or limitations on their ability to purchase or sell certain equity or equity-related securities or could lose the ability to file required regulatory position reports, and to invest certain equity securities, without aggregating positions with other Nuveen Advisers. Ordinarily, entities that are under common ownership or control are required to file consolidated reports of their equity holdings. By keeping their relevant investment and proxy information from being shared, each Nuveen Adviser can report its beneficial ownership and investment discretion separately (where permissible). Terms with Special Meanings Within this policy, these terms are defined as follows: Cross-Adviser Employee Any person who provides more than one Nuveen adviser with support services, such as sales, marketing, risk management, performance and analytics, operations (including trading and account opening/maintenance), executive, legal, and compliance services. Any person who is an employee of any Nuveen Adviser is not a Cross-Adviser Employee. Designated Strategy Any investment strategy whose design requires one Nuveen Adviser to take into account the current investment information of another Nuveen Adviser. Examples can include options overlays, optimization strategies, completion strategies, or instances where one Nuveen Adviser is a subadviser or successor adviser to an investment portfolio or account of a different Nuveen Adviser. Investment Information Any information that pertains to any Nuveen Adviser, is not in the public domain, and concerns open orders, planned or anticipated transactions, research, or holdings information. Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries. Nuveen Adviser Any investment adviser that is a direct or indirect subsidiary of Nuveen. Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. Proxy Information Any information that pertains to any Nuveen Adviser, is not in the public domain, and concerns planned or anticipated proxy votes or any related analysis. [GRAPHIC APPEARS HERE] [GRAPHIC APPEARS HERE] 29

Restrictions and Requirements 1. Except as noted below in “Situations Requiring Advance Approval,” do not share Investment Information or Proxy Information that pertains to one Nuveen Adviser with employees of any other Nuveen Adviser. This includes Investment Information or Proxy Information you encounter in the course of your work or by virtue of having a personal account managed by a Nuveen Adviser. SITUATIONS REQUIRING ADVANCE APPROVAL Before engaging in any activity that would represent, or could appear to represent, an instance of a Nuveen Adviser coordinating investment or proxy voting activity with any external party, you must get the advance approval of the Ethics Office and the applicable local Compliance Officers. This does not apply to external parties who are already authorized to receive this type of information, such as approved proxy service providers. A Nuveen Adviser providing services in connection with a Designated Strategy may receive Investment Information (but not Proxy Information) from other participating Nuveen Advisers, but typically on a delayed basis and only with prior approval from the Ethics Office and the applicable local Compliance Officer. 2. Cross-Adviser Employees may share with each other the Investment Information or Proxy Information of more than one Nuveen Adviser, but only to the extent necessary to perform their job functions. In communications with employees of a given Nuveen Adviser, Cross-Adviser Employees must exercise great care never to disclose Investment Information or Proxy Information of any other Nuveen Adviser. 3. Do not attempt to influence the proxy voting decisions of another Nuveen Adviser. Always follow your Nuveen Adviser’s proxy voting guidelines. 4. Promptly report any actual or suspected violation of this policy to the Ethics Office or your local Compliance Officer. Situational Examples Example 1 a. Ted, an equity analyst at Nuveen Adviser A, meets his old college friend Eric for lunch. Eric is an equity analyst at Nuveen Adviser B. All discussion of Investment Information and Proxy Information prohibited. The two men are employees of different Nuveen Affiliates and their conversation is outside of any job function. Example 2 a. Diane, a Cross-Adviser Employee, receives proxy voting information for processing from four different Nuveen Advisers. She has a question about a procedure, and asks Isabel, another Cross-Adviser Employee, if she can help. Allowed. Both employees are Cross-Adviser Employees, so they do not have an affiliation with any one Nuveen Adviser. b. Diane notices that in the proxy voting data from one Nuveen Adviser, the votes cast on one particular question are significantly different from those of the other Nuveen Advisers. She decides to contact Frederick, an employee of that adviser, to see if the voting information is correct. Allowed, but requires caution. Diane must not disclose to Frederick how any other Nuveen Advisers are intending to vote, and she furthermore must avoid asking him to verify the voting data for his Nuveen Adviser in such a way that she reveals to Frederick the reason that made her question the voting data. 30 Nuveen Information Barriers PolicyPage 2 of 2

Nuveen Information Security Team January 2014

NUVEEN Investments

Information Security Policy

Summary and Scope

What this policy is about

Ensuring that you take all appropriate steps to guard against the theft, loss, or improper distribution of Nuveen Information and Customer Information.

Who this policy applies to

All Permanent Employees. All

- Nuveen interns.
- Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Compliance with this policy involves knowledge of its restrictions and requirements as well as the need for good judgment. Following both the letter and spirit is essential to protecting Nuveen Non-Public Information. Because information security is only as good as its weakest link, it's especially important to be vigilant and attentive at all times.

This policy is the cornerstone of Nuveen's Privacy Policy. In addition to applying as described here, the principles and requirements stated in this policy also apply in connection with Nuveen's Privacy Policy and the proper safeguarding of Customer Information.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Customer Information Any data, or combination of data, obtained by Nuveen in any media (physical or electronic) that is sufficient to identify an individual (meaning a natural person) or to partially or fully enable another party to fraudulently act or represent themselves as that individual. This may include one or more confidential data elements (such as an account or social security number or a PIN), one or more non-confidential data elements (such as address and phone number), or a combination of these elements.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC, Symphony Asset Management LLC, and Winslow Capital Management, LLC.

Nuveen Equipment Any device or system that is owned, leased, or furnished by Nuveen, and is used to process, transmit, store, or communicate any electronic communication. Examples include email accounts, internet and intranet access systems, networks, computers, tablets, portable storage media, smartphones, printers, copiers, scanners, fax machines, and wireless network adaptors.

Nuveen Information Any written language, image, video, data, software code, or other business-related information generated or used by Nuveen for business purposes, as well as any other type of information that is created, transmitted, or stored on Nuveen Equipment.

Nuveen Non-Public Information Any Nuveen Information that has not been made public by Nuveen.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Who to Contact

To request a change in your information access Your manager

To report actual or possible unauthorized access to your user account ITSecOp@nuveen.com

To report a lost or stolen security badge CorporateServicesSecurityBadges@nuveen.com

To report lost or stolen equipment or media IT Information Security (312-917-9700 or ITSecOp@nuveen.com)

To report any other actual or possible information security breach, including any suspicious activity IT Information Security (312-917- 9700 or ITSecOp@nuveen.com)

To get a non-disclosure agreement or new vendor security approval Vendor Management Office (vendormanager@nuveen.com)

For answers to general information security questions Your manager or ITSecOp@nuveen.com

NUVEEN ASSET MANAGEMENT NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS

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Best Practices

Classifying and Labeling Information

1. **Where possible, properly classify all Nuveen Information you are responsible for, or that you transmit, and label it as appropriate.** All Nuveen Information can be classified into one of four categories shown in the table below.

   To label a document, put the name of the classification at the bottom of every page. To label an email, include the label in the subject line. Note that you should not label Nuveen Confidential or Highly Confidential Information where it would be inappropriate to do so (such as account statements being sent to customers).

   If uncertain how to classify a given item, ask your manager.

Classification		Description		Examples
	Nuveen Public	• Intended for, and properly approved for, general circulation (either inside or outside Nuveen). • Public circulation would not expose Nuveen to any reputational risk, financial loss, or competitive disadvantage.	• Public web site and contact information. • Documents filed with the SEC. • Published sales literature. • Published press releases.	No
Nuveen Non-Public Information	**Nuveen Internal**	• Intended for relatively unrestricted circulation inside Nuveen, and with appropriate contractors and vendors, during the normal course of business. • Unauthorized access or disclosure would likely have a relatively low impact on Nuveen or its customers.	• Internal memos, correspondence, business records, training materials, and other regular business and corporate information that does not contain any client data. • Employee contact information (direct dial numbers, mobile numbers, email addresses).	Optional
Nuveen Non-Public Information	**Nuveen Confidential**	• Intended only for those individuals and groups with a business "need to know." • Unauthorized access or disclosure would likely have a noticeable impact on Nuveen or its customers.	• Marketing materials, portfolio information, and other documents that are destined to become public but are not yet approved for release. • Business strategies and budgets. • Management committee reports. • Most legal, security, and audit information.	Recommended
Nuveen Non-Public Information	**Nuveen Highly Confidential**	• Intended only for those individuals and groups with a business "need to know." • Highly sensitive information; unauthorized access, disclosure, or destruction would likely have a serious impact on Nuveen or its customers.	• All Customer Information. • Employee personal information, such as compensation or medical information. • Research, analysis, or investment or trade recommendations intended for use by Nuveen asset managers. • Non-public holdings information. • Corporate acquisition or divestiture plans. • Highly sensitive legal, risk, and security information, such as risk assessments and security systems architecture.	Recommended

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Nuveen Information Security Policy

Page 2 of 4

Restrictions and Requirements Handling and Disposing of Information 1. Handle all Nuveen Information consistent with its classification. Limit circulation of Nuveen Confidential and Highly Confidential Information to those who truly need it in connection with their job function. The higher the classification, the more strictly you should limit circulation and the more precautions you should take against theft, loss, or accidental disclosure. 2. Use Nuveen Information appropriately at all times. Never attempt to view, access, or otherwise acquire Nuveen Confidential or Highly Confidential Information that is not necessary for your job, and never use such information for any other purposes other than those for which you were granted access. 3. Never leave Nuveen Non-Public Information unattended in printers, meeting rooms or other places where access is not closely controlled. Retrieve print-outs, copies, and faxes immediately. When faxing to others, make sure that the number is correct. If you receive a misdirected fax, alert the sender. General Security Measures 1. Never leave portable electronic devices unattended unless fully secured. This includes any tablet, smartphone, laptop, or other portable device that contains Nuveen Information, and applies in the office, at home, and when commuting or traveling. When traveling, store portable devices out of view and in a locked space (such as a hotel safe or car trunk). 2. Never share your Nuveen passwords or your access to Nuveen Non-Public Information. Do not leave passwords in a visible place or let others use your computer while you are logged in. You will be held responsible for all activity that happens under your log-in information. If you think someone may have gained unauthorized access to your account, alert Information Security immediately at ITSecOp@nuveen.com. 4. Adopt “clean desk practices.”Never leave any Customer Information visible on your screen or desk where others could see it. Place all Customer Information in a locked drawer or cabinet when you leave your office or work area for the day or for any extended period during the workday. 5.Take care to avoid accidentally revealing Nuveen Non-Public Information any time you are not in a completely private setting. Avoid discussing Nuveen Non-Public Information wherever others might overhear, both inside and outside the office. This includes mobile phone calls where either party is not in a private setting. Outside the office, position screens and papers so that they are not visible to others. 6. Dispose of Nuveen Non-Public Information securely. Shred or place in designated secure disposal bins any papers or electronic media containing any Nuveen Non-Public Information. Be sure that any disposal of Nuveen Non-Public Information is consistent with records retention requirements and that you are not disposing of any information that is subject to a legal hold. 3. Never let anyone else use your security badge. Keep your badge safe; know where it is at all times. Do not let anyone else enter any building, floor, or room on your badge. As with passwords, you may be held responsible for the actions of any unauthorized access attributable to your badge. Immediately report any lost or stolen badge to CorporateServicesSecurityBadges@nuveen.com. 4. Do not let anyone enter secure computing areas without first obtaining proper authorization. To get this authorization, contact the designated approval person within IT at ITSecOp@nuveen.com. 5. Collect all portable devices and badges from any employee you manage who is leaving Nuveen. This applies to laptops, smartphones, tablets, and other portable devices, as well as all security badges. Managers must also direct employees to bring in any personal equipment used in the Bring Your Own Device (BYOD) program for secure removal of Nuveen Information. Managers must ensure that any devices and badges they receive are promptly forwarded to their local Service Support Center. 33 Nuveen Information Security PolicyPage 3 of 4

System Access Appropriate to Role 1. Never ask for, or grant, access to systems beyond what is strictly necessary for the relevant job function. The Service Support Center will contact managers of new employees and current employees who transfer to new positions within Nuveen to determine appropriate systems access. Managers are responsible for determining which systems their supervised employees need access to. Vendor Due Diligence 1. Do not engage any outside vendor to work with Nuveen Non-Public Information until they are subject to a written agreement that has been approved by Legal. As part of the due diligence process, all vendors must undergo an assessment by the Information Security team prior to execution of any agreement. The assessment will look at technology security risks and at business continuity and disaster recovery capabilities. The results of the risk assessment will be a key factor in determining whether a vendor will ultimately be approved, and it will also influence any special terms and conditions Reporting Breaches of Security 1. Immediately report to Information Security ANY actual or suspected breach of security. This includes the loss or theft of Nuveen electronic equipment or electronic media, or any personal equipment enrolled in the BYOD program. Never delay making a report in order to further investigate, and never conduct an investigation without authorization from Information Security. Report all incidents to Information Security at ITSecOp@nuveen.com. Related Policies The topics covered in this policy are closely related to those covered in two other policies. Electronic Communications Policy In particular, note that this policy requires employees to: use only equipment provided or approved by Nuveen to create, update, transmit, or store Nuveen Information avoid autoforwarding emails to non-Nuveen email addresses at all times, and to limit forwarding of Nuveen Information to a personal address Privacy Policy In particular, note that adherence to Privacy standards relies on sound information security practices, as described in this Information Security Policy and referenced in the Nuveen Electronic Communications Policy. See the full policy documents for details. 2. Periodically review your own systems access and any request for additional access by anyone you supervise. Employees must promptly alert managers to any change in their systems access needs, including any situation where existing access to any system is no longer needed. Managers must then submit a written request to the Service Support Center asking to either add or delete access to particular systems. that are included in the agreement with the vendor. To begin the risk assessment process for a vendor, contact the Vendor Management Office at vendormanager@nuveen.com. 2. Do not share Nuveen Non-Public Information with a potential vendor until they are subject to a written nondisclosure agreement. In certain cases where it may be necessary or appropriate to share Nuveen Non-Public Information with a vendor prior to the execution of a formal agreement, a non-disclosure agreement is mandatory. Contact the Vendor Management Office for assistance. 2. Immediately report to Information Security ANY actual or possible unauthorized sharing or access to any Nuveen Confidential Information or Nuveen Highly Confidential Information. This includes any of the following: Any suspicious activity or irregularity you observe or detect in connection with information security, including unsuccessful attempts by an unauthorized person to access any Nuveen Non-Public Information. Any actual or possible breach by a Nuveen vendor. Follow the same instructions concerning reporting as in #1 at left. 34 Nuveen Information Security PolicyPage 4 of 4

Nuveen Investments Compliance | April 2016 Media Relations and Public Appearance Policy [GRAPHIC APPEARS HERE] Summary and Scope What this policy is about Minimizing the legal, regulatory, business, and reputational risks that can arise from your interactions with the media or public appearances. Who this policy applies to n All Permanent Employees. n All interns. n Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them. Important to understand While it welcomes Media interest in its products and expertise, Nuveen must manage external statements to minimize any potential for reputational risk. Working with the Corporate Communications team, individuals who have been designated as Corporate Spokespeople are permitted to participate in interviews, television appearances, and other Media Interactions. Only Corporate Spokespersons have the authorization to represent Nuveen’s views and positions to the Media. In addition, it is important to understand that anything you say about Nuveen’s business in any external setting has the potential to be picked up in social media and to find its way into the press. Because of this, Nuveen requires any employee who is speaking to an audience where Media could be present to follow this policy and to exercise caution. WHO TO CONTACT Corporate Communications Team Kathleen Cardoza Vice President, Public Relations & Corporate Communications (312) 917-7813 Kristyna Munoz Assistant Vice President, Corporate Communications (312) 917-8343 General Mailbox: NuveenNews@nuveen.com TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Corporate Communications The team responsible for Nuveen’s public and media relations. Corporate Spokesperson An employee of the firm or designated outside consultant approved to speak on behalf of Nuveen on specific topics or areas of expertise. Media Outlets that publicly disseminate news, entertainment, education, data, or promotional messages on a large scale. Examples include newspapers, newsletters, magazines, radio, television, and online news/ content websites as well as other forms of mass public communication. Media Interaction Any of the following: n Any conversation, interview, questionnaire, email exchange, other written or verbal exchange, or other communication with a reporter, columnist, editor, blogger, or other Media representative. n Participation as a speaker or commenter at a press conference, on a television or radio show, webcast, or at any other Media event. n The preparation or dissemination of any press release or similar document purporting to represent Nuveen’s views or that contains Nuveen information that has not before been made public. Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC. Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. Public Appearance Any circumstance where you make a presentation, either in person or electronically, in which you are discussing financial services topics to an audience where it can reasonably be assumed that members of the media may be in attendance. Asking questions as an audience member under such circumstances is not considered a Public Appearance. [GRAPHIC APPEARS HERE] 35

General Restrictions and Requirements [GRAPHIC APPEARS HERE] 1. Do not engage in a Media Interaction without approval from, and coordination with, Corporate Communications. This applies to both planned and unplanned events and inquiries. If you are NOT a Corporate Spokesperson explain to the Media outlet or representative that you are not authorized to engage in any Media discussions or interviews. Then forward the Media request to Corporate Communications so they can determine the best course of action. This might include declining the request, having a Corporate Spokesperson contact the Media, or agreeing to train you to be a Corporate Spokesperson and authorizing you to participate in the Media Interaction. If you are a Corporate Spokesperson, contact Corporate Communications. They will review your request and, if they authorize you to proceed with the interaction, will provide coaching and guidance as well as specifying any conditions it believes appropriate. Corporate Communications may require that you use, or that you develop and submit for review, particular materials or content. In addition, in nearly all cases a Corporate Communications team member will be present at your Media Interaction. The team member can help you answer questions appropriately, avoid misunderstandings from occurring, help keep the interview within the agreed-upon areas of discussion, and provide any necessary follow-up information. When interacting with the Media, be sure that your activities and statements remain within the boundaries of your authorization. 2. Before making, or agreeing to make, a Public Appearance, satisfy all notification and approval requirements. Approval from Compliance You must get advance approval from Compliance for any materials you intend to use that discuss Nuveen products or services. This includes scripts, slides, videos, handouts, or other materials (written or electronic) you will show or give to the Media or use in conjunction with a Public Appearance. You must also get advance approval before showing or otherwise disseminating any video or audio recording of your Public Appearance. For details, contact Marketing Review Compliance or your local Compliance Officer. Notification to Corporate Communications You do not need permission from Corporate Communications before making, or agreeing to make, a Public Appearance, but you must provide them with basic details about the event (sponsor, subject matter, date and place, and the topic you will be addressing). Depending on the event and the topic, the Corporate Communications team may provide guidelines or coaching to prepare you for any potential Media Interactions as well as questions from the audience or other speakers. Notification to your supervisor Always discuss planned Public Appearances with your supervisor. SITUATIONAL EXAMPLE n Emily, a Securities Analyst at Nuveen, is invited to make a presentation on a research-related topic at a national industry conference. Analysis: Emily needs to discuss the invitation with her supervisor. When her slides are finished, she needs to get Compliance approval for them and needs to notify Corporate Communications, which may give her additional instructions. n During the Q-and-A session after her talk, a questioner stands up and identifies himself as a reporter for Bloomberg. The reporter asks a question directly related to Emily’s presentation. Analysis: Emily may answer the question, being mindful of any instructions she received from Corporate Communications. She is speaking in her capacity as a presenter. The fact that the question was asked by a reporter does not matter in this case, as Emily must assume that anything she says at a Q-and-A session is considered public and might be overheard by a reporter or posted on a social media site by an attendee. n After Emily leaves the podium, the Bloomberg reporter approaches and asks if he can interview her. Analysis: Emily must indicate that she needs to coordinate any potential conversation with Corporate Communications before she can answer, and should direct the reporter to a member of the Corporate Communications team. If Emily is a Corporate Spokesperson, Corporate Communications may authorize the interview to take place at the conference, giving her instructions and defining the acceptable topic areas. 36 Nuveen Media Relations and Public Appearance PolicyPage 2 of 3

Subject Matter Guidelines

When speaking with the Media or engaging in a Public Appearance, it is very important to follow the guidelines below. These guidelines are in addition to any specific instructions provided to you by Corporate Communications, Compliance, or your supervisor. In all cases, you must follow the strictest guidelines that apply to you and to the situation.

TOPIC	GUIDELINES	
General	■ Ensure that your statements and assessments are current and factually accurate. Do not omit any material fact or make statements that are inaccurate, exaggerated, or misleading. ■ Do not use testimonials or endorsements from clients.	■ Do not discuss confidential or proprietary information, including any information about clients, employees, or Nuveen internal policies or practices. ■ Never make disparaging statements about Nuveen competitors.
Strategy	■ Do not discuss specific future changes to an investment strategy, including potential changes to investment guidelines or governing documents.	■ Limit any discussion of investment strategies to information contained in publicly available materials, such as the prospectus (for registered funds) or the Strategy Profiles (for unregistered funds).
Economic/ market trends	■ You may comment on the direction of economic and market trends and their general impact on past and current performance. ■ You may make conditional statements about the potential impact of economic or market trends on certain sectors or types of companies (for example, if interest rates rise, that might hurt large companies in the housing sector).	■ You may make predictions about the timing or magnitude of economic or market trends as long as there is a sound basis for the prediction, you state that the prediction is your own view, and you hedge the prediction so it is not definitive (for instance, use a range as opposed to a definite number or use "approximately" as a qualifier).
Product performance	■ When providing any specific historical performance information, it must be information that is publicly available and pre-approved for use outside of Nuveen. Provide all relevant facts (such as time period and share class) to avoid giving an incomplete or misleading picture. ■ For closed-end funds, any presentation of returns should specify whether they are market price or NAV. For mutual funds, any presentation of returns must include, at a minimum, standardized performance information as of the most current calendar quarter-end.	■ Do not project returns or predict future product performance. ■ Do not discuss specific client performance. Restrict discussion to strategies or funds. ■ You may discuss in general terms how a strategy or model tends to perform during certain market cycles. ■ You may discuss factors relevant to past performance versus the product's benchmark or peer group.
Individual securities/ holdings	■ Do not express an opinion on any securities that you know are being, or are about to be, traded on behalf of clients (except trades due to flows/ redemptions). For separately managed accounts, that includes all securities that are subject to pending trades of any kind across multiple client accounts. ■ If you have a financial interest in any securities recommended, you may be required to disclose that fact and any other actual, potential, or apparent material personal conflicts of interest known to you at the time.	■ If you express a clearly bullish or bearish sentiment on a security, a market sector, or types of companies, be aware any trading soon afterward that is contrary to your comments could appear improper unless you can plausibly claim it was based on new, documented developments. Consult with your local Compliance Officer if you have any questions. ■ Only discuss the most recent publicly disclosed holdings. Please contact your local Compliance Officer with specific questions. ■ For fund holdings, you may explain why an individual security was acquired or sold (up to the latest disclosure date) as long as the security has been publicly disclosed as a holding.

Nuveen Media Relations and Public Appearance Policy
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Nuveen Investments Compliance February 2013 [GRAPHIC APPEARS HERE] Outside Activities Policy Summary and Scope What this policy is about Getting approval before participating in business-related or investment-related activities outside of Nuveen (as defined in this policy). Who this policy applies to All Nuveen Permanent Employees. Any consultants notified by Compliance that this policy applies to them. Important to understand Engaging in Outside Activities could have implications for Nuveen’s business. Potential issues include actual or perceived conflicts of interest, interference with productivity and duties at work, and conflicts with other policies. There is also the potential for clients or others to mistakenly perceive your personal involvement as representing the involvement or approval of Nuveen. All of these factors will be considered in the approval process. Volunteer work is generally not considered an Outside Activity. You do not need to get approval to volunteer for a non-profit organization, unless your involvement includes board participation or investment-related activities. Terms with Special Meanings Within this policy, these terms are defined as follows: Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC. Nuveen Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. Outside Activity Any arrangement in which any of the following is true: You are an employee, independent contractor, partner, agent, representative, sole proprietor, officer, or director of another person or an entity other than Nuveen. You will be compensated, or have a reasonable expectation of compensation from another person or an entity other than Nuveen. You will be a member of a board or investment committee of any legal entity (including a non-profit) other than Nuveen. Restrictions and Requirements 1. Request approval for any Outside Activity IN ADVANCE. Both your manager and Compliance must approve any Outside Activity request, so you are encouraged to discuss your request with your manager before formally submitting. Use PTCC to submit your request. Once your request is received, Compliance will consult with your manager and will notify you of the final outcome. Do not engage in any Outside Activity before you receive notification of approval. 2. When joining Nuveen, request approval for any Outside Activity you are already engaged in. You must do this within 10 calendar days of starting at Nuveen. 3. Request an additional/new approval IN ADVANCE in relation to a previously approved Outside Activity if you anticipate any material increase in responsibility or time commitment for such Outside Activity. Examples of material changes include: Any substantial change in your function or responsibility (such as participating on the finance committee of a school board when your prior approval was only for board participation). Examples of Outside Activity Serving as a director for any company (public or private). Serving on a board or committee of a municipal entity. Running for political office. Serving on an investment committee for any entity, including a non-profit organization. Acting as a finder or capital raiser for a private company or fund. Serving as a condo or cooperative building board member. Serving as a FINRA arbitrator. Serving as an expert witness. Acting as an attorney, tax preparer, or insurance broker. Acting as a mortgage or real estate broker, or otherwise participating in any profit-seeking activity involving the purchase, sale, or development of commercial or residential real estate (aside from residential property that is primarily for personal use). Engaging in part-time work (cashier, salesperson, wait-staff, etc.). [GRAPHIC APPEARS HERE]

[GRAPHIC APPEARS HERE] A significant increase in the time you spend on an Outside Activity (such as going from 10 hours/week to 20 hours/ week at a second job). 4. When an approved Outside Activity ceases, notify Compliance within 10 calendar days. Email your notification to compdept@nuveen.com. Additional information for Registered Reps If you hold a securities registration with FINRA, the details of any approved Outside Activity must be disclosed on your Form U4. The one exception is serving on a board of a non-profit with no investment-related responsibilities (note that Nuveen approval is still required in this case, just not U4 disclosure). Compliance will update your Form U4 with information on any reportable Outside Activity at the time approval is granted. You are responsible for ensuring that any information on your U4 about Outside Activities is accurate and complete, especially: the name of the business or entity the description of your activity your position and title your start date the approximate number of hours per month you expect to devote to the activity 38Page 1 of 2 39 Nuveen Outside Activities PolicyPage 2 of 2

Nuveen Investments Compliance July 2015

NUVEEN Investments

Payments Involving Labor Organizations ("Unions") Policy

Summary and Scope

What this policy is about

Helping to ensure that Nuveen fulfills its disclosure and reporting requirements concerning payments made to, or expenditures on behalf of, Unions and Union Representatives.

Who this policy applies to

- All Permanent Employees.
- Any consultants, temporary workers, and interns notified by Nuveen Compliance or their local Compliance Officer that this policy applies to them.

Important to understand

Payments to, or expenditures on behalf of, Unions and Union Representatives may be subject to Form LM-10 reporting obligations. Federal laws require investment advisers who act as service providers to Unions to file annual reports (Form LM-10) with the Department of Labor ("DOL") disclosing certain payments or expenditures made to Unions and Union Representatives. The DOL makes these disclosures available to the public and also compares it with information reported by Unions and Union Representatives on Form LM-30 for consistency.

Appropriately identifying payments or expenditures made to Unions and Union Representatives is essential for Nuveen to accurately fufill its reporting obligation, and errors can result in severe penalties. Nuveen must take reasonable measures to identify and compile all such payments to facilitate complete, prompt, and truthful reporting. Nuveen may be subject to criminal penalties for failure to file a required report and/or for false reporting, and civil prosecution for violations of the filing requirements. Additionally, Nuveen officers executing the report may be held personally responsible for the timeliness and accuracy of reporting.

This policy applies equally to prospective and existing Union clients. Before making any payment to, or engaging in any contact with, any Union or Union Representative be sure you fully understand and comply with this policy.

Terms with Special Meanings

Within this policy, these terms are defined as follows:

Form LM-10 Employer Report A Department of Labor report that Nuveen must file annually to disclose certain payments or expenditures made to, or on behalf of, Unions and Union Representatives.

Form LM-30 Labor Organization Officer and Employee Report A Department of Labor report that Unions and Union Representatives must file annually to disclose payments or expenditures received from entities (like Nuveen) required to file Form LM-10.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management, LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers.

Union Any Taft-Hartley plan or private-sector labor union.

Union Representative Any current employee, officer, director, or agent of a Union. This includes any officer, board member, executive, shop steward, business manager, business agent, legal counsel (internal or external), or other representative or employee of a Union, regardless of job function.

What is considered a payment or expenditure?

The following are examples of things that are considered payment or expenditures for purposes of LM-10 reporting:

- Business gifts and entertainment, as described in the Business Gift and Entertainment Policy.
- Donations or payments to support events or causes sponsored or promoted by a Union or Union Representative, such as program ads or golf hole sponsorships.
- Charitable contributions to any charity sponsored, promoted, or suggested by a Union or Union Representative, unless the charity is a certified 501(c)(3) organization and the contribution is paid directly to the charity.

NUVEEN ASSET MANAGEMENT SYMPHONY NWQ SANTA BARBARA ASSET MANAGEMENT Tradewinds GLOBAL INVESTORS Winslow Capital

40

Restrictions and Requirements 1.Ensure that all expenses related to Unions and Union Representatives are identified as “LM-10”. When preparing your expense reimbursement report in the Concur Travel and Reimbursement system or submitting a Check Request Form, you must select the “LM-10” checkbox to ensure that an expense is appropriately identified for potential reporting purposes. Managers who review and approve expense reimbursement or check requests are responsible for ensuring that the LM-10 checkbox has been checked in all applicable instances. Prior to the filing due date, Finance will assemble the captured expenses made over the previous year to determine if the expenses meet the regulatory threshold for reporting. In the course of this review, you may be asked to provide additional information concerning payments to Unions and Union Representatives (such as circumstances of payments, or other gratuities provided during the course of a given year). All Nuveen employees will be expected to fully cooperate in the LM-10 filing preparation process. 2. Never make, authorize, permit, or otherwise coordinate any payment involving a Union or Union Representative that is linked to any promise, agreement, arrangement, or outcome. This includes any payment or expenditure that is connected to any specific act or decision, whether past or anticipated (such as a decision to hire or retain Nuveen or to increase account assets). It also includes any payment or expenditure intended to influence, interfere with, or obtain information about the labor-related activities of Unions or Union Representatives. When you are coordinating a permissible payment or expenditure involving a Union Representative, it should be done with the intent to generate business goodwill ethically and in accordance with applicable law. 3. Never make a payment to, or expenditure on behalf of, a Union or Union Representative with your own money. You must always seek reimbursement from Nuveen. Enter all such expenses into the Concur system or submit a Check Request Form. Administration Applicable Rules Labor-Management Reporting and Disclosure Act of 1959, as amended. Enforcement Any individual who violates this policy may be subject to penalties and other disciplinary action. Related Policy The topics covered in this policy are closely related to those covered in the Business Gift and Entertainment Policy. For a more complete discussion related to provisioning gifts or entertainment, consult Nuveen’s Business Gift and Entertainment Policy. All terms of that policy apply, including: All general rules, such as prohibitions on cash gifts, excessive gifts or entertainment, the soliciting of gifts or entertainment, paying for a business gift or entertainment with your own money and any quid-pro-quo understandings. All rules on reporting and preclearance, including the more restrictive terms that apply to gifts. 41 Doing Business With Labor OrganizationsPage 2 of 2

Nuveen Investments Compliance | May 2016

Political Contributions Policy

NUVEEN Investments

Summary and Scope

What this policy is about

Contributions to State and Local elected officials or candidates (as defined within this policy). This includes:

- Giving or Soliciting Contributions.
- Contributions to federal candidates who currently hold a State or Local elected office.
- Contribution to certain political organizations.

Who this policy applies to

- All Permanent Employees.
- Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them.
- In some cases, a spouse or dependent child of those described above.

Important to understand

The primary purpose of this policy is to prevent violations of the law, which could cause a loss of revenue for two years and could harm Nuveen's reputation. Political affiliations play no role in any approval decision, and the information collected will be held in the strictest confidence.

This policy extends more broadly than may be immediately evident. For instance, it covers both monetary and in-kind Contributions, Contributions made during or after a campaign, and Contributions made directly to a candidate or to organizations that could support that candidate.

When State or Local rules are more restrictive than this policy, you must follow those rules. For example, some jurisdictions may impose lower Contribution limits, additional conditions, or outright bans.

This policy involves pre-clearing Contributions through PTCC. It also involves understanding the difference between in-kind Contributions (require pre-clearance) and volunteering (does not require pre-clearance).

This policy applies to appearance as well as substance. Always consider how any action might appear to an outside observer (such as a regulator). Follow the policy both in letter and in spirit. And if you have questions, contact Compliance.

TERMS WITH SPECIAL MEANINGS

Within this policy, these terms are defined as follows:

Contribution Any money or any item or service of value, including gifts, loans, advances, payment of debts or expenses, or provision of staff or facilities, made to any recipient described in the table on page 3 for whom any limit, condition, or prohibition is described. Volunteering time outside of working hours is not considered a Contribution for purposes of this policy.

Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC.

Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers; also any individual registered with Nuveen Securities, LLC.

Solicit To communicate directly or indirectly with any individual or entity for the purpose of gaining or keeping a government entity as a client, or for the purpose of making a Contribution occur.

State or Local Any state; any non-state that is under the ownership, control, or protection of the United States; any county, city, town, or other municipality.

State or Local Government Entity Any State or Local government, agency, authority, or instrumentality; any pool of assets sponsored by a State or Local government (such as a defined pension plan, separate account or general fund); any participant-directed plan of a State or Local government (such as 529, 403(b), or 457 plans).

NUVEEN ASSET MANAGEMENT | SYMPHONY | NWQ | SANTA BARBARA ASSET MANAGEMENT | Tradewinds GLOBAL INVESTORS | Winslow Capital
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Restrictions and Requirements

1. **Pre-clear ALL of your applicable political Contributions and activities IN ADVANCE.** Refer to the sidebar below and the table on page 3. For Contributions, use PTCC to request pre-clearance. For any political activities that are not "volunteer" activities, contact Compliance to request pre-clearance. Do not make any Contribution or engage in any political activities before you get a response, and do not violate any limits or conditions indicated on any pre-clearance approval you receive.

2. **Where required, pre-clear ALL political Contributions of a spouse or dependent child.** The need for pre-clearance is based on where the Contribution is made, not where you or your spouse or dependent child lives or works.

   Jurisdictions that require pre-clearance for spouse and dependent child Contributions:

   - California: *Los Angeles County Metropolitan Transportation Authority Only.*
   - Connecticut.
   - Colorado: *Denver only.*
   - Illinois.
   - Kentucky.
   - New Jersey.
   - New Mexico.
   - Pennsylvania.
   - Rhode Island.
   - Texas: *San Antonio only.*

3. **Be aware that contributions by a spouse, domestic partner, or anyone with whom you have a joint account have the potential to appear to be linked to Nuveen.** For example, a contribution from a joint account is considered to be from you unless your name is completely blacked out on the check. Even a contribution from another person's individual account may appear to be linked to you or to Nuveen if, for example, it is a large contribution and it does not clearly align with the person's past political contribution patterns. (In this regard, please be mindful of item #8.)

4. **Do not use Nuveen resources for political purposes.** For example, do not engage in political activities while at work or use Nuveen computers, email, printers, copiers, phones, or other equipment for political purposes.

5. **Do not use the name of any Nuveen entity in connection with your own personal political Contributions or activities.** This includes keeping the Nuveen name off any political solicitation message or fundraising collateral.

6. **Do not make or Solicit any Contribution on behalf of Nuveen.** Nuveen is not permitted to make any political Contributions.

7. **Do not make or Solicit any Contribution aimed at helping Nuveen get or keep a State or Local Government Entity as an investment advisory client.** This includes coordinating with, or soliciting from, any individual or any State or Local political action committee (PAC). For example, you should not serve on a finance or fundraising committee, or have your name listed on fundraising committee messages or materials.

8. **Do not do anything indirectly that, if done directly, would violate this policy.** Such actions will be considered the equivalent of direct policy violations. For example, donating to a National Political Committee with the intent of directing the Contribution to a state candidate would be a policy violation, as would having a family member or friend submit a contribution that you have funded.

9. **Certify your compliance quarterly.** Promptly following the end of each calendar quarter, complete a "Political Contributions Certification" using PTCC.

POLICY ADMINISTRATION

Training

You will be required to participate in training on this policy when joining Nuveen as well as periodically during the time you are subject to this policy.

Exceptions

This policy exists to prevent violations of law. No exceptions that would violate any law will be granted.

Enforcement

Any individual who violates the policy may be subject to penalties, which may range from a warning or fine to suspension or termination of employment. Be aware that complying with this policy in letter but not in spirit will still expose you to possible penalties.

Applicable rules

This policy is designed to address Rule 206(4)-5 under the Investment Advisers Act of 1940, as amended, and state and local "pay-to-play"rules.

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Nuveen Political Contributions Policy

Page 2 of 4

IN KIND CONTRIBUTIONS VS. VOLUNTEER ACTIVITIES: WHEN TO PRE-CLEAR AND WHEN NOT

In-Kind Contributions *Pre-Clearance required*

Providing goods, services (other than your own volunteer activities), or anything else of value (other than money) for anything less than fair market value. Examples:

- Hosting an event at your home.
- Renting space for an event.
- Providing printing or web hosting services, whether through your own equipment or not.
- Paying for postage, email blasts, or other costs of distributing campaign materials.
- Paying for consultants or campaign workers.
- Providing meals for campaign employees or volunteers.

Volunteer Activities *Pre-Clearance NOT required*

Donating your own time and/or skills without compensation, during non-work hours and not at the direction of anyone at Nuveen. Examples:

- Stuffing envelopes for campaign mailers.
- Calling people to remind them to vote.
- Participating in voter registration drives.
- Donating your own time as a professional, such as doing legal, writing, design, website, or IT work.

Incidental personal expenses, such as personal meals or taxi fare, are not considered Contributions unless Nuveen reimburses them.

	RECIPIENT	CONTRIBUTION LIMIT	COMMENTS AND EXAMPLES
Candidates and their campaigns and committees	**Candidate for State or Local office or current State or Local official** (including those running for federal office)	$150 per election.	Can make separate $150 Contributions to primary and general election, but cannot make general election Contribution until after primary.
	Federal official or candidate for federal office who is not a State or Local official at the time of the Contribution	No limit set by this policy; state or federal election laws may have limits.	**Pre-clearance not required.**
Political committees, PACs, and Super PACs	National political party committee	No limit set by this policy; state or federal election laws may have limits.	Examples: Democratic National Committee (DNC), Republican National Committee (RNC), Republican Senatorial Campaign Committee (RSCC), Democratic Senatorial Campaign Committee (DSCC), Democratic Congressional Campaign Committee (DCCC), National Republican Campaign Committee (NRCC). **Pre-clearance not required.**
	State or Local political party committee	$150 per calendar year.	Examples: Democratic Party of Illinois, Illinois Republican Party, Independent American Party of Illinois.
	State or Local PAC	All Contributions prohibited.	Includes state-registered leadership PACs and any other political committee that can contribute to State or Local candidates or elected officials.
	State Super PAC	$150 per calendar year.	Includes state-registered independent expenditure committees that support State or Local officials or candidates.
	Federal PAC or super PAC that contributes exclusively to federal candidates or national parties	$150 per calendar year without documentation; larger Contributions may be approved with proper documentation (contact Compliance for details).	Includes federally registered independent expenditure committees that support federal candidates; federally registered union, business, or leadership PACs.
	Federal joint fundraising committees	$150 per calendar year without documentation; larger Contributions may be approved with proper documentation (contact Compliance for details).	Includes any entity that Solicits or collects Contributions that could be allocated to State or Local candidates or elected officials.

Nuveen Political Contributions Policy 44 Page 3 of 4

Other political organizations	**501(c)(4) organization**	No limit set by this policy, but you must provide proper documentation before making Contributions (contact Compliance for details).	Includes education/advocacy organizations that focus on social welfare issues and may engage in some form of political activity; many ballot measure committees.
	527 organization	$150 per calendar year.	Includes "soft money" organizations not registered under campaign finance laws; Republican or Democratic governors associations.
	Member-based political organizations that do not make or Solicit political Contributions	No limit set by this policy; state or federal election laws may set limits.	**Contact Compliance before becoming a member of such an organization.** Affiliation with a PAC does not disqualify an organization from this category so long as it is a separate organization from the PAC.
	Political caucus	$150 per calendar year if any portion of money will be used to support State or Local officials or candidates; otherwise no limit set by this policy.	Includes any political group that meets to coordinate member actions, make group policy, or nominate candidates.

Nuveen Political Contributions Policy
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Nuveen Investments Compliance January 2014 [GRAPHIC APPEARS HERE] Privacy Policy Summary and Scope What this policy is about Enhancing your understanding of the framework of Privacy regulation, and establishing restrictions and requirements in that connection. Who this policy applies to All Permanent Employees. All Nuveen interns. Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them. Important to understand Privacy regulations strictly limit the sharing of Customer Information. A narrow set of exceptions may be available, sometimes in conjunction with the provision of an opt-out notice. The regulations also establish standards for safeguarding Customer Information, and require the delivery of Privacy notices to new customers and at least once a year to existing customers. In some states, state laws require that customers be notified of any security breach or loss of data that might affect them. Restrictions and Requirements 1. Always get approval before sharing Customer Information externally or with any Nuveen affiliate. This includes sharing with any vendor or other external business partner. Consult the Privacy Office (privacyoffice@nuveen.com) any time you are contemplating a business arrangement that would involve access to any Customer Information that is not covered by existing approvals. As appropriate, the Privacy Office will consult with Legal, and may ask for evaluations from the IT Department. Do not share Customer Information unless and until you receive written approval from the Privacy Office. 2. Understand and comply with Nuveen’s Information Security Policy. Note that Symphony Asset Management LLC and Winslow Capital Management, LLC have their own respective versions of the Information Security Policy. 3. Promptly report any actual or suspected Privacy Data Breach. Immediately alert Information Security at ITSecOp@ nuveen.com (who will coordinate with the Privacy Office) anytime you become aware that any Customer Information has been, or might have been, shared with or accessed by any unauthorized party. Also report any unsuccessful attempts by any unathorized individuals to access Customer Information. Based on applicable requirements, the Privacy Office will determine if any remedial action or reporting is required, and will ensure that any actions it prescribes are carried out. Terms with Special Meanings Within this policy, these terms are defined as follows: Customer Information Any data, or combination of data, obtained by Nuveen in any media (physical or electronic) that is sufficient to identify an individual (meaning a natural person) or to partially or fully enable another party to fraudulently act or represent themselves as that individual. This may include one or more confidential data elements (such as an account or social security number or a PIN), one or more non-confidential data elements (such as address and phone number), or a combination of these elements. For purposes of this policy, consistent with Privacy regulation, it applies only to individual clients and prospects, and does not include institutional customers. Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC. Permanent Employees Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. Privacy Data Breach An incident in which Customer Information is intentionally or unintentionally shared with, or otherwise viewed or accessed by, unauthorized individuals. Privacy Notices Under the Gramm-Leach-Bliley Act, SEC Regulations S-P, and the FTC’s financial Privacy regulation, Nuveen is required to deliver to applicable customers a notice outlining its Privacy policies and practices. The Privacy Notice is also available at nuveen.com. Nuveen’s Privacy Office is responsible for the content of Nuveen’s Privacy Notice and for overseeing its delivery. Related Policy: Information Security A sound Privacy program is reliant upon highly effective practices to safeguard Customer Information, as detailed in the Information Security Policy that applies to you. [GRAPHIC APPEARS HERE] [GRAPHIC APPEARS HERE] 46

Nuveen Investments Compliance December 2014 Records Management Policy Summary and Scope What this policy is about Ensuring that Nuveen meets all applicable regulatory and internal standards for creating, maintaining and disposing of Official Records. Who this policy applies to All Permanent Employees. All Nuveen Interns. Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them. Important to understand Day-to-day records management primarily functions at the Department level. Your Department Records Controller (DRC) should be your main point of contact for records management issues. Your Department may have more specific requirements than those described in this policy. Ask your DRC about any that may apply to you. Not all business-related materials are Official Records. Those that do not meet the criteria for Official Records are not listed in Department Record Inventories and are not subject to this policy. However, they may be governed by other policies or practices established by your Department. Terms with Special Meanings Within this policy, these terms are defined as follows: Compliance Records Management Team The Compliance team that provides leadership and guidance for Nuveen’s records management program. Department Any affiliate, business unit, or other group that the Records Management Team has designated as a distinct unit for purposes of records management activities. All Nuveen Permanent Employees and Nuveen Interns are employees of a Department. Department Records Controller (DRC) A designated Department-level employee who assists fellow Department employees with records management issues and maintains the Department Record Inventory. Department Record Inventory The list of Official Records that each Department is required to maintain, along with the minimum retention period and the location and/or format in which each Official Record is currently maintained. Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries. Official Record Any information, in any form, that Nuveen is required to retain by law or regulation (including Federal securities laws). Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. Retention Period The length of time that an Official Record must be kept before it can be destroyed. [GRAPHIC APPEARS HERE] 47

Restrictions and Requirements 1.Take all appropriate steps to ensure that any Official Records you create or handle are being properly maintained and disposed of. To find out how this rule applies to you in practice, ask your Department Records Controller (DRC). If you don’t know who your DRC is, see “Who to Contact” at right. 2. Strictly comply with any preservation notice you receive. A preservation notice (also known as a “litigation hold” or “legal hold”) requires that all materials related to a specific topic be preserved until further notice, regardless of the normal retention period. All preservation notices require that any destruction process be suspended, and may specify other terms as well. Note that preservation notices apply not only to Official Records but to relevant materials that are not Official Records. 3. Never destroy any Official Record unless you are certain that it is permissible to do so. Who to Contact For answers to general Records questions, contact your manager, your DRC, or the Records Management Team. Records Management Team Helen Fogarty Assistant Vice President Team Leader, Records Management and eDiscovery (312) 917-7893 Erin Hormozi Senior Compliance Analyst Records Management and eDiscovery (312) 917-8259 General Mailbox: Records@nuveen.com Related Policy: Information Security The topics covered in this policy are closely related to those covered in Nuveen’s Information Security Policy. In particular, note the information on: practices for proper classification and handling of information the safeguarding and handling of all Nuveen Information, consistent with its classification disposing of Nuveen Non-Public Information securely, using a shredder where appropriate adopting “clean desk” practices The policy also requires that employees never leave Nuveen Non-Public Information unattended in printers, meeting rooms, or other places where access is not closely controlled. See the policy for complete details. Symphony Asset Management LLC and Winslow Capital Management, LLC employees: see your own respective versions of the Information Security Policy. 48 Nuveen Records Management PolicyPage 2 of 2

Nuveen Investments Compliance February 2014 [GRAPHIC APPEARS HERE] Reportable Events Policy Summary and Scope What this policy is about Ensuring that you inform the Ethics Office of certain legal, financial, or other Reportable Events that involve you or any entity you controlled at the time of the event. Who this policy applies to All Permanent Employees. All Nuveen interns. Any consultants or temporary workers notified by Nuveen Investments Compliance or their local Compliance Officer that this policy applies to them. Important to understand If an event is reportable, it doesn’t matter where it happened or who the legal or regulatory authority or other opposing party is. With Reportable Events, the financial service industry’s focus is on circumstances that could appear to call into question an individual’s ethics or judgment. Consequently, you must report to the Ethics Office any reportable interaction with any authority that has jurisdiction over the matter —— civil or military; domestic or foreign; regulatory or self-regulatory; municipal, state, or federal. This includes securities exchanges and professional associations. Nuveen in turn must review each Reportable Event and may be required to submit reports to those authorities that require them. Failure to disclose a Reportable Event can have repercussions for you and for Nuveen. If you have any doubt whether something is reportable, contact the Ethics Office. In many cases, the different stages of a proceeding are each considered a Reportable Event. For instance, the filing of a complaint by a financial regulator or law enforcement agency and the resolution of that complaint are each Reportable Events. An arraignment, conviction, and sentencing constitute three separate Reportable Events, even if all are related to the same alleged crime. Restrictions and Requirements 1. Promptly notify the Ethics Office or your local Compliance Officer of any Reportable Event. Report an event within 10 calendar days of its occurrence by calling the Ethics Office at 312- 917-8000 or by contacting your local Compliance Officer. A Reportable Event is any of the following that involves you personally or any organization you controlled at the time of the event: Any arraignment, charge, indictment, or entering of a plea in a criminal matter, other than a minor traffic violation. Any bankruptcy (whether voluntary or not), unsatisfied lien or judgment, short sale of a property, or settlement with a creditor involving any forgiveness of debt. Any notice or action involving any regulator, such as a complaint, request for information or testimony, subpoena, or any notice of proceedings or of an investigation, or a Wells notice. Any suspension or revocation of authorization to act as an attorney, accountant, or federal contractor. Any new complaint from any former, current or prospective customer that makes allegations of any sales practice violation or of theft, forgery, or misappropriation of assets. Any investment-related arbitration or civil litigation. Any order or injunction from the U.S. Postal Service related to allegations of obtaining money or property through false representation. Any instance where a bonding company has denied, revoked, or made a payment on a bond. Any judgment, finding, decision, sanction, penalty, consent decree, or settlement in connection with any of the above. 2. Complete the Annual Compliance Questionnaire/Certification when requested. Note that the questionnaire is not a substitute for properly reporting an event as described above. Terms with Special Meanings Within this policy, these terms are defined as follows: Nuveen Nuveen Investments, Inc. and all of its direct or indirect subsidiaries except for Gresham Investment Management LLC. Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers. [GRAPHIC APPEARS HERE] 49 [GRAPHIC APPEARS HERE]

Nuveen Compliance | September 2016 Volcker Rule Policy Summary and Scope What this policy is about Ensuring that Nuveen complies with all applicable requirements of the Volcker Rule, including restrictions on Proprietary Trading and on activities involving Covered Funds. The Volcker Rule also has implications for Nuveen employees who wish to personally invest in a TIAA or Nuveen-sponsored Covered Fund. Who this policy applies to n All Permanent Employees. n Any consultants or temporary workers notified by Nuveen Compliance or their local Compliance Officer that this policy applies to them. [GRAPHIC APPEARS HERE] Important to understand Under the Volcker Rule, Nuveen is considered a Banking Entity, and is therefore subject to the Volcker Rule. This is because Nuveen is affiliated with the Teachers Insurance and Annuity Association of America (“TIAA”), which owns an insured depository institution. Subject to certain exemptions and exclusions, the Volcker Rule prohibits or limits the following activities by Banking Entities: n Proprietary Trading. n Acquiring or retaining any equity, partnership, or other Ownership Interest in a Covered Fund. n Acting as a Sponsor of or engaging in certain activities, relationships, or transactions with a Covered Fund. TERMS WITH SPECIAL MEANINGS Within this policy, these terms are defined as follows: Affiliate Any company that controls, is controlled by, or is under common control with another company. Under the Bank Holding Company Act, Nuveen and each of its direct and indirect subsidiaries are deemed “affiliates” of TIAA and are therefore considered “Banking Entities” subject to the Volcker Rule. Banking Entity Generally, any insured depository institution, or any company that controls or is an affiliate or subsidiary of one. Covered Funds are specifically excluded from the definition of Banking Entity, but Registered Funds are not. Covered Fund Generally any private fund (such as a hedge fund, private equity fund or private commodity pool) offered in the U.S. or a foreign country. A collateralized loan obligation is not considered a Covered Fund if it does not own securities. Registered Funds are specifically excluded from the definition of Covered Fund. Nuveen Nuveen Investments, Inc. and all of its direct and indirect subsidiaries. Ownership Interest Equity, partnership, or other similar interest in a Covered Fund, excluding a “restricted profit interest” (generally, an interest the sole purpose and effect of which is to allow the receipt of performance compensation from the Covered Fund). Permanent Employee Any full- or part-time employee of Nuveen, NOT including consultants and temporary workers; also any individual registered with Nuveen Securities, LLC. Proprietary Trading Any Nuveen entity engaging as a principal for its own trading account in any transaction to purchase or sell, or otherwise acquire or dispose of: (i) any security; (ii) any derivative; (iii) any contract of sale of a commodity for future delivery; or (iv) any option on any such security or derivative. Registered Fund Any registered investment company (such as a mutual fund, closed-end fund, or ETF), business development company, or foreign public fund (such as UCITS). Sponsor Any individual or entity that: n is a general partner, managing member, trustee or commodity pool operator of a Covered Fund; n selects or controls (or its employees, officers, directors or agents constitute) a majority of the directors, trustees, or management of a Covered Fund; or n shares with a Covered Fund the same name or a variation of the same name. [GRAPHIC APPEARS HERE] 50

Restrictions and Requirements [GRAPHIC APPEARS HERE] 1. No Nuveen entity may engage in Proprietary Trading. Nuveen is generally prohibited from engaging in Proprietary Trading. If you are unsure whether any action you propose to take could be deemed Proprietary Trading, consult with Nuveen Legal. 2. No Nuveen entity may form, acquire an Ownership Interest in, or Sponsor a Covered Fund without pre-approval from Nuveen Legal. Although the Volcker Rule generally prohibits a Banking Entity from serving as the Sponsor of, or having an Ownership Interest in, a Covered Fund, the Volcker Rule contains certain exemptions permitting such activities. In order to permit Nuveen Legal to determine whether any proposed Covered Fund activity falls under an exemption, all Nuveen entities must pre-clear the formation, acquisition, or sponsorship of any Covered Fund by using a New Entity/Investment Report Form. 3. Nuveen’s sponsorship and ownership of Covered Funds must be monitored for Volcker Rule compliance. The Volcker Rule’s exemptions permitting a Banking Entity to serve as the Sponsor of, or to have an Ownership Interest in, a Covered Fund are subject to various conditions. Nuveen Legal is responsible for documenting the applicable exemption and Nuveen Compliance is responsible for monitoring compliance with the conditions of such exemption. 4. Nuveen employees and their household members may not purchase a TIAA or Nuveen-sponsored Covered Fund without advance written approval. Pre-clear any personal investment in any Covered Fund by submitting the Private Placement pre-clearance request through PTCC or as otherwise directed under your local compliance policy. The request will be reviewed to determine whether an employee or their household member’s proposed investment in a TIAA or Nuveen-sponsored fund meets certain standards under the Volcker Rule. This review may include a determination of whether an employee’s role at Nuveen may allow or preclude personal investment in a TIAA or Nuveen-sponsored fund pursuant to the Volcker Rule. 5. The seeding of Registered Funds must be monitored for Volcker Rule compliance. Although Registered Funds are not considered Covered Funds, a Registered Fund could be a Banking Entity, and thus itself subject to the Volcker Rule, if it is an “affiliate” of a Banking Entity (i.e., if a Banking Entity, together with other affiliated entities, owns 25% (15% for UCITS) or more of the Fund). However, a Registered Fund will not be considered a Banking Entity during its seeding period, which can be for 3 years or more, depending on the circumstances. The duration of and justification for any seeding period shall be documented and monitored by Nuveen Product pursuant to the New Product Approval Policy. 6.If notified by Nuveen Compliance, you must complete annual Volcker Rule compliance training. Nuveen Compliance will identify employees whose job responsibilities include activities subject to the Volcker Rule and will prompt them annually to complete this training. 7. When in doubt, consult Nuveen Legal. When in doubt about whether anything you are proposing to do implicates the Volcker Rule and this Policy, consult with your local compliance officer, who will coordinate review with Nuveen Legal. 8. Nuveen Product and Finance play a key role for Nuveen. Members of Nuveen Product and Finance play a key role in Nuveen’s control environment by ensuring that all seeding requests are also vetted by Legal for compliance with the Volcker Rule and monitored accordingly. 9. Nuveen Compliance must submit reporting to TIAA. Nuveen Compliance will submit periodic reporting to TIAA on the status of activities subject to the Volcker Rule. RELATED POLICIES The topics covered in this policy are closely related to those covered in the Code of Ethics. The Nuveen Code of Ethics already requires employees and their household members to pre-clear a personal investment in any private placement, including an investment in any private funds advised or sub-advised by TIAA or Nuveen. Gresham employees should consult the Gresham Code of Ethics, which similarly requires the preclearance of all private placements. All preclearance requests regarding investments in TIAA-sponsored or Nuveen-sponsored Covered Funds will undergo extra scrutiny to ensure compliance with the Volcker Rule. See the full policy document for details. 51 Nuveen Volcker Rule PolicyPage 2 of 2

[GRAPHIC APPEARS HERE] Nuveen Compliance October 2015 Code of Ethics Supplement: Personal Trading Restrictions for Nuveen Asset Management, LLC See the Nuveen Investments, Inc. (“Nuveen”) Code of Ethics for a detailed description of the personal trading restrictions applicable to all Nuveen Asset Management, LLC (“NAM”) employees, including, among other things, pre?clearance requirements, and process and reporting obligations. In addition to the trading restrictions described in the Nuveen Code of Ethics, NAM employees and their Household Members are prohibited from effecting transactions in municipal securities in any Reportable Account, other than a Managed Account. As used herein, the terms “Household Member”, “Reportable Account” and “Managed Account” shall have the meanings given to such terms in the Nuveen Code of Ethics. “Municipal securities” has the meaning set forth in Section 3(a)(29) of the Securities Exchange Act of 1934 and include, but are not be limited to, any bond, note, warrant, certificate of participation or other obligation issued by any state or local government or their agencies or authorities (such as cities, towns, villages, counties or special districts or authorities), or derivatives creating exposure to such securities. If you have any questions regarding whether a security is considered a municipal security under this supplement, please consult with Nuveen Compliance. 52

Nuveen Asset Management, LLC

Insider Trading and Confidential Information Policies and Procedures

Effective Date: April 30, 2013, as last amended August 31, 2016

I.	Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted a Code of Ethics (the “Code”), to which Nuveen Asset Management, LLC (“NAM”) is subject, which provides that all “Inside Information” (as defined in the Code) must be handled properly. These policies and procedures (the “Policy”) supplement the Code’s provisions regarding Inside Information. The Policy should be read in conjunction with the Code and the NAM Expert Networks Policy.

II.	Regulatory Highlights

As an investment adviser registered with the U.S. Securities and Exchange Commission (the “SEC”), NAM is subject to Section 204A of the Investment Advisers Act of 1940, as amended, (the “Act”), and is required to “establish, maintain, and enforce written policies and procedures reasonably designed. .to prevent the misuse in violation of this Act or the Securities Exchange Act of 1934, or the rules or regulations thereunder, of material, nonpublic information. .”1

Commodity Futures Trading Commission (“CFTC”) Rule 180.1 also prohibits trading on the basis of Inside Information in breach of a pre-existing duty (established by another law or rule, agreement, understanding, or some other source) and trading on the basis of Inside Information that was obtained through fraud or deception.

Federal securities laws2 and judicial opinions construing such laws constitute the body of U.S. insider trading law to which NAM is subject.

III.	Policy Objective

In order to comply with applicable laws, regulatory requirements, and client expectations, NAM has implemented the Policy to prevent, detect and deter the misuse of Inside Information (as defined in the Nuveen Code), and to preserve Confidential Information (as defined below).

[1]	Investment Advisers Act of 1940, Sec. 204A.
[2]	As defined in the Code and including any applicable National Futures Association and CFTC rules and regulations.

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IV.	Policy Scope and Entities Affected

A.	This Policy applies to all NAM employees and establishes procedures for:

1.	managing the process for receiving information that is subject to confidentiality restrictions and/or that may constitute Inside Information; and

2.	establishing controls regarding the receipt and use of Confidential Information and Inside Information.

V.	Definitions

For purposes of this Policy:

A.	Confidential Information means information that has been conveyed to a NAM employee that is generally not in the public domain and with the expectation that NAM will preserve the non-public nature of such information; however, such information is not considered Inside Information because it either does not pertain to an issuer of traded securities or the information was deemed not to be impactful to the price of any such securities. This includes information related to any of the following:

1.	any NAM-advised account or portfolio and any other financial product offered or serviced by Nuveen;

2.	new products, product changes, or business initiatives; and

3.	past, current, and prospective clients, including their identities, investments, and account activity.

B.	Inside Information as defined in the Nuveen Code is information regarding any security, securities-based derivatives or issuer of a security that is both material and non-public. Information is material if either of the following is true:

1.	a reasonable investor would likely consider it important when making an investment decision; and/or

2.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

C.	Restricted Person is an individual NAM or additional Nuveen employee who has been identified as having been given access to Inside Information in a specific circumstance.

D.	Information Barriers are barriers that are established to restrict the flow of Inside Information from Restricted Persons to NAM or Nuveen Employees in other areas of the firm, and are intended to permit generally the conduct of business in other areas of the firm.

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These barriers consist of segregations of and specific prohibitions against the transmission of Inside Information, and may be in the form of physical, organizational or electronic separations that limit who may access documentation regarding Inside Information, and may include instructions from NAM Compliance and/or Legal to restrict the sharing of Inside Information to certain specific individuals or groups.

E.	Restricted List is a list of securities or issuers about which Restricted Persons have Inside Information and in which transactions by Restricted Persons and possibly other NAM employees have been restricted. While Inside Information may only be shared on a need-to-know basis, as detailed further below, depending on the nature of the information, the Information Barriers employed and the individuals who are deemed to be Restricted Persons, placement on the Restricted List may not result in all NAM employees being subject to trading restrictions. NAM employees not so restricted will be treated as though the security or issuer is on a Watch List, as described below. NAM employees whose personal and client related trading activities are impacted by the Restricted List will be notified by NAM Compliance of such restrictions. The Restricted List is maintained by NAM Compliance.

F.	Watch List is a list of securities or issuers about which NAM Compliance has determined should be subject to heightened oversight either because certain NAM employees are Restricted Persons or because of circumstances where it is possible that NAM possesses Inside Information. Inclusion on the list does not necessarily prohibit transactions involving such securities or issuers by employees who are not Restricted Persons. The Watch List is used to monitor for suspicious trades or to highlight potential breaches of an Information Barrier. It is maintained by NAM Compliance and is not disseminated to NAM employees.

VI.	Policy and Procedures

A.	Confidential Information

1.	NAM employees are required to properly safeguard any Confidential Information and must use discretion in disclosing such information, as well as guarding against unlawful or inappropriate access by others, as required under the Code, Nuveen’s Information Security Policy, and Nuveen’s and NAM’s Privacy Policies.

2.	Confidential Information may be released only as required by law or as permitted under Nuveen’s and NAM’s Privacy Policies. NAM employees must consult with Compliance or NAM Legal before releasing any Confidential Information.

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B.	Unplanned Possession of Inside Information

1.	Any time a NAM employee thinks that he/she may have come into possession of Inside Information (whether in connection with his/her position at NAM or not), he/she must promptly alert NAM Compliance or NAM Legal.

2.	Until a NAM employee receives further instructions from NAM Compliance or NAM Legal, he/she may not take any action in relation to the information, including trading or recommending the relevant securities, or communicating the information to anyone else.

3.	NAM Compliance, in consultation with NAM Legal, will determine whether the acquired information constitutes Inside Information, and if trading restrictions should be imposed and any monitoring should be conducted. NAM Compliance and/or Legal will consult with the impacted NAM employees regarding the implementation of required Information Barriers.

C.	Planned Possession of Inside Information

1.	If a NAM employee is solicited to enter into a Confidentiality Agreement or Non- Disclosure Agreement (collectively, an “NDA”) or otherwise is asked to receive Confidential Information or Inside Information, the NAM employee must either: (i) refer the soliciting party to NAM Legal; or (ii) inform the soliciting party that he/she will consult with NAM Legal and reply after such consultation.

2.	NAM Legal will review and approve any NDA.

3.	NAM Compliance, in consultation with NAM Legal, will determine the trading restrictions to impose and monitoring to conduct. NAM Compliance and/or Legal will consult with the impacted NAM employees regarding the implementation of required Information Barriers.

D.	Additional Restrictions and Requirements

1.	While in possession of the potential or actual Inside Information, at no time may any Restricted Person trade or recommend a trade in any securities that would be impacted by the Inside Information, unless prior approval has been granted by NAM Compliance or Legal, as detailed in Section VI.D. and Appendix B. This includes trades in any personal accounts and all client accounts.

2.	Restricted Persons will receive a written communication (see Appendix A) from NAM Compliance, which, among other things, will identify all of the other NAM personnel and any other Nuveen employees who have been given access to the same Inside Information.

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Prior to sharing Inside Information with any NAM or Nuveen Employees that is not listed on such communication, NAM employees must obtain approval from Compliance. This will enable NAM Compliance to maintain proper records with respect to NAM’s handling of Inside Information and to effectively carry out its monitoring responsibilities.

3.	At no time may Inside Information be shared or proposed to be shared with anyone outside of Nuveen, who is not already in possession of the Inside Information and/or subject to the terms of the NDA, or with any NAM or Nuveen employee who does not have a Nuveen-related business purpose for knowing such Inside Information.

E.	Exceptions

Restricted Persons may be permitted, with the prior approval, which may be granted on a standing basis, of NAM Compliance or Legal, to execute transactions in securities for client accounts while in possession of Inside Information in certain instances, including, but not limited to, those outlined in Appendix B.

F.	Compliance Controls

1.	Review and Documentation. NAM Compliance will maintain a record of all instances when NAM employees have reported that they may or have come into possession of Inside Information including:

a.	the date NAM Compliance and/or Legal was notified of possession;

b.	the name(s) of the Restricted Persons;

c.	the department(s) of the Restricted Persons ;

d.	the date(s) the Inside Information was acquired;

e.	a description of the nature of the Inside Information;

f.	how the Inside Information was obtained and whether it was obtained pursuant to an NDA;

g.	the name(s) of the issuer(s), security(y)/(ies) and account(s) impacted by the Inside Information;

h.	what, if any, activities will be limited due to possession of Inside Information;

i.	the dates that client and personal trading restrictions were implemented for Restricted Persons with respect to the issuers and/or specific securities;

j.	the names of NAM Legal and Compliance staff involved in the assessment/review;

k.	the date when the Inside Information was publicly disclosed or ceases to be relevant; and

l.	a copy of the NDA, if applicable.

2.	Notification of Restrictions: NAM Compliance will notify Restricted Persons who possess Inside Information of the restrictions to which they are subject. Notification will be provided via e-mail in the form of Appendix A to this Policy.

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3.	Restricted and Watch Lists. Based on NAM Compliance and Legal’s determination that the acquired information constitutes Inside Information, NAM Compliance and/or Legal will determine whether to add an issuer and/or specific securities to NAM’s Restricted or Watch Lists.

4.	Client Accounts - Trading Restrictions and Surveillance:

a.	NAM Compliance will notify Portfolio Compliance and Nuveen Global Operations (“NGO”) of required trading restrictions and Restricted and Watch Lists. Such teams will be responsible for coding, maintaining, and updating the required trading restrictions on the appropriate NAM accounting and trading systems, including, but not limited to, Charles River and FiServ Security APL.

b.	Jointly, and as appropriate, Portfolio Compliance and NGO will monitor client accounts for trades in securities on the Restricted and Watch Lists using Nuveen’s accounting and trading systems.

5.	Employee Personal Accounts - Trading Restrictions and Surveillance:

a.	NAM Compliance and/or Legal will determine which NAM employees and Nuveen employees will be restricted from personal trading of securities and NAM Compliance will provide the Ethics Office with the list of Restricted Persons who are, by policy, restricted from trading the securities.

b.	The Ethics Office will code securities for trade blackout in PTCC for the Restricted Persons when notified by NAM Compliance.

c.	The Ethics Office will also monitor NAM employees, NAM Access Persons who are not NAM employees, and all Nuveen General Employees, as defined under the Code.

VII.	Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VIII.	Policy Owner

Compliance Department

58

IX.	Policy Administrators

Compliance Department

Legal Department

NAM General Counsel

Head of Research

Effective:	April 30, 2013

As amended:	May 8, 2014
June 1, 2015
October 8, 2015
August 31, 2016

Appendix A

Notification of Restricted Person Status E-mail Template

PRIVILEGED AND CONFIDENTIAL

Dear Colleague,

Nuveen Asset Management, LLC (“NAM”) employees have recently acquired or are about to acquire Inside Information (as defined in the Nuveen Investments, Inc. Code of Ethics) regarding the following issuers and/or securities.

☐ [Insert portion of Restricted List that applies to specific NAM employee.]

The NAM employees who are currently or will be in possession of such information include the following:

☐ [Insert list of Restricted Persons.]

Additionally, Nuveen employees in the following Nuveen Shared Services departments may receive such information for business purposes:

☐ [Insert list of Nuveen Shared Services Departments.]

In the event that there is a legitimate business reason for sharing the Inside Information with other individuals or departments who are not identified on the above lists, you must obtain approval from NAM Compliance prior to sharing the Inside Information with such persons.

Please be advised that until further notice you are prohibited from:

☐	buying, selling, gifting or otherwise disposing of the securities, whether on behalf of a Nuveenadvised account or portfolio, yourself or anyone else;

☐	recommending, encouraging, or influencing others to transact in the issuer’s securities, even if you do not specifically disclose or reference the Inside Information; and

☐	communicating the Inside Information to anyone, whether inside or outside Nuveen, except in discussions with NAM Compliance and Legal and as expressly permitted by any confidentiality agreement or under NAM’s Insider Trading and Confidential Information Policies and Procedures.

Any exceptions to the above restrictions must be granted by NAM Compliance or Legal prior to transacting, in accordance with NAM’s policies and procedures.

Compliance will notify you when the above restrictions are no longer in force.

If you have questions, please contact NAM Compliance or Legal. Thank you.

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Appendix B

Exceptions to Trading Restrictions

1.	“Big Boy” Exception

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information provided that the counterparty to the transaction possesses the same Inside Information as NAM. Please consult with NAM Compliance or Legal in these instances prior to executing such transactions.

2.	Legacy securities that conflict with strategy and account guidelines

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information when the securities are legacy securities (as defined below) that do not meet the applicable guidelines for an account, as further described below.

Retail separately managed account (“Retail SMA”) municipal bond strategies (e.g., short term municipal bond; limited maturity municipal bond, intermediate term municipal bond and long term municipal bond, municipal bond total return, laddered portfolios) are generally subject to documented guidelines relating to such things as: (i) a minimum credit quality; (ii) a maximum maturity; (iii) a requirement to hold only securities exempt from taxes in a specific state; and (iv) a requirement to hold only securities not subject to the alternative minimum tax (AMT).

When a Retail SMA client contributes previously-acquired securities (sometimes referred to as “legacy” securities) into an advisory account, either in connection with funding a new account or as a contribution to an existing account, NAM typically liquidates such securities promptly upon identification of such securities as failing to meet the guidelines for the relevant Retail SMA municipal bond strategy and account. Such liquidations are a function of the applicable account’s guidelines and do not relate to the exercise of investment discretion.

For legacy securities with respect to which NAM has possession of Inside Information, NAM intends to follow its standard process of liquidating all legacy securities that do not comply with the applicable strategy and account guidelines.1 NAM will direct the liquidation of such securities

[1]	For legacy securities with respect to which NAM has possession of Inside Information that do comply with the applicable guidelines, NAM intends to treat such securities like other securities for which it has Inside Information. For example, NAM may hold and supervise such securities in the client’s advisory account subject to certain transaction restrictions.

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in accordance with its standard policies and procedures regarding the sale of non-compliant legacy securities (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client, after (i) the commencement/effectiveness of NAM’s investment management services, (ii) the deposit of the legacy securities in the advisory account and (iii) NAM’s identification of such securities as failing to meet the guidelines for the relevant Retail SMA municipal bond strategy and account. 2

As an additional safeguard, NAM may implement procedures to prevent or minimize access to the Inside Information by the NAM portfolio managers responsible for the management of the Retail SMA municipal bond strategies (the “SMA PMs”). In such instances, portfolio managers and research analysts that possess the Inside Information will be reminded that they are not to discuss any Inside Information with any SMA PM.

3.	Client Directed Transactions

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information when the transaction is pursuant to a client direction. For example, a client may instruct NAM to terminate and liquidate an account, or to sell certain securities for tax loss purposes. In such cases, NAM would direct the liquidation/sale of such securities in accordance with its standard policies and procedures (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation/sale will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client. In cases where NAM follows client directions, NAM is not exercising any investment discretion with respect to the transaction.

***

The arrangements described herein are being implemented without reliance on any Inside Information in NAM’s possession. NAM intends to revisit such arrangements on a periodic basis in order to ensure that such arrangements continue to meet NAM’s business requirements and comply with applicable law. NAM reserves the right to modify or terminate such arrangements as it deems appropriate so long as any such modification or termination is made without reliance on any Inside Information in NAM’s possession.

[2]	NAM reserves the right to notify prospective clients, clients and their advisors that contribution of legacy securities for which NAM has Inside Information may result in certain transaction restrictions and to identify such securities. Prospective clients, existing clients and their advisors may therefore determine to liquidate such securities on their own and contribute cash into the advisory account rather than the securities.

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securities in accordance with its standard policies and procedures regarding the sale of noncompliant legacy securities (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client, after (i) the commencement/effectiveness of NAM’s investment management services, (ii) the deposit of the legacy securities in the advisory account and (iii) NAM’s identification of such securities as failing to meet the guidelines for the relevant Retail SMA municipal bond strategy and account. 2

As an additional safeguard, NAM may implement procedures to prevent or minimize access to the Inside Information by the NAM portfolio managers responsible for the management of the Retail SMA municipal bond strategies (the “SMA PMs”). In such instances, portfolio managers and research analysts that possess the Inside Information will be reminded that they are not to discuss any Inside Information with any SMA PM.

3.	Client Directed Transactions

Restricted Persons may execute transactions in securities for client accounts while in possession of Inside Information when the transaction is pursuant to a client direction. For example, a client may instruct NAM to terminate and liquidate an account, or to sell certain securities for tax loss purposes. In such cases, NAM would direct the liquidation/sale of such securities in accordance with its standard policies and procedures (e.g., through an arms-length marketplace transaction with a third-party dealer), and the liquidation price will be the prevailing price determined through such marketplace transaction. The timing of the liquidation/sale will be as soon as practicable under the circumstances, consistent with NAM’s duties to the client. In cases where NAM follows client directions, NAM is not exercising any investment discretion with respect to the transaction.

***

The arrangements described herein are being implemented without reliance on any Inside Information in NAM’s possession. NAM intends to revisit such arrangements on a periodic basis in order to ensure that such arrangements continue to meet NAM’s business requirements and comply with applicable law. NAM reserves the right to modify or terminate such arrangements as it deems appropriate so long as any such modification or termination is made without reliance on any Inside Information in NAM’s possession.

[2]	NAM reserves the right to notify prospective clients, clients and their advisors that contribution of legacy securities for which NAM has Inside Information may result in certain transaction restrictions and to identify such securities. Prospective clients, existing clients and their advisors may therefore determine to liquidate such securities on their own and contribute cash into the advisory account rather than the securities.

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Nuveen Asset Management, LLC

Use of Expert Networks Policies and Procedures

Effective Date: April 30, 2013

I.	Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted a Code of Ethics (the “Code”), to which Nuveen Asset Management, LLC (“NAM”) is subject, which provides that all “Inside Information” (as defined in the Code) must be handled properly. These policies and procedures (the “Policy”) supplement the Code’s provisions regarding Inside Information. The Policy should be read in conjunction with the Code and the NAM Insider Trading and Confidential Information Policies and Procedures (the “Insider Trading Policy”).

II.	Definitions

For purposes of this Policy:

A.	Inside Information as defined in the Nuveen Code is information that is both material and non-public. Information is material if either of the following is true:

1.	a reasonable investor would likely consider it important when making an investment decision; and/or

2.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

B.	Expert Networks are primary research firms or any consultants providing similar services that connect investment management professionals with industry experts.

III.	Policy Objective

This Policy addresses the potential risks present when NAM utilizes the services of Expert Networks as a part of its investment management analysis and is designed to minimize risks associated with using Expert Networks. The underlying procedures are also designed to detect if and when NAM employees may come into contact with Inside Information through the use of Expert Networks and to prevent any NAM employee from trading while knowingly possessing such Inside Information.

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IV.	Policy and Procedures

A.	NAM Compliance will perform an initial review of any new Expert Network prior to use of such firm by NAM and will make recommendations to the NAM Brokerage Practices Committee regarding the use and approval of such Expert Network. Accordingly, prior to using an Expert Network, NAM employees must confirm with Investment Operations or Compliance that the Expert Network has been approved.

B.	NAM will perform due diligence on existing Expert Networks periodically thereafter.

C.	NAM employees are required to report any interactions with Expert Network consultants following meetings or other communications with such consultants using the attached Appendix A.

V.	Compliance Controls

A.	In the event a NAM employee believes he or she may have come into possession of Inside Information, or that Inside Information was specifically utilized in an analysis provided by an Expert Networks or its consultants, the NAM employee must immediately contact NAM Legal or Compliance, and proceed as detailed in the Insider Trading Policy.

B.	NAM Compliance will review and evaluate reported NAM employee interactions with Expert Networks post-fact.

C.	NAM Compliance will periodically coordinate reviews with the Ethics Office and Portfolio Compliance of NAM portfolio transactions and employee personal trading after meetings with Expert Networks, with attention to the proximity of such transactions and meetings to material public announcements by, or other significant events pertaining to, issuers who were the subject of an Expert Network analysis.

VI.	Recordkeeping

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VII.	Policy Owner

Compliance Department

2

VIII.	Policy Administrators

Compliance Department

NAM General Counsel

Head of Research

Effective: April 30, 2013

3

Appendix A

Nuveen Asset Management, LLC

Employee Expert Network Reporting Form

Please complete and return the questionnaire as soon as practicable following any interactions with an Expert Network to NAM Compliance. Thank you.

Name:

Department:

Phone:

1.	Expert Network:

2.	Please provide details on the form(s) of your recent interaction(s) with the identified Expert Network (e.g. seminar/conference/webinar, telephone or video conference, private visit, etc.).

3.	For each activity identified in response to Question #2, please the following information:
a.	Date(s);

b.	Location(s):

c.	Name(s) of Nuveen/NAM employee participant(s);

d.	Name(s) of Consultant(s) involved;

e.	A brief description of content for each above-identified item; and

f.	Clear buy or sell recommendation regarding specific companies and/or securities.

4.	Do you believe that any Inside Information (as described below) may have been conveyed, whether advertently or inadvertently, during your reported interaction(s) with the Expert Network?

     Yes - If yes, contact NAM Compliance immediately.

     No

As defined in the Nuveen Code of Ethics, Inside Information is defined as information that is both material and non-public. Information is material if either of the following is true:

a.	a reasonable investor would likely consider it important when making an investment decision; and/or

b.	public release of the information would likely affect the price of a security.

Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a report, filing or other periodic communication.

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Privacy Policy Notice

Nuveen Asset Management, LLC considers your privacy our utmost concern. As a registered Investment Adviser, we are required to provide you with certain information. In order to provide you with individualized service, we collect certain nonpublic personal information about you from information you provide on applications or other forms (such as your address and social security number), and information about your account transactions with us (such as purchases, sales and account balances). We may also collect such information through your account inquiries by mail, email, telephone or our web site.

We do not disclose any nonpublic personal information about you to anyone, except as permitted by law. So that we may continue to offer you Nuveen Investment products and services that best meet your investing needs, and to effect transactions that you request or authorize, we may disclose the information we collect, as described above, to companies that perform administrative services on our behalf, such as transfer agents, custodians, printers and mailers that assist us in the distribution of written materials. These companies will use this information only for the services for which we hired them, and are not permitted to use or share this information for any other purposes.

If you decide at some point either to close your account(s) or to become an inactive customer, we will continue to adhere to the privacy policies and practices described in this notice.

With regard to our internal security procedures, we restrict access to your personal and account information to those employees who need to know that information to service your account. We maintain physical, electronic and procedural safeguards to protect your nonpublic personal information.

A copy of our privacy notice is posted at www.nuveen.com. If you have any questions about our policy or would like additional copies of this notice, please call us toll free at (800) 847-6369 or send us an e-mail through our website www.nuveen.com or write to us at Nuveen Investments at 333 West Wacker Drive, Chicago, IL 60606.

Nuveen Asset Management, LLC

Advertising and Marketing Policy

Effective 10/26/12, last amended January 25, 2016

Introduction

Nuveen Investments, Inc. (“Nuveen”) has adopted guiding principles regarding the review and approval of advertising and marketing materials (“marketing communications”) to which Nuveen Asset Management, LLC (“NAM” or “the firm”) is subject. In a broad sense, marketing communications include all marketing, advertising, and communications with the public intended to be used outside of Nuveen that create an interest in NAM’s products, services, or in NAM in general. NAM has adopted the Advertising and Marketing Policy (the “Policy”) as a supplement to Nuveen Investments Compliance Department’s Marketing Review Compliance (“MRC”) policies and procedures.

Regulatory Highlights

This policy has been created to meet the requirements stipulated by regulatory organizations; such as, the Securities and Exchange Commission (“SEC”), Financial Industry Regulatory Authority (“FINRA”), U.S. Commodity Futures Trading Commission (“CFTC”), Central Bank of Ireland (the “Central Bank”), the National Futures Association (“NFA”), and other applicable regulatory organization.

Policy

NAM requires that all marketing communications be truthful, accurate, and consistent with applicable rules and regulations, and prohibits the use of any materials that are misleading, fraudulent, deceptive and/or manipulative. MRC will provide compliance oversight for these marketing communications and the overarching policies and procedures for marketing communications are provided by this team. Failure to comply with NAM’s policy may result in a sanction levied, which can range from an oral warning to dismissal.

Procedures

These communications must adhere to the following procedures, which are designed to ensure the firm’s compliance with its policy:

All forms of marketing communications must be submitted for Compliance review through ComplianceMAX (“CMAX”) the online tracking system for review and approval prior to use, and for recordkeeping purposes, pursuant to MRC’s review policies.

The Marketing Department and other preparers of marketing communications (“project managers”) are responsible for the factual accuracy of the marketing communications’ content, including confirming the accuracy of the numerical data. Project managers should obtain any performance information from the Nuveen Performance Group. Project Managers are also required to maintain any supporting documentation on which any statements, claims, statistics or analysis presented in the marketing communications are based, and this supporting documentation must be readily available for reproduction, if requested. If this documentation has not already been supplied along with the marketing communication in CMAX the project manager must maintain this documentation in a separate file and be able to reproduce independently, if requested.

The Nuveen Approver is responsible for the supervisory review and approval and will approve or reject marketing communications in writing through CMAX. MRC will maintain a log of approvals for marketing communications in CMAX. An archive of marketing communications submitted for review, along with the final approved versions, will also be maintained.

Previously approved marketing communications that have been updated with material changes are subject to a new review by MRC.

Any questions regarding review procedures or this policy in general should be referred to the Nuveen Investments Compliance Department’s Marketing Review Compliance.

Responsible Parties

Marketing Review Compliance (“MRC”)

Marketing Teams

Effective: 10/26/12

Amended: 1/25/16

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2	/	2	8	/	1	4
7	/	3	0	/	1	3

Nuveen Asset Management, LLC

Public Communications and Portfolio Holdings Disclosure

Policy and Procedures

Effective Date: June 1, 2015

I.	Background

Nuveen Investments, Inc. (“Nuveen”) has adopted certain guidelines regarding portfolio manager and analyst communications that apply to the investment advisory accounts (“Accounts”) that Nuveen Asset Management, LLC (“NAM”) manages.

NAM provides investment advisory services to a range of individual and institutional clients, including open-end and closed-end investment companies registered under the Investment Company Act of 1940, as amended and other pooled investment vehicles (each, a “Fund” and collectively, “Funds”).

NAM also provides investment advisory services to institutional investors through separate account management under both direct advisory and sub-advisory mandates (“Institutional Separate Accounts”). In addition, NAM provides investment advisory services to clients through managed account programs (wrap fee and dual contract) sponsored by broker-dealers and other financial intermediaries (“SMA Accounts” and together with Funds and Institutional Separate Accounts “NAM Accounts”).

II.	Policy

The principles expressed herein are intended to assist NAM’s portfolio managers and analysts in dealing with the many issues presented when they field inquiries from investors and/or financial advisors on topics relating to Nuveen, NAM, any NAM Accounts and/or the financial markets.

NAM employees should adhere to the following general standards when communicating with Account investors and/or financial advisors. NAM’s policy requires that all public communications must conform to a general standard of fair dealing and good faith.1 Moreover, these communications must also comply with all federal and state securities laws regarding communications with the public. The communication itself should provide a sound basis for evaluating any factual claim and cannot contain exaggerated, unwarranted, false or misleading statements. In addition, any public communications related to a Fund must comply with any policies adopted by such Fund regarding public disclosure of portfolio holdings and other matters.

[1]	For purposes of this Policy, “public communications” do not include requests by Institutional Separate Account or SMA Account clients or their sponsors or financial intermediaries.

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III.	Procedures

A. If a NAM employee receives a request for communication from a Fund investor or a financial advisor, he/she must first and foremost adhere to the applicable Fund’s policies regarding disclosure of portfolio holdings and other matters in addition to the above standard.

B. If a NAM employee is ever uncomfortable regarding the direction of a conversation or its content, he/she should inform the requestor that legal/compliance does not allow you to discuss this topic for regulatory reasons and politely end the call.

C. From time to time issues of particular sensitivity will arise (e.g., distressed credits) that will create the need for a public communication and/or a consistent internal approach to questions. In such an event, NAM employees will be advised by NAM Legal as to the form and content of permissible public communications and any relevant communication restrictions.

IV.	Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of the Nuveen Records Retention Policy and Procedures.

V.	Policy Owner

Compliance Department

VI.	Responsible Parties

NAM Compliance

NAM Legal

2

Nuveen Asset Management, LLC

Use of Solicitors Policies and Procedures

Effective Date: January 1, 2011, as last amended November 5, 2015

I.	Introduction

Nuveen Asset Management, LLC (“NAM”) has adopted these policies and procedures (this “Policy”) in compliance with Rule 206(4)-3 of the Investment Advisers Act of 1940 (the “Advisers Act”) concerning the payment of fees to solicitors.

II.	Definitions

A.	Solicitor means any person paid a cash fee who, directly or indirectly, solicits any client for, or refers any client to, NAM.

B.	Client includes both current and prospective clients.

III.	Policies

A. As a registered investment adviser, NAM follows specific requirements to remain in compliance with Rule 206(4)-3 under the Advisers Act:

1.	Confirmation that all potential solicitors who will be paid a fee are not subject to any statutory disqualifications;

2.	Fees paid are pursuant to a written agreement between NAM and all solicitors; and

3.	Appropriate written disclosure is delivered to the client.

B. NAM does not authorize payment of non-cash fees, for example, use of directed brokerage for payment to solicitors.

IV.	Procedures

A. NAM’s Institutional Sales and Client Service and Retail Separate Account Groups are responsible for ensuring the administration and record keeping of these policies.

B. NAM may not pay cash fees directly or indirectly to a solicitor for solicitation activities unless:

1.	There is a written agreement between NAM and the solicitor;

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2.	NAM remains a registered investment adviser under the Advisers Act;

3.	The solicitor represents that it:

i.	is not subject to an order issued under 203(f) of the Advisers Act, or been convicted of a felony or misdemeanor within the previous ten years involving conduct described in Section 203(e)(2)(A) through (D) of the Advisers Act; and

ii.	has not been found by the Securities and Exchange Commission to have engaged, or been convicted of engaging, in any of the conduct specified in paragraphs (1), (5) or (6) of section 203(e) of the Advisers Act, or is subject to an order, judgment or decree described in Section 203(e)(4) of the Advisers Act.

C. The written agreement must describe the solicitation activities to be engaged in by the solicitor on behalf of the investment adviser and the compensation to be received, and contain a commitment by the solicitor to perform his or her duties in a manner consistent with the instructions of the investment adviser and the provisions of the Advisers Act and the rules thereunder, including without limitation Rule 206(4)-5 regarding political contributions.

D. In addition to the previously stated conditions of paragraphs IV.B and IV.C being satisfied, if the solicitor is an affiliate of NAM (i.e., a partner, officer, director or employee of NAM or a partner, officer, director or employee of a person which controls, is controlled by, or is under common control with NAM) then the solicitor’s commitments in the written agreement with the solicitor must require the solicitor to disclose the nature of the relationship (i.e., affiliation) to the prospective client at the time of solicitation, but does not need to require the solicitor to disclose the specific terms of the written arrangement.

E. In addition to the previously stated conditions of paragraphs IV.B and IV.C being satisfied, a solicitor who is not an above-described affiliate of NAM (a “third-party solicitor”), at the time of rendering any solicitation services for which compensation is to be paid, must provide the solicited client with a current copy of Part 2A of NAM’s Form ADV, as well as a separate written disclosure document containing information about the terms of the solicitation arrangement, including:

1.	The names of the solicitor and NAM;

2.	The nature of the relationship between the solicitor and NAM, including any affiliation;

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3.	A statement that the solicitor will be compensated by NAM for the solicitation services;

4.	The terms of the compensation arrangement, including the amounts to be paid to the solicitor; and

5.	The amount, if any, for the cost of obtaining client’s account that the client will be charged in addition to the advisory fee, and the differential, if any, among clients with respect to the amount or level of advisory fees charged by NAM if such differential is attributable to the existence of any arrangement pursuant to which NAM has agreed to compensate the solicitor for soliciting clients for, or referring clients to, NAM.

F. For third-party solicitors, NAM’s Institutional Sales and Client Service and Retail Separate Account Groups must receive from the client prior to, or at the time of, entering into an agreement with the client a written acknowledgment of client’s receipt of the Form ADV Part 2A and the separate written disclosure document.

G. For third-party solicitors, NAM’s Institutional Sales and Client Service and Retail Separate Account Groups are responsible for making a bona fide effort to ascertain that the solicitor has complied with the agreement and for having a reasonable basis for believing that the solicitor has complied.

H. Legal must approve all written solicitation agreements and maintain copies of them. NAM’s Institutional Sales and Client Service and Retail Separate Account Groups maintain copies of client acknowledgments of disclosure documents in the appropriate client file.

I. Legal also is responsible for taking appropriate action (including termination) if a solicitor notifies NAM that it has become disqualified from acting as a solicitor.

J. Accounting is responsible for ensuring that payments to solicitors are accurate.

V.	Policy Administrators

Institutional Sales and Client Service and Retail Separate Account Groups

VI.	Responsible Parties

Legal

NAM Compliance

Institutional Sales and Client Service and Retail Separate Account Groups

Accounting

As last amended: November 5, 2015

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Nuveen Asset Management, LLC

Client Complaints Policy and Procedures

Effective December 7, 2012, as last amended August 31, 2016

I.	Background

Nuveen Asset Management, LLC (“NAM”), as an investment adviser and fiduciary to its clients, may, from time to time, receive a client complaint. For purposes of this policy, a client complaint is defined as a written or verbal expression of dissatisfaction, grievance, or concern by or on behalf of a client regarding a service provided by NAM, or NAM-supervised person (a “Complaint”). A client, client’s attorney, or client representative can initiate a Complaint. Complaints can involve a variety of matters and can include a demand, expressed or implied, for payment or other remedial action.

II.	Policy

As a registered investment adviser and fiduciary to its clients, NAM has adopted this policy (the “Policy”), which requires that NAM:

•	Fairly review and promptly respond to any Complaint received, whether written or oral, from a NAM client (or representative thereof) regarding NAM or the conduct of any NAM-supervised person (each an “Employee”) in connection with the client’s relationship with NAM;

•	Resolve each such Complaint fairly and in a timely manner, or as soon as practical; and

•	Document the resolution of each such Complaint.

Generally, this Policy does not apply to Complaints from shareholders of the Nuveen Funds (“Funds”), which are received by the Funds’ call centers operated by the Funds’ transfer agent.

III.	Procedures

In light of NAM’s business structure, NAM may receive Complaints through numerous channels. All Complaints, regardless of the method of receipt, must immediately be brought to the attention of the appropriate relationship manager/client relations manager, or their designee, including but not limited to:

•	Institutional accounts - Head of Institutional Sales and Client Service;

•	Retail accounts (SMA) and dual contract accounts – Head of SMA Business Development & Relationship Management;

•	RIA dual contract accounts -RIA Marketing Officer; and,

•	Portfolio Advisory-Director, Business Development and Portfolio Management NAM adheres to the following procedures:

1.	The relationship manager/client relations manager, or their designee, will research and review the Complaint to determine if corrective action should be taken. If necessary, the relationship manager/client relations manager will consult with Legal and/or Compliance and other business units to obtain additional information and for recommendations as to the appropriate resolution to the matter.

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2.	Once a decision is made on how to resolve the Complaint, Legal and/or Compliance will review and approve the final resolution. Disbursement of any monetary settlement related to a Complaint will be reviewed by NAM’s President and/or General Counsel.

3.	All documentation related to Complaints will be retained in the client’s file

4.	All Complaints received will be documented in a central log.

IV.	Preventative Controls.

Employees receiving Complaints are prohibited from discussing any aspect of a Complaint with a client or with the client’s representative unless directed to do so by the relationship manager/client relations manager, in consultation with Compliance and/or Legal, as appropriate. Employees are not to make any commitment to a client, and may only indicate that the matter is being reviewed and that someone will contact them. All discussions relating to the resolution of the Complaint must be handled by the relationship manager/client relations manager in coordination with Compliance and/or Legal and other business units, as needed. Employees receiving the Complaint must not discuss the Complaint with other employees.

V.	Recordkeeping Requirements.

The relationship manager/client relations manager, or their designees, shall keep and preserve a separate file or record of all Complaints received and any actions NAM took in responding to those Complaints. Each Complaint file shall contain the following information, as applicable:

1.	A copy of the Complaint, or if Complaint is given verbally, a written summary of the Compliant, all related documentation and attachments, as appropriate; and

2.	A copy of the Complaint resolution, including any response and any supporting documentation.

In addition, the applicable client file shall include all of the aforementioned information.

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VII.	Policy Administrators

Relationship Manager/Client Relations Manager

NAM IA Compliance

Operations

As amended: October 20, 2015

                             August 31, 2016

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Nuveen Asset Management, LLC

Policy Regarding the Assignment of Ratings to Unrated Securities

Effective Date: February 21, 2014

Nuveen Asset Management, LLC (“NAM”) serves as investment adviser to investment companies, other pooled investment vehicles and institutional and retail separate accounts (collectively, the “Accounts”) that invest all or part of their portfolios in fixed income securities. Certain Accounts have policies that require that at least a certain percentage of the Account’s assets be invested in securities that are rated by at least one nationally recognized statistical rating organization (“NRSRO”) at a particular rating level, or if the security is not rated by any NRSRO (an “unrated security”) NAM has determined that the security is of a comparable credit quality of the requisite NRSRO rating.

To the extent that NAM’s internal evaluations are used in this manner, it is desirable that NAM utilizes a reliable process for establishing a credit quality determination for the unrated security and that the basis for each such determination be documented in writing.

The process employed may differ for different types of securities, but NAM’s processes should be designed to establish credit quality determinations that are comparable to those established by the NRSROs. To facilitate comparing the internal credit quality determinations with NRSRO ratings, NAM will employ internal rating designations that correspond with similar ratings designations used by the NRSROs.

Nuveen Asset Management, LLC

Broker-Dealer and Other Institution Approval Policies and Procedures

Effective Date: January 1, 2011, as last amended June 20, 2016

I.	Regulatory Highlights

A. Section 206 under the Investment Advisers Act of 1940, as amended (“the Advisers Act”) prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Under Rule 206(4)-7 under the Advisers Act, an adviser should, to the extent relevant to the adviser’s operations, adopt policies and procedures regarding its “trading practices, including procedures by which the adviser satisfies its best execution obligation”.1

II.	Policy Objective Statement

The Brokerage Practices Committee (“BPC”) is responsible for establishing policies and reviewing the brokerage practices of Nuveen Asset Management, LLC (“NAM”) to ensure they conform to all applicable legal and regulatory requirements and any other standards established by NAM. The charter and scope of the BPC includes the determination of broker-dealers and other institutions with which securities transactions may be placed. An approved list of broker-dealers and other institutions (the “Approved List”) will be maintained by TIAA Global Asset Management Operations (“TGAM Operations”) as a record of the BPC’s determinations.

III.	Entities Affected

This policy applies to all broker-dealers and other institutions through which NAM effects fixed income and/or equity trades.

IV.	Exceptions and Entities Excluded

This policy does not apply to the trading transactions effected by NAM on behalf of the investment company portfolios and separately managed accounts over which NAM has investment discretion through counterparties that are not matched settlement counterparties. This policy does not apply to institutions that are direct issuers of commercial paper or tender agents for floating rate put bonds, acting in that capacity.2 In addition, this policy does not apply to

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003).
[2]	Tender agents for floating rate put bonds are excluded from this policy and procedure for the purposes of facilitating redemptions of such bonds. However, tender agents (i.e., bank dealers) will be submitted for the BPC’s approval under this policy so that NAM may direct other securities transactions to such institutions. In the event that the BPC does not approve such an institution for securities transactions, NGO will code the institution on the Charles River system to reflect that it is a tender agent for floating rate put bonds only or remove the institution from the Charles River system.

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brokers utilized in connection with securities lending and NAM’s use of its affiliated broker-dealer Nuveen Securities, LLC which may act as clearing agent to facilitate the settlement of municipal bond transactions for certain client accounts in accordance with separate policies and procedures.

V.	Compliance Control Procedures

A. Preventive Control Procedures. Approval of new broker-dealers or other institutions will include the following steps:

1.	TGAM Operations will confirm via email that the NAM employee (i.e., the personnel in Equity or Fixed Income personnel recommending the broker-dealer or other institution) has no familial or other relationship with anyone employed at the broker-dealer or other institution that might create a conflict of interest.

2.	Form BD or Form ADV for the broker-dealer or other institution may be obtained, if applicable and if requested by the BPC.

3.	For broker-dealers registered with the SEC under Section 15 of the Securities Exchange Act of 1934 (the “Securities Exchange Act”), TGAM Operations will verify that the broker’s FINRA membership is active. For broker-dealers that are not registered with the SEC because they are exempt from registration (e.g., operating pursuant to Rule 15a-6 under the Securities Exchange Act), TGAM Operations will identify the regulatory entity to which the broker-dealer is subject and verify that the brokerdealer’s registration or qualification with such regulatory entity is active.

4.	For institutions that are not broker-dealers, TGAM Operations will verify that the institution is an active member of a self-regulatory organization (e.g., the Municipal Securities Rulemaking Board).

5.	The broker-dealer or institution will be submitted to the BPC for approval.

6.	If approved by the BPC, required documentation (e.g., QIB certification) may be provided to the broker-dealer or other institution upon request.

7.	TGAM Operations will add the institution to the Approved List.

8.	Notwithstanding the foregoing, if an municipal bond investment opportunity is only available through a broker-dealer who is not on the Approved List (and has not been previously rejected by the BPC for inclusion on the list during the current calendar year) and the timing of the

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investment opportunity does not permit the BPC to approve the broker-dealer as provided above within the time necessary, a one-time exception can be made to allow the investment opportunity transaction to be effected with such broker-dealer, but only upon the prior written approval of the Adviser’s President or Chief Operating Officer and one of the co-Heads of Fixed Income or their respective designees and provided that such broker-dealer will be subject to the approval process set forth above as soon as practical.

Except as provided in Paragraph V.A.8 above, no new institution may be added to the Charles River Trading system without verification that the institution has been approved by the BPC.

B. Detective Control Procedures. At least annually, TGAM Operations will review and update the approved list by repeating steps 2, 3, and 4 of Paragraph V.A. The updated list will then be presented to the BPC for approval. TGAM Operations will be responsible for maintaining the list of approved broker-dealers and other institutions.

VI.	Recordkeeping Requirements

TGAM Operations will retain all documentation created in conjunction with these Policies and Procedures, including a master list of approved broker-dealers and other institutions, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII.	Policy Owner

The BPC is responsible for reviewing this policy at least annually and for recommending and approving any material changes.

VIII.	Responsible Parties

TGAM Operations

Equity and Fixed Income personnel

Amended:      1/1/11

                      7/21/11

                      12/7/12

                      6/5/14

                      6/20/16

3

Nuveen Asset Management, LLC

Compliance with Investment Restrictions

Effective Date: January 1, 2011, as last amended June 23, 2016

Nuveen Asset Management, LLC (“NAM”) exercises discretionary authority over certain client accounts and assets. NAM’s discretionary authority over a client account or assets may be subject to investment restrictions imposed by (i) laws and regulations, (ii) client contracts and instructions, (iii) prospectus and offering memorandum disclosures and (iv) oversight by Nuveen Investments Investment Services Group (collectively, (“Investment Restrictions”). This policy outlines the procedures that NAM has in place to ensure compliance with Investment Restrictions for the discretionary accounts it manages.

II.	Policy Objective

The objective of this policy is to outline procedures to prevent, detect and correct promptly any violations of Investment Restrictions.

III.	Procedures

NAM shall establish and maintain procedures reasonably designed to prevent, detect and correct promptly any violations of the applicable Investment Restrictions with respect to the accounts that NAM manages. The procedures shall provide for: 1) review of all new accounts at inception to identify applicable Investment Restrictions: 2) timely implementation of any changes to such Investment Restrictions; and 3) periodic monitoring of all accounts for compliance with such Investment Restrictions. Procedures also shall provide for a method of communicating promptly any violations of Investment Restrictions to the account’s portfolio manager, the NAM’s Chief Compliance Officer and Nuveen Compliance, and, if required, the client’s Chief Compliance Officer.

IV.	Recordkeeping Requirements

Records associated with compliance exceptions, evidence that portfolios are in compliance with Investment Restrictions, and documentation of changes made to an account’s Investment Restrictions are required to be maintained pursuant to Nuveen Investments, Inc.’s Records Management Program.

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V.	Responsible Parties

Portfolio Compliance

Portfolio Managers

Compliance

Legal Department

Investment Operations

2

Nuveen Asset Management, LLC

Counterparty Approval Policies and Procedures

Effective Date: January 1, 2011, as last amended September 28, 2016

I.	Regulatory Requirements

•	Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”)

•	Rule 206(4)-7 under the Advisers Act

•	National Futures Association (“NFA”) Bylaw 1101

II.	Regulatory Highlights

A. Section 206 under the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Under Rule 206(4)-7 under the Advisers Act , an adviser should, to the extent relevant to the adviser’s operations, adopt policies and procedures regarding its trading practices, including procedures by which the adviser satisfies its best execution obligation.

C. NFA Bylaw 1101 prohibits NFA Members from doing business with non-Members that are required to be registered with the Commodities Futures Trading Commission as a Futures Commission Merchant or Introducing Broker.

III.	Policy Objective Statement

Counterparty risk is the risk that a non-matched settlement counterparty (e.g., a counterparty other than a delivery versus payment counterparty) with an outstanding unsettled transaction could default on its obligation resulting in economic loss. The objective of this policy is to mitigate counterparty risk by establishing control procedures regarding legal documentation, credit quality and related operational requirements.

IV.	Policy Scope and Entities Affected

This policy applies to the trading transactions effected by Nuveen Asset Management, LLC (“NAM”) on behalf of the investment company portfolios and the separately managed accounts over which NAM has investment discretion, through counterparties that are not matched settlement counterparties. Such counterparties may include over-the-counter derivatives dealers, repurchase agreement and reverse repurchase agreement dealers1, futures commission merchants, and banks that exchange foreign currencies among others.

[1]	Does not apply to repurchase agreement counterparties used by custodial banks for cash investments.

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V.	Exceptions and Entities Excluded

This policy does not apply to equity and fixed income trading transactions through matched settlement counterparties or to securities lending counterparties, both of which are governed through separate procedures.

VI.	Control Procedures

A.	Preventive Control Procedures

1.	NAM Enterprise Risk shall maintain an Approved Counterparty List and periodically disseminate said list to appropriate individuals at NAM, including all NAM personnel who trade derivatives in connection with any NAM managed investment strategy who may enter into non-matched settlement transactions, and all staff that need to monitor compliance with this Policy (collectively, the “NAM Counterparty Notification Group”).

2.	All counterparties approved by Nuveen Fund Advisors, LLC (“NFAL”) and appearing on NFAL’s Approved Counterparty List shall automatically be added to NAM’s Approved Counterparty List; all counterparties removed from NFAL’s Approved Counterparty List shall likewise be removed from NAM’s Approved Counterparty List unless specifically approved by NAM according to these procedures.

3.	The NAM Counterparty Notification Group may only effect non-matched settlement transactions with counterparties that appear on the Approved Counterparty List.

4.	When members of the NAM Counterparty Notification Group propose transacting with counterparties that are not currently on NAM’s Approved Counterparty List, these proposed new counterparties shall be subject to credit quality review. If the new counterparty meets all requirements for acceptable credit risk, the new counterparty shall be approved by NAM’s Director of Research before being submitted to the NAM Derivatives Oversight Group for its final consideration. The NAM Derivatives Oversight Group consists of NAM’s President, NAM’s General Counsel/Chief Operating Officer and the Head of NAM Enterprise Risk.

5.	Any agreement required to establish a trading relationship with a counterparty governed by this policy shall be reviewed and approved by TGAM’s Legal Department.

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6.	When members of the NAM Counterparty Notification Group propose transacting with counterparties that are not currently on NAM’s Approved Counterparty List, these proposed new counterparties shall be subject to operational requirements review. If the new counterparty meets all operational requirements, the new counterparty shall be submitted to the NAM Derivatives Oversight Group for its final consideration.

7.	NAM Enterprise Risk will confirm via email that the member of the NAM Counterparty Notification Group recommending the counterparty for approval has no familial or other relationship with anyone employed at the counterparty that might create a conflict of interest.

8.	NAM Enterprise Risk will request verification from NAM Compliance that any new counterparty with whom NAM plans to conduct commodity interest-related business on behalf of its clients that is required to be registered with the NFA is so registered. NAM Compliance’s review will involve, at a minimum, verification of the registration status and NFA membership of the counterparty on the NFA’s Background Affiliation Status Information Center (“BASIC”). NAM Compliance will retain documentation evidencing such review.

9.	New counterparties must be approved either (i) under the NFAL Counterparty Approval Policies and Procedures or (ii) by the NAM Derivatives Oversight Group, as outlined above, before they can be added to NAM’s Approved Counterparty List.

10.	The procedure for removal of counterparties from NAM’s Approved Counterparty List is discussed under “Corrective Control Procedures,” below.

B.	Detective Control Procedures.

1.	The NAM Research Team shall regularly monitor the credit quality of counterparties on NAM’s Approved Counterparty List, and notify NAM Enterprise Risk and NAM’s Director of Research of negative changes in credit quality so that the NAM Derivatives Oversight Group can determine whether any counterparties need to be removed from NAM’s Approved Counterparty List.

C.	Corrective Control Procedures.

1.	Counterparties may be removed from the Approved Counterparty List upon recommendation of NAM Enterprise Risk to NAM’s Director of Research, Senior Management, and the Derivatives Oversight Group for reasons including, but not limited to, their failure to meet credit quality criteria.

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2.	NAM Enterprise Risk shall promptly disseminate notification of such removal to the NAM Counterparty Notification Group. If counterparty is removed from the Approved Counterparty List, no new non-matched settlement transactions can be entered into by the NAM Counterparty Notification Group from the time the notification is disseminated. NAM Enterprise Risk, in consultation with NAM’s senior management, will determine whether existing transactions must be unwound and replaced with alternate counterparties, and will direct any required actions.

VII.	Responsible Parties

NAM Credit Research Team

TIAA Global Asset Management Operations

TIAA Global Asset Management Legal Department

NAM Enterprise Risk

NAM Derivatives Oversight Group

NAM Compliance

4

Nuveen Asset Management, LLC

Custody of Assets Policies and Procedures

Effective Date: July 21, 2011, as last amended December 7, 2012

I.	Introduction

These policies and procedures (this “Policy”) govern the control environment with respect to the arrangements that each of the advisory clients (the “Managed Accounts”) of Nuveen Asset Management, LLC (“NAM”) establishes with a third-party custodian. Each of NAM’s Managed Accounts contracts with a third-party custodian, and for Managed Accounts for which NAM has custody (or is deemed to have custody), that third-party custodian is required to be a “Qualified Custodian,” as that term is defined in Rule 206(4)-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), for custody services.

II.	Regulatory Highlights

A. Section 206(4) of the Advisers Act prohibits investment advisers from engaging in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

B. Rule 206(4)-2 under the Advisers Act provides that it is a fraudulent, deceptive or manipulative act, practice or course of business for an investment adviser to have custody of client funds or securities unless certain conditions are met.

C. Rule 206(4)-7(a) under the Advisers Act provides that an investment adviser must adopt and implement policies and procedures reasonably designed to prevent violations by the investment adviser and its supervised personnel of the Advisers Act and the rules adopted thereunder.

III.	Definitions

A. NAM is deemed to have “custody” if NAM or a related person holds, directly or indirectly, client funds or securities, or has any authority to obtain possession of them, in connection with advisory services NAM provides to clients. “Custody” includes:

1. Possession of client funds or securities (but not checks drawn by clients and made payable to third parties) unless they are received inadvertently and are returned to the sender promptly within three business days of receiving them;

2. Any arrangement (including a general power of attorney) that authorizes or permits withdrawal of client funds or securities maintained with a custodian upon NAM’s instruction to the custodian, including NAM’s deduction of advisory fees pursuant to the terms of the Managed Account’s advisory agreement; and

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3. Any capacity that gives NAM or a supervised person of NAM legal ownership of or access to client funds or securities, including acting as a general partner of a limited partnership.

B. “Qualified Custodian” means:

1. A bank or a savings association that has deposits insured by the Federal Deposit Insurance Corporation;

2. A broker-dealer registered under the Securities Exchange Act of 1934, as amended, holding client assets in customer accounts;

3. A futures commission merchant registered under the Commodity Exchange Act, holding client assets in customer accounts, but only with respect to clients’ funds and security futures, or other securities incidental to transactions in contracts for the purchase or sale of a commodity for future delivery and options thereon; and

4. A foreign financial institution that customarily holds financial assets for its customers, provided that the foreign financial institution keeps the advisory clients’ assets in customer accounts segregated from its proprietary assets.

IV.	Policy

It is NAM’s policy that:

A. No Custody. NAM not take custody of its Managed Accounts’ securities and funds, except to the extent that it is deemed to have custody due to (i) its contractual right to deduct its advisory fees directly from a Managed Account’s assets, or (ii) serving in a position – such as the managing member of a limited liability company or the general partner of a limited partnership – that gives it legal ownership or access to client funds or securities.

B. Custody of Certain Managed Accounts. If NAM has custody of a Managed Account’s funds and securities due to (i) its contractual right to deduct its advisory fees directly from a Managed Account’s assets, or (ii) its serving in a position – such as a general partner of a limited partnership:

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Each of such Managed Accounts shall maintain an account at a Qualified Custodian for custody of the Managed Account’s funds and securities under the Managed Account owner’s name or under NAM’s name as agent if the Managed Account contains only funds and securities of Managed Accounts.

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In the event NAM may assist a client in completing the paperwork to open an account with a Qualified Custodian, NAM shall promptly notify each such Managed Account client of, and any changes to, the Qualified Custodian’s name and address, and the manner in which the funds or securities are maintained.

2.	NAM shall have a reasonable basis, after due inquiry, for believing that the Qualified Custodian sends an account statement, at least quarterly, to each of such Managed Accounts’ owners for which it maintains funds or securities, identifying the amount of funds and of each security in the Managed Account at the end of the period, and setting forth all transactions in the Managed Account during that period.

3.	Notwithstanding IV.B.1, with respect to shares of mutual funds held in such a Managed Account the mutual funds’ transfer agents may be used in lieu of Qualified Custodians, and securities that are (i) acquired from the issuer in a transaction or chain of transactions not involving any public offering, (ii) uncertificated, and ownership thereof is recorded only on the books of the issuer or its transfer agent in the name of the client, and (iii) transferable only with prior consent of the issuer or holders of the outstanding securities of the issuer, need not be held at a Qualified Custodian.

4.	If NAM serves in a position – such as the managing member of a limited liability company or the general partner of a limited partnership – that gives it legal ownership or access to a Managed Account’s funds or securities, it is NAM’s policy to ensure that an audit is conducted at least annually, and upon liquidation, by an independent accountant registered with the Public Company Accounting Oversight Board. NAM will distribute the audited financial statements prepared in accordance with generally accepted accounting principles to all limited partners, members or other beneficial owners within 120 days of the end of the subject entity’s fiscal year (and if limited partner, member, etc., is itself a limited partnership, etc., that is a related person to NAM, to its limited partners, members or beneficial owners also).

C. Registered Investment Company. This Policy does not apply to Managed Accounts that are investment companies registered under the Investment Company Act of 1940, as amended.

V.	Compliance Control Procedures

A. Preventive Control Procedures

1.	NAM maintains an up-to-date list of authorized individuals, comprised of NAM’s personnel who are empowered to authorize cash or securities movements related only to trade settlement, corporate actions, and derivative instruments, and will provide the list to the client’s third-party custodian upon their request.

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a.	NAM provides standing instructions to each third-party custodian identifying the accounts of counterparties to which initial and variation margin and cash collateral may be wired on behalf of Managed Accounts in connection with derivatives transactions.

b.	Any change to the standing instructions requires the authorization of two of NAM’s authorized employees.

2.	When a client moves funds out of its custodian account, the client, the custodian or the financial advisor must notify NAM. Investment Operations updates NAM’s accounting system and notifies the Portfolio Manager, or his or her designee, to make cash available in the Managed Account.

B. Detective Control Procedures

1.	Reconciliation of Records. Investment Operations promptly reconciles cash and securities positions records for each Managed Account on a daily, weekly or monthly basis (depending on custodian arrangements) between the third-party custodian’s records and NAM’s accounting system.

2.	Account Statements. Each of NAM’s account statements contains disclosure that recommends that a client contact its qualified custodian if the client does not receive an account statement from its third-party custodian on at least a quarterly basis, and that the client should compare the assets listed on NAM’s account statements with the account statements received from its Custodian.

C. Corrective Control Procedures. Compliance will provide guidance to employees annually regarding the corrective procedures for addressing those instances when an employee or related person inadvertently gains possession of a client’s funds or securities. In such instances, employees or related persons must immediately contact their manager and make arrangements to return such funds or securities to the sender as quickly as possible, but no later than three business days from the date of possession. NAM reserves the right to send the check or instrument to the client of its custodian rather than back to the original sender when it believes that such procedures provides the best overall protection for the underlying assets.

VI.	Recordkeeping Requirements

Records associated with custody reconciliations are required to be maintained for a minimum of seven years, the first two in an easily accessible place.

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VII.	Policy Owner

Head of Investment Operations and Compliance Department

VIII.	Responsible Parties

Investment Operations

As Amended: 12/7/12

5

Nuveen Asset Management, LLC

Policies and Procedures regarding Non-Standard

Distressed Municipal Bond Workouts

Adopted February 21, 2014

Amended January 12, 2016

From time to time Nuveen Asset Management, LLC (“NAM”) may determine that it is in the best interest of the beneficial owners of the accounts it manages (“Accounts”), including, without limitation, shareholders of open-end and closed-end municipal bond funds advised by Nuveen Fund Advisors, LLC (“NFAL”) and sub-advised by NAM (“Funds”), to make loans to issuers of securities that are held by such Accounts (“Subject Securities”), and/or to take other steps involving the investment of additional monies with respect to such issuers or their securities, in each case under circumstances where the Subject Securities are considered by NAM to be distressed securities.

Making such loans and/or taking such other actions raises potential conflicts of interest that require careful review and approval from representatives of the NAM Distressed Credit Committee, NAM Legal and/or NAM Compliance. These policies and procedures provide a framework for ensuring that such conflicts are appropriately addressed.

I.	Authority to Pursue Non-Standard Workout Actions such as the Extension of Loans

NAM may determine to pursue a workout arrangement with respect to a particular municipal issuer of Subject Securities, or with respect to the Subject Securities themselves, that involves the extension of a loan to the issuer or another party, or the purchase of a debt, equity or other interest from the issuer or another party or other related or similar steps involving the investment of additional monies (all such actions being referred to herein as “non-standard workout actions”) if NAM determines that taking such actions is in the best interests of the Accounts holding the Subject Securities, provided that the conditions and procedures set forth in these Policies and Procedures are satisfied and followed. For clarity, the deferral or waiver of interest coupon payments or the deferral of scheduled principal payments do not constitute the “investment of additional monies”.

II.	Role of NAM Distressed Credit Committee:

A.	The NAM Distressed Credit Committee shall be responsible for evaluating the merits of all loans made, debt or equity interests purchased, claims settled, approving a process for the disbursement of monies, and monitoring the progress of the credit situation overall, including loan repayment, disposition of any claims or interests, and recovery on the Subject Securities.

B.	Each loan or other non-standard workout action must be approved by the Distressed Credit Committee and a representative from, NAM Legal or the Compliance Department.

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C.	Prior to making additional extensions of loans or effecting any other investment constituting a non-standard workout action, the Distressed Credit Committee will receive a report reflecting the amount of requested additional credit to be extended or investment to be made, the rationale for such loan and/or investment, the pledge of collateral securing the loan and/or other investment, an analysis of the projected recovery values with and without the extension of a loan and/or other investment, the interest payment and other consideration expected to be received for the loan and/or other investment, and the anticipated time period for repayment of the loan and/or the disposition or liquidation of such other investment.

D.	In the case where the Subject Securities are held in a Fund, the Distressed Credit Committee or its designee will also work closely with the Securities Valuation Team to ensure appropriate sources or methodology are utilized to accurately reflect a daily price for the loan or other investment constituting a non-standard workout action.

III.	Role of Legal/Compliance

A.	NAM Legal or Compliance must determine whether the proposed loan and/or other non-standard workout action is permitted under the investment guidelines for the affected Account and determine whether the proposed loan or other non-standard workout action complies with all other relevant laws and regulations, including, among others, the restrictions on “joint transactions” imposed by Section 17(d) of the Investment Company Act of 1940 and rules and other authority thereunder.

B.	Special consideration by NAM Legal is required (i) if all Accounts that hold the Subject Security cannot or do not participate in the loan or other non-standard workout action on a pro-rata basis, or (ii) if the Subject Securities held by various Accounts are not entitled to the same priority in the issuer’s capital structure or otherwise are not entitled to the same rights and benefits in any restructuring or liquidation.

C.	NAM Legal should determine if any other conflicts of interest exist by and among any of the Accounts holding the Subject Securities that need to be addressed prior to making any loan or effecting any other non-standard workout action.

IV.	Additional Safeguards as Part of the Process:

A.	Approval by the Distressed Credit Committee will be required prior to the extension of credit and/or to the taking of any other non-standard workout actions. In addition, the vote will include representatives from NAM Legal or Compliance for all such approvals. The Distressed Credit Committee will take the unusual nature of the extension of credit, and the especially unusual nature of a municipal bond fund obtaining equity interests or the other non-standard workout actions, into account when considering such approval.

B.	The aggregate amount that a Fund may commit to a loan and/or other investment constituting a non-standard workout action shall be limited to 5% of total assets for any high yield fund and to 3% of total assets for any investment grade fund.

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C.	Loans and/or other investments constituting a non-standard workout action that aggregate for more than 3% of any Fund’s total assets (which, pursuant to Section IV.B. above, could only pertain to a high yield fund) must first be specifically approved by the Fund Board’s Compliance, Risk Management and Regulatory Oversight Committee.

D.	If a Fund participates in a loan or other non-standard workout action, the Fund Board will be informed of the transaction at its next meeting and will receive quarterly reports as to the status of the transaction.

E.	If a Fund participates in a loan or other non-standard workout action, NAM has an obligation to propose a valuation methodology to NFAL’s Valuation Committee and shall investigate and consider all potential operational issues surrounding the extension of the loan or other nonstandard workout action before the loan is extended.

F.	If a Fund participates in a loan or other non-standard workout action, no affiliated person of an Account holding the Subject Security will be retained to provide services in managing, operating or marketing any collateral securing loans or other investments constituting non-standard workout action.

G.	If a Fund participates in a loan or other non-standard workout action, no such Fund shall bear more than its pro rata share of costs associated with making the loan or effecting any other nonstandard workout action and managing the acquisition and liquidation of any collateral.

V.	Reporting:

If a Fund participates in a loan or other non-standard workout action, NAM will provide such reporting as may be required by the Fund Board or NFAL.

VI.	Responsible Parties:

NAM Municipal Investment Management and Research Teams

NAM Distressed Credit Committee

NAM Legal

NAM Compliance

VII.	Policy Owner:

NAM Distressed Credit Committee

Amended: 2/5/2015

                    1/12/2016

3

Nuveen Asset Management, LLC

ERISA Policies and Procedures

Effective Date: January 1, 2011, as last amended January 8, 2016

I.	Introduction

It is the policy of Nuveen Asset Management, LLC (“NAM” or “Adviser”) to comply with the applicable requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) for accounts subject to ERISA.

II.	QPAM Status

A.	Certain transactions that would otherwise be prohibited under ERISA and analogous provisions of the Internal Revenue Code (“Code”) with parties unrelated to the Adviser or the ERISA Account (as defined below) are generally deemed to be exempt from ERISA’s “per-se” prohibited transaction rules if NAM is a “qualified professional asset manager” (“QPAM”) and the other conditions of the Department of Labor’s Prohibited Transaction Class Exemption (“PTCE”) 84-14 are met.[1] There may be other exemptions from these “per se” prohibited transaction rules, but NAM operates on the basis that it will use PTCE 84-14 as its primary exemption for ERISA Accounts when dealing with unrelated parties, other than in connection with certain securities lending and mortgage pool transactions.

[1]	Other conditions include:

☐	Counterparty Not Affiliated to Firm. The broker-dealer or other counterparty must not be related to NAM (or other affiliate);

☐	NAM Must Acknowledge Fiduciary Status. NAM must represent in writing to the ERISA Account that it acts as a fiduciary. NAM’s investment advisory agreement with an ERISA client generally includes this representation.

☐	Negotiate and Approve. NAM must exercise discretion with respect to the transaction.

☐	Arm’s Length. The portfolio manager must determine that the terms and conditions of the transaction are at least as favorable to the ERISA Account as are available in an arm’s-length transaction

☐	NAM and Affiliates Must Not Be Convicted of Certain Crimes.

☐	Power to Appoint or Terminate NAM. Neither the counterparty nor any affiliate of the counterparty may, at the time of the transaction, have the power to appoint or terminate NAM as manager of the ERISA Account involved in the transaction or negotiate on behalf of the ERISA Account the terms of our management agreement with respect to the ERISA Account assets involved in the transaction.

NOTE: This exemption is not available for:

☐	Certain mortgage-related transactions; and

☐	Securities lending transactions

☐	An ERISA account that represents more than 20% of NAM’s assets under management.

In addition, reverse repos transaction should be consulted with Legal and Compliance.

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B.	NAM has determined that it is a QPAM because:

1.	It is registered as an investment adviser under the Investment Advisers Act of 1940;

2.	As of the close of the most recent fiscal year, it had at least $85 million under management; and

3.	It has at least $1 million in shareholder’s equity as shown in the most recent balance sheet prepared within the immediately preceding two years in accordance with generally accepted accounting principles (or has an affiliate that satisfies this net worth requirement and unconditionally guarantees payment of all of NAM’s liabilities).

C.	The Legal Department has the responsibility to determine whether NAM continues to be a “QPAM” as of December 31 of each year. To qualify, NAM must satisfy the registration, assets under management, and net worth tests set out above.

III.	Identification of “ERISA Account”

A.	An account is an “ERISA Account” if it holds some or all of the assets of a plan maintained by a private-sector employer or employee organization (or both) to provide retirement benefits for employees.[2] All employee benefit plans subject to Title I of ERISA are included in this definition. These plans include 401(k) plans, profit-sharing plans, money purchase pension plans, and defined benefit pension plans.

B.	Accounts that include assets of other plans that are subject to the excise tax on prohibited transactions under Section 4975 of the Code also will be deemed to be “ERISA Accounts” for the limited purpose of compliance with the prohibited transaction rules. Such other plans include church plans, government plans, “Keogh” (HR-10) plans, and individual retirement accounts (IRAs).

C.	Certain pooled investment vehicles that are not registered investment companies under the Investment Company Act of 1940 (the “Act”), such as private investment companies not required to register under the Act in reliance on Section 3(c)(1) or 3(c)(7) of the Act, may be subject to ERISA as though they are ERISA accounts. The Legal Department should be consulted with respect to the status of such accounts.

[2]	Plans sponsored or maintained by a governmental authority and foreign plans are not subject to ERISA, but may be subject to similar (or different) rules.

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D.	A collective trust, exempt from registration as an investment company pursuant to Section 3(c)(11) of the Act, is to be treated as an ERISA account.

IV.	Responsibilities

A.	Institutional Accounts. The Head of the Institutional Sales and Client Service will seek information at the time of account opening from the client or its professional advisor regarding whether an institutional account is, or may become, an ERISA Account. Such information may include a reference in the relevant investment advisory agreement or other account documentation, and NAM generally expects to rely on such information with no further duty of investigation regarding the status of an account. The Legal Department is available to help the Institutional Sales and Client Service as requested. A designation as an “ERISA Account” will be made in the recordkeeping file and the written investment objectives/restrictions for each such account.

B.	Retail SMA Accounts. Nuveen Managed Accounts Operations endeavors to identify whether a retail SMA account is an ERISA account at the time of the account opening process through review of new account documentation. If a retail SMA account is identified as an ERISA Account, Nuveen Managed Accounts Operations is responsible for indicating or coding such designation in the SMA portfolio accounting system.

C.	All Fiduciary Discretionary Accounts. For purposes of these Policies, Adviser must manage ERISA Accounts:

1.	Solely in the interest of plan participants and beneficiaries;

2.	For the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable plan expenses; and

3.	With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

4.	Diversification. ERISA imposes diversification obligations. NAM generally limits the diversification obligations that arise under ERISA to the assets under its management and in accordance with the strategy selected by the client.

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5.	Authorization and Legality. NAM generally relies on client representations with respect to various matters concerning the authorization and legality of the appointment of NAM as investment adviser in accordance with the strategy, guidelines, and any restrictions or limitations applicable to the account.

D.	Adviser must cover the ERISA Account (if subject to ERISA) under Adviser’s ERISA fidelity bond or through other legally permissible means.

E.	Adviser must maintain information about fees and other compensation it provides in respect of an ERISA Account, including gifts and entertainment and other forms of nonmonetary compensation if provided by Adviser to the plan’s trustees, or other appointing fiduciary, for the plan employer’s annual reports to the Department of Labor. It must also maintain information about nonmonetary compensation it receives in connection with ERISA Accounts.

F.	Legal and Compliance must be consulted when, on behalf of an ERISA Account, the contemplated transaction includes any activity concerning financial futures, commodities, P-notes, securities loans, repurchase agreements, dollar rolls, privately placed securities, swaps or other notional principal contracts, real estate, over-the-counter options, leverage, or other derivatives.

V.	Safeguards Against Selected Potential Prohibited Transactions

A.	No principal trades between the ERISA Account and Adviser or an Adviser affiliate or related person or Adviser or affiliated managed or advised account are permitted.

B.	No cross trades between the ERISA Account and another client are allowed.

C.	No agency cross trades are permitted (the ERISA Account is on one side, a brokerage customer of an Adviser affiliate or related person is on the other side).

D.	No performance fee arrangements unless Legal/Compliance has approved the fees in writing before the contract for the ERISA Account is signed.

E.	No use of brokers or dealers affiliated with, or related to, Adviser.

F.	No investment in ERISA Account assets in registered or private funds managed by Adviser or its affiliates unless Legal/Compliance has approved the investment in writing before the investment. Investments in Nuveen sponsored registered open-end mutual funds may be permitted, provided compliance with Prohibited Transaction Class Exemption 77-4 is available and complied with. Consult with Legal/Compliance prior to relying on this exemption.

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G.	When Adviser causes an ERISA Account to invest in third party registered or private funds, neither Adviser nor its affiliates can accept 12b-1 fees, loads, revenue sharing, deal fees, or other sales or any other compensation from the fund or its manager or distributor, or any other third party for its own account. With proper disclosures, these fees can be offset to the ERISA Account. See Legal and Compliance.

H.	Do not invest ERISA Account assets in securities issued by the employer sponsoring the ERISA Account plan or its affiliates or any affiliates identified by the plan sponsor or other hiring fiduciary, unless permitted by the ERISA Account’s investment guidelines.

I.	Do not purchase interests in mortgage pools in new offerings for an ERISA Account unless the offering document for such interests provides that they are subject to an exemption from the prohibited transaction provisions of ERISA and the Code.

J.	Do not enter into mortgage financing arrangements for an ERISA Account without prior approval for each specific transaction from the Legal Department.

VI.	ERISA Section 408(b)(2) Disclosure Requirement

A.	General. ERISA Section 408(b)(2) is the prohibited transaction exemption that permits an ERISA plan to engage a covered service provider (e.g., Adviser with privity of contract with an covered ERISA plan) only if the agreement or arrangement is “reasonable.” Section 408(b)(2) includes written disclosure requirements as elements of “reasonableness.” As a result, failure by Adviser to provide certain disclosures may result in a prohibited transaction under ERISA.

B.	Institutional Accounts. As part of the onboarding process for new ERISA Accounts, Institutional Sales and Client Service is responsible for providing the ERISA Account with NAM’s 408(b)(2) disclosure document (“408(b)(2) Disclosure”). The 408(b)(2) Disclosure provides detailed information about NAM’s services, direct and indirect compensation (including the receipt of any soft dollars) and other information. The Legal Department is responsible for updating the 408(b)(2) Disclosure as necessary. If there are material changes to the 408(b)(2) Disclosure relevant to an ERISA Account, the Legal Department shall determine whether an updated 408(b)(2) Disclosure needs to be provided to an existing EIRSA Account.

C.	Retail SMA Accounts. NAM’s disclosure documents (e.g., Form ADV Part 2A and 2B, privacy notice) provided to new retail SMA account clients includes NAM’s 408(b)(2) disclosure document (“408(b)(2) Disclosure”). The 408(b)(2) Disclosure provides detailed information about NAM’s services, direct and indirect compensation and other information. The Legal Department is responsible for updating the 408(b)(2) Disclosure as necessary. If there are material changes to the 408(b)(2) Disclosure relevant to an ERISA Account, the Legal Department shall determine whether an updated 408(b)(2) Disclosure needs to be provided to an existing EIRSA Account.

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VII.	Restrictions on Transactions with Fiduciaries Hiring Adviser and Other Identified Parties

A.	General. Since Adviser is a QPAM under PTCE 84-14, most transactions between an Adviser-managed ERISA Account and the “parties in interest” of that Account are exempt from the prohibited transaction rules of ERISA. However, transactions on behalf of a plan with certain parties in interest of the plan that have the power to hire or fire or negotiate the management agreement with Adviser as investment manager (a “Hiring Fiduciary”) are not exempt. Adviser endeavors to identify these parties in interest of its ERISA Accounts so that Adviser does not enter into transactions with them on behalf of such ERISA Account. In addition, an ERISA Account may separately identify certain other parties with whom it believes transactions entered into on behalf of the ERISA Account could cause non-exempt prohibited transactions, or securities of the sponsor of the employee benefit plan the assets of which comprise the ERISA Account, and certain affiliates, the purchase or holding of which could cause additional considerations under ERISA (“Additional Named Parties”).

B.	Institutional Accounts.

1.	Identification of Hiring Fiduciaries and Affiliates and Additional Named Parties for Institutional Accounts. Through the investment advisory agreement, the ERISA Account is responsible for identifying each Hiring Fiduciary and Additional Named Party for each Institutional Account that is designated as an ERISA Account.

2.	Restricted List - Hiring Fiduciaries and Additional Named Parties. Institutional Sales and Client Service will provide the list of Hiring Fiduciaries and Additional Named Parties to relevant portfolio managers, traders, operation and other departments as necessary to avoid prohibited transactions.

3.	Restricted Transactions. In addition to restrictions described in paragraph V, above, in managing an institutional ERISA Account, Adviser will not engage in any restricted transactions with, or obtain any services from, any Hiring Fiduciaries and Additional Named Parties for that account. These restricted transactions include (but are not limited to): (1) purchases, sales and exchanges of securities or other property, (2) brokerage, clearing, settlement or other related services, and (3) loans of money, securities, or other assets.

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C.	Retail SMA Accounts. Nuveen Managed Accounts Operations will review the new account opening materials and comply with any investment or trading restrictions (including restrictions that relate to an identified Hiring Fiduciary and Additional Named Party for an separately managed ERISA Account) that are applicable to ERISA Accounts.

VIII.	Policy Owner

 Investment Sales and Client Service

IX.	Recordkeeping

The Head of Institutional Sales and Client Service and Nuveen’s Management Accounts Operations will retain all documentation created in conjunction with these Policies and Procedures with respect to ERISA accounts, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

X.	Responsible Parties

Compliance

Head of Institutional Sales and Client Service

Institutional Sales and Client Service

Nuveen Managed Accounts Operations

Amended:     1/1/11

                        12/7/12

                        1/8/16

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Nuveen Asset Management, LLC

Equity Best Execution Policies and Procedures

Effective Date: January 1, 2011, as last amended November 14, 2014

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to clients who invest in various types of equity products. These policies and procedures are intended to assist NAM in exercising its fiduciary obligation to seek best execution for its clients.

I.	Regulatory Highlights

A. Section 206 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Rule 206(4)-7 under the Advisers Act requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser satisfies its best execution obligation . . . .” 1

C. In seeking best execution, the Securities and Exchange Commission has stated2 that an investment adviser should consider the full range and quality of a broker’s services, including:

1.	The value of research provided,

2.	Execution capability,

3.	Commission rate,

4.	Financial responsibility, and

5.	Responsiveness.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No.2204 (December 17, 2003).
[2]	Release No. 34-23170 at 712 (Apr. 23, 1986).

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II.	Policy Scope

This policy covers all equity securities trading activity by the Equity Trading Desk on behalf of NAM’s investment advisory accounts (each an “Account”, collectively, the “Accounts”).

III.	Best Execution Policy Objective Statement

NAM owes a fiduciary duty to its clients to seek best execution of all Account transactions in equity securities for which it exercises brokerage discretion. To fulfill this obligation, NAM seeks to obtain the most advantageous price available with respect to each transaction, considering the facts and circumstances, and in light of the overall quality of brokerage and research services provided by the broker-dealer. The quality of execution actually obtained on a particular trade depends on many factors. NAM’s policy does not require that transactions be effected at the lowest possible price or commission cost. Rather, trading personnel should also determine that the transaction represents the best qualitative execution for the Account(s) considering the full range and quality of the services offered by a broker-dealer.

IV.	Compliance Control Procedures

A. Preventative Control Procedures. Best execution for equity securities transactions is sought by considering the full range and quality of the services offered by a broker-dealer. This determination may include the above-mentioned factors as well as the following factors:

1.	Access to desirable securities through underwritten offerings and secondary market transactions;

2.	Competitiveness of price, taking into Account mark-ups and markdowns, or spreads;

3.	Reasonableness of transaction fees;

4.	Quality of execution – accurate and timely execution, clearance and cooperation in resolving errors and disputes;

5.	The speed of execution and likelihood of execution for limit orders;

6.	The ability to minimize market impact;

7.	The likelihood of price improvement;

8.	Reputation, financial strength, creditworthiness and stability of dealer;

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9.	Reliability, both historically and as an ongoing matter;

10.	Willingness and ability to execute difficult or large transactions;

11.	Nature of the security and availability of market makers;

12.	Desired timing of the transaction, size of trade, and depth and breadth of market;

13.	Confidentiality of trading activity, particularly in less liquid sectors;

14.	Market intelligence and knowledge regarding trading activity;

15.	Specific qualitative and/or quantitative research capabilities;

16.	Ability to settle trades;

17.	Knowledgeable employees who understand the adviser’s investment process and value orientation;

18.	The value of brokerage provided; and

19.	Superior service, including the ability to harness their firms’ resources to the benefit of the adviser’s clients.

Equity best execution policies and practices are disclosed to clients in Part 2A of NAM’s Form ADV.

B. Detective Control Procedures.

1.	Trade execution with respect to equity securities is evaluated by an independent firm against multiple benchmarks, including a proprietary stochastic model that forecasts the implicit costs (excluding commissions) of completing buy and sell orders.

2.	The Head of Equity Trading may propose, with the agreement of the Equity Best Execution Committee (“EBEC”), the exclusion of certain trades from the trade execution evaluation by the independent firm, especially when the inclusion of such trades could skew results positively or negatively.

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3.	The EBEC has ongoing responsibility for review and for oversight of these guidelines. The EBEC meets on a quarterly basis to review the independent firm’s evaluation of the quality of NAM’s equity trade execution. The EBEC’s review may include:

a.	The performance of NAM’s equity trading desk against the benchmark data presented in the independent firm’s reports;

b.	The performance of individual equity traders against the benchmark data presented in the independent firm’s reports;

c.	The performance of NAM’s equity trading desk against the performance of certain of NAM’s competitors;

d.	Data regarding the relationship of NAM’s equity trading activity to the average daily trading volume for the same securities, and the time required to complete orders; and

e.	Data regarding performance of the top 20 brokers by dollar volume used by NAM for equity securities trading, versus the independent firm’s proprietary model.

4.	The EBEC receives and reviews periodic reports regarding quality of NAM’s equity trade execution.

5.	The Brokerage Practices Committee (“BPC”) quarterly reviews the overall quality of equity trade execution for all Accounts based on a report from the EBEC.

C. Corrective Control Procedures. The EBEC may recommend that the BPC take action in the event it deems such action necessary for the purpose of seeking best execution.

V.	Conflicts of Interest

NAM recognizes its obligation to identify, monitor, and, where appropriate, reduce or eliminate potential conflicts of interest relating to its best execution practices. NAM considers the following potential conflicts, among others, in seeking best execution for client transactions:

A. Payment for Referrals. In selecting broker-dealers, NAM does not consider whether the dealer (or an affiliate) may have referred investment advisory clients to NAM or its affiliates.

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B. Business Arrangements. In selecting broker-dealers, NAM does not consider whether the broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account programs and Nuveen Funds distribution arrangements. Nothing in this Policy limits the ability of NAM to use a broker-dealer where such broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account wrap fee programs and fund distribution arrangements, provided that NAM does not consider such business arrangement as part of its execution decision.

C. Monitoring Gifts and Entertainment. Gifts and entertainment are restricted and monitored in accordance with Nuveen Investments, Inc.’s Business Gifts and Entertainment Policy.

VI.	Recordkeeping Requirements

The Head of the EBEC (or his/her designee) will retain all documentation created in conjunction with these Policies and Procedures with respect to equity best execution analysis, pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII.	Policy Owner

EBEC

VIII.	Responsible Parties

Compliance

Equity Trading Department

EBEC

BPC

IX.	Related Policies

Equity Trading Policies and Procedures

Soft Dollar Policies

X.	Related Disclosures

Form ADV, Part 2

Amended: December 7, 2012

November 14, 2014

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Nuveen Asset Management, LLC

Equity IPO Allocation Policies and Procedures

Effective Date: January 1, 2011, as last amended June 9, 2016

I.	Policy

It is the policy of Nuveen Asset Management, LLC (“NAM”) to allocate investment opportunities among all eligible client accounts fairly and equitably over time. These policies and procedures address the allocation of equity initial public offerings (“IPOs”) among NAM client accounts that are eligible to participate in IPOs.

II.	Eligibility to Participate in IPOs

In determining whether an account is eligible to participate in an IPO, NAM will consider all of the relevant factors and circumstances (including portfolio objectives, investment strategy, applicable account guidelines and restrictions, and the risk profile of the client), and shall apply the following principles:

A. General Eligibility. Investments in IPOs are subject to significant amounts of risk. Whether participation in IPOs is consistent with the objectives of an open-end or closed-end investment company and other pooled investment vehicles (each a “Fund” and collectively, “Funds”) registered under the Investment Company Act of 1940, as amended (the “1940 Act”) can be determined by reviewing that Fund’s registration statement. Separate accounts whose management is matrixed or partially matrixed to a Fund (“Matrixed Accounts”) may participate in IPOs, subject to their individual account guidelines and restrictions.

B. Eligibility for Individual IPOs.

1.	Generally, Matrixed Accounts are eligible to participate in IPOs if the account holder has properly represented initial account eligibility to NAM in the form of an IPO certification, and clients are responsible for promptly advising NAM if an Account’s IPO eligibility status changes.

2.	Matrixed Accounts are only eligible to participate in an individual IPO if investment in that IPO is consistent with the investment objectives, investment strategy, guidelines and restrictions (including issuer’s anticipated market capitalization) applicable to that account, and provided that the account has sufficient cash available to participate in the IPO.

a.	When assessing eligibility, the anticipated market capitalization of the issuer in an IPO shall be deemed to be equal to the number of equity shares expected to be outstanding on a registered exchange or national market immediately following the IPO, multiplied by the mid-point of the IPO’s anticipated (i.e., pre-pricing) market price per share at the IPO.

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III.	Indicating Interest in an IPO

Portfolio managers who wish to participate in an IPO must express their indication of interest in an IPO to the Head of Equity Trading (“Head Trader”) or, in her or his absence, a designee by completing and signing the IPO Request Form (see Exhibit A). A portfolio manager may also instruct their designated back-ups1 in writing (including via email) to complete an IPO Request Form on their behalf. In such instances, the designated back-up will submit a copy of the completed form and forward a copy of the manager’s certification (as described under III.A.3 below) via email to the Head Trader, or his or her designee.

Within each investment style, indications of interest shall be applied proportionate to the asset size of each of the participating accounts within such style. No account may participate in an IPO until a properly completed IPO Request Form representing the portfolio manager’s interest on behalf of the account has been received by the Head Trader, or his or her designee, and each of the reviews required by this section is complete.

A. IPO Request Form. The IPO Request Form shall include all of the following:

1.	A list of all accounts, or a specific matrix of accounts, proposing to participate in the IPO. Any accounts that may be prohibited from participating in the IPO must be excluded from the allocation and the names of such account(s) and reason(s) for exclusion must be noted on the IPO Request Form. Examples of the types of accounts that may be excluded based on the characteristics of the IPO include, but are not limited to, accounts that have a restriction against “sin stocks,” or accounts with limitations on sector concentration;

2.	The pro rata interest of each account as a percentage of the aggregate equity and cash assets of that account and all related accounts (or portions thereof) indicating interest; and

3.	A certification by the portfolio manager that the anticipated market capitalization of the IPO is within the capitalization range, if any, disclosed in the participating Fund’s registration statement, and is consistent with the investment objectives, investment strategies and guidelines of the proposed account.

[1]	Portfolio manager “designated back-ups” are those persons whom managers have instructed in writing to place an equity IPO order on behalf of an Account or to issue instructions to modify, amend, or cancel an equity IPO order on behalf of an Account. Examples of “designated back-ups” may include, but are not limited to: portfolio analytics associates, research associates or analysts, or CRIMS Front Office Support team members.

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B. Review of IPO Request Form Data.

1.	The Head Trader, or his or her designee, is responsible for receiving the IPO Request Forms, verifying their completeness and that all required approvals have been obtained.

2.	Each Portfolio Manager, or their designated back-up, is responsible for entering their indication of interest into the Charles River Investment Management System (“CRIMS”), in the form of an order in the Syndicate Blotter, and designating such order as an IPO.

3.	After the IPO Request Forms have been received and reviewed, the Head Trader, or his or her designee, shall notify Portfolio Compliance and NAM Compliance regarding the indications of interest, and Portfolio Compliance shall review the indications of interest to ascertain that they are consistent with the eligibility provisions of these Policies and Procedures.

4.	Prior to submission of the order to a member of the underwriting syndicate, Portfolio Compliance shall notify the Head Trader, or his or her designee, that the indications of interest appear consistent with the eligibility provisions of these Policies and Procedures.

5.	The Equity Trading Desk is then authorized to communicate NAM’s aggregate indication of interest to a member of the IPO’s underwriting syndicate.

6.	IPO indications of interest, and final trade details and allocation information are recorded on the syndicate spreadsheets maintained by the Equity Trading Desk, which are provided to TGAM Operations – Trade Settlement.

IV.	Allocation of IPO Shares; Review of Allocation

NAM’s general policy is that equity new issues will be allocated pro rata to those accounts participating in the IPO based on the relative size of the order placed for each client account that participates in the IPO.

A. Upon receipt of NAM’s allocation from the IPO syndicate, the Equity Trading Desk allocates the shares received via CRIMS. IPOs shall be allocated pro rata across the participating accounts (or with respect to Matrixed Accounts, the portion of an account matrixed to an eligible Fund) relative to the original indications of interest.

B. IPOs may only be allocated non-pro rata with the prior written approval of the Head of Equity Trading and NAM Legal or NAM Compliance.

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V.	Detective Control Procedures

NAM Compliance shall periodically review the final allocation of shares to ascertain that the allocation is consistent with the pro rata indications of interest that were entered onto the CRIMS Syndicate Blotter. NAM Compliance will prepare and submit a report to NAM’s Brokerage Practices Committee regarding any IPO that was allocated in a manner not consistent with these Policies and Procedures.

VI.	Recordkeeping Requirements

The Equity Trading Desk will retain originals of all documentation created in connection with these Policies and Procedures, including a copy of all records and information relating to account eligibility. NAM Compliance will retain originals of any reports made to NAM’s management. These records will be maintained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VII.	Policy Owner

Equity Trading Desk

VIII.	Responsible Parties

Portfolio Compliance

NAM Compliance

Head of Equity Trading

Equity Best Execution Committee

Brokerage Practices Committee

Amended:	December 7, 2012
March 14, 2013
June 5, 2014
June 1, 2015
June 9, 2016

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Exhibit A

NAM Equity IPO Request Form

TO BE COMPLETED BY PORTFOLIO MANAGER (OR DESIGNATED BACK-UP):

Company Name (Issuer):

Ticker:

Lead Broker:

Matrix or Matrices that are proposed to participate:

Matrixed Account(s) to be excluded from allocation:

Reason for exclusion (required):

E IPOs not permitted by guidelines

E Insufficient cash available to participate

E “Sin” stock

E Sector concentration limit

E Other:

Requesting Portfolio Manager:

Thesis and Price Target:

Position Size Requested:             %* Shares Requested:

* If requesting a position size greater than 2% of the aggregate equity and cash assets of any participating account, must obtain signature of approval from NAM’s General Counsel, NAM’s Chief Compliance Officer or NAM’s Head of Enterprise Risk. Specific basis for approval:

Approved By:

Title:

Date:

Number of shares to be issued:

Number of Shares outstanding after offering:

Est. Date of Pricing:         /        /

Offering Price Range:

Implied Market Capitalization (price x outstanding shares):

                     (Price is mid-point of range)

Portfolio Manager: I certify that the anticipated market capitalization of this IPO is within the range for the Matrix as described in the Fund’s registration statement, or Matrixed Account investment objectives, strategies and guidelines.

By:
Date:

A-1

Exhibit A

NAM Equity IPO Request Form

TO BE COMPLETED BY HEAD TRADER (OR DESIGNEE):

Head Trader (or designee):

I certify that I have reviewed the foregoing information for completeness.

By:

Date:

Time:

Comments:

A-2

Nuveen Asset Management, LLC

Equity Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended June 9, 2016

This document addresses the Nuveen Asset Management, LLC (“NAM”) policies and procedures for equity trade order processing, aggregation and allocation (this “Policy”).

I.	Regulatory Highlights

Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser...allocates aggregated trades among clients.”1

Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

II.	Entities Affected

This policy covers trading activity in equity securities, including securities of real estate investment trusts, by the Equity Trading Desk on behalf of NAM’s investment advisory accounts (each an “Account,” collectively, the “Accounts”).

III.	Entities Excluded

This policy does not apply to whole loans, fixed income securities, derivatives or equity initial public offerings, which are addressed in separate policies. Certain equity and equity-like securities may be traded in accounts managed by NAM’s Taxable Fixed Income and Quantitative teams. Any such transactions are not subject to this Policy but are governed by the applicable trading policies and procedures. Additionally, trading for equity retail SMA accounts is not covered by this Policy, but is governed by the applicable SMA trading policies and procedures.

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003)

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IV.	Trade Order Processing

A. Trade Order Processing Policy Objective Statement. It is NAM’s policy to process trades with approved counterparties in the order that they are received and in a manner consistent with NAM’s Equity Best Execution Policies and Procedures.

B. Compliance Control Procedures.

1.	Preventive Control Procedures.

a.	Trade Order Processing. Only portfolio managers and their designated back-ups[2] (collectively, “Authorized Persons”) are authorized to direct the Equity Trading Desk to place an equity order on behalf of an Account or issue instructions to modify, amend, or cancel an equity order on behalf of an Account by sending an order via the Charles River Investment Management System (“CRIMS”).

b.	In the event that an Authorized Person wishes to place, modify, amend or cancel an equity order on behalf of an Account after U.S. trading markets are closed, he/she may direct the Equity Trading Desk in writing (including via email) to place, modify, amend or cancel an equity order in accordance with desk procedures in place for such purposes.

2.	Detective Control Procedures - Trade Order Processing. Following receipt of trade instructions for equity securities on trade date, additional trade details are entered on the CRIMS trade blotter, which captures transaction information from order initiation through execution and ensures compliance with applicable order memoranda requirements. CRIMS creates an electronic trading record that includes the following information:

a.	The terms and conditions of the order, instruction, modification or cancellation;

b.	The identity of the employee who recommended the transaction for the Account(s) (i.e., the responsible portfolio manager)

[2]	Portfolio manager “designated back-ups” are those persons whom managers have instructed in writing to place an equity order on behalf of an Account or to issue instructions to modify, amend, or cancel an equity order on behalf of an Account. Examples of “designated back-ups” may include, but are not limited to: portfolio analytics associates, research associates or analysts, or CRIMS Front Office Support team members.

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1.	If an order is initiated by an Authorized Person other than an Account’s portfolio manager or co-manager, the Authorized Person initiating the trade in CRIMS must identify the portfolio manager or co-manager who recommended the trade;

c.	The identity of the employee who placed such order (i.e., the responsible trader);

d.	The identity of the Account(s) for which the order was placed;

e.	Whether the order was client-directed;

f.	The date of the order’s entry (or modification, amendment or cancellation, as appropriate); and

g.	The name of the bank, broker-dealer or other counterparty by or through which the order was executed (where appropriate).

If for any reason a trade is unable to be entered into CRIMS within the specified guidelines, a written communication should be delivered to the Head of Equities.

V.	Aggregation and Allocation

A. Trade Aggregation Policy Objective Statement.

1.	NAM’s general policy (subject to the exceptions described below) is that all orders for the same security in the same direction that are received simultaneously by its Equity Trading Desk on the trading system blotter will be bunched in a single order in an effort to obtain best execution at the best price available. An order that is received by the Equity Trading Desk subsequent to the entry of an aggregated order for the same security on the trade blotter will generally be added to the unfilled portion of the prior aggregated order to create a new aggregated order.

2.	Equity trading personnel may decide not to aggregate certain orders if, in their judgment, aggregation would not result in fair treatment to Accounts, or would not result in best execution of the order. In determining whether to aggregate orders, equity trading personnel shall consider all of the relevant facts and circumstances, including but not limited to: (a) timing of the receipt of the orders; and (b) applicable trade terms (e.g., limit orders, and client direction).

3.	Aggregated order policies and procedures are disclosed in NAM’s Form ADV Part 2A.

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B. Trade Aggregation Policy Exceptions.

1.	Program trades, generally defined as fifteen or more orders with an aggregate value of $1,000,000 or more, will generally be processed separately from other orders, and will not be included in aggregated orders.

2.	Orders submitted pursuant to client-directed brokerage instructions may be processed separately from other orders, and may not be included in aggregated orders. Likewise, trades for accounts where a client instructs NAM that it cannot place trades through certain broker-dealers may not be bunched with other orders for the same security.

3.	Orders for accounts that are restricted for regulatory reasons (e.g., ERISA prohibited transactions) from using a particular broker-dealer will not be included in aggregate orders placed with such broker-dealer.

C. Trade Allocation Policy Objective Statement. It is NAM’s policy to allocate investment opportunities among all Accounts in a fair and equitable manner that does not systematically favor one Account over any other Account or group of Accounts, by providing buy and sell opportunities to all Accounts that satisfy two criteria: i) the transaction in question is a permissible and appropriate transaction for the Account; and ii) the Account has sufficient cash to participate in the transaction.

ii. Compliance Control Procedures.

1.	Preventive Control Procedures - Trade Allocation.

a.	Portfolio managers are prohibited from entering equity orders directly with any broker-dealer.

b.	Each portion of an aggregated order that is completed during the trading day is allocated to all participating Accounts on a pro rata basis relative to the original allocation. If an aggregated order is filled at several different prices, a weighted average price and commission is calculated, and all participants in the aggregated order receive the weighted average price and transaction costs are shared pro rata.

c.

If an aggregated order is not completely filled at the close of the applicable market on a particular day (known as a “partial fill”), that portion of the trade that has been completed is allocated pro rata relative to the original allocation across the participating Accounts, and a weighted average price and commission is calculated as described above. To the extent that a pro rata allocation would result in an Account receiving less than the

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minimum lot size used by NAM (currently one share), that client shall be allocated no shares from the partial fill. Shares not allocated as a result of this procedure will be reallocated to the largest account included in the allocation. Partially filled orders may be allocated on a basis other than pro rata only with the prior approval of the Head of Equity Trading and NAM Legal or NAM Compliance. At the opening of the market on the next business day, the remainder of any partially filled aggregate order that has not been cancelled will be handled by the Equity Trading Desk as outlined above.

d.	Once executed, a trade may not be reallocated except in accordance with NAM’s Transaction Error Correction Policies and Procedures. .

e.	Allocation processes are disclosed to clients in NAM’s Form ADV Part 2.

2.	Detective Control Procedures - Trade Allocation. NAM Risk Management reviews on a no less than semi-annual basis data regarding absolute investment performance, performance attribution, and performance versus applicable benchmarks and peer groups that is used to evaluate NAM’s allocation of investment opportunities among clients.

VI.	Policy Owner

NAM Management

Equity Best Execution Committee

VII.	Responsible Parties

Equity Trading Desk

Head of Equities

Head of Equity Trading

NAM Compliance

NAM Risk Management

As amended:	August 10, 2012
March 14, 2013
February 21, 2014
June 5, 2014
June 1, 2015
June 9, 2016

5

Nuveen Asset Management, LLC

Fixed-Income Best Execution Policies and Procedures

Effective Date: January 1, 2011, as last amended July 31, 2014

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to clients who invest in various types of fixed-income securities. These policies and procedures (this “Policy”) are intended to assist NAM in exercising its fiduciary obligation to seek best execution of these securities for NAM’s clients.

I.	Regulatory Highlights

A. Section 206 of the Investment Advisers Act of 1940 makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Rule 206(4)-7 under the Investment Advisers Act of 1940 requires that advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser satisfies its best execution obligation . . . .”1

C. In seeking best execution, the Securities and Exchange Commission has stated with respect to agency transactions that2 an investment adviser should consider the full range and quality of a broker’s services, including the value of research provided, execution capability, commission rate,3 financial responsibility, and responsiveness.

II.	Policy Scope

This policy covers all trading activity by NAM’s Fixed Income Investment Department (“Trading Personnel”) on behalf of NAM’s investment advisory accounts (each an “Account”, collectively, the “Accounts”). Trading activity by NAM’s Equity Trading Desk is covered by a separate policy.

A. Municipal Bonds. NAM provides investment advisory services in respect of municipal fixed-income securities, including both traditional tax-exempt municipal bonds as well as taxable municipal bonds (e.g., Build America Bonds). NAM buys and sells these securities for

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (December 17, 2003).
[2]	Release No. 34-23170 (Apr. 23, 1986)
[3]	Although commissions may be paid on fixed income securities executed on an agency basis, most fixed income securities transactions generally are executed on a principal basis on the basis of mark-ups and mark-downs.

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clients through dealers, acting as principal, in the primary and over-the-counter secondary marketplace. Such dealers typically charge transaction fees in the form of mark-ups and mark-downs, or spreads. The municipal bond market is a negotiated market and is highly fragmented with pockets of regional expertise and inventory. In many cases, there is limited supply of desirable securities at a particular time or only one dealer with sufficient access to the securities NAM seeks to purchase.

B. Taxable Fixed-Income Securities. NAM provides investment advisory services in respect of several kinds of taxable fixed-income securities. NAM typically buys and sells these securities for clients through dealers, acting as principal, in the primary and over-the-counter secondary marketplace. Such dealers typically charge transaction fees in the form of mark-ups and mark-downs, or spreads.

C. Preferred Securities. NAM provides investment advisory services in respect of preferred securities, including both $25 par preferreds and $1,000 par “capital securities” preferreds. Although capital securities preferreds are generally like other taxable fixed-income securities in that they are bought and sold through dealers, acting as principal, in over-the-counter markets, as described above, $25 par preferreds are typically exchange-listed, and are traded through brokers, acting as agents.

D. Investment Company Shares. NAM, in connection with its management of fixed-income mandates for clients, provides investment advisory services in respect of shares issued by open-end and closed-end investment companies that in turn invest primarily or predominately in fixed-income securities. Certain of these instruments trade on exchanges where NAM utilizes a broker acting as agent, while others either trade on over-the-counter principal markets, or are transacted in directly with the issuing investment company.

E. Derivatives. NAM, in connection with its management of fixed-income mandates for clients, provides investment advisory services in respect of futures, swaps, swaptions, currency contracts and other derivatives related to U.S. and non-U.S. debt securities and currencies. Certain of these instruments trade on exchanges where NAM uses a broker acting as agent, while others either trade on over-the-counter principal markets, or are specifically created with a counterparty.

III.	Best Execution Policy Objective Statement

A. NAM owes a fiduciary duty to clients to seek best execution of all account transactions in fixed-income securities for which it exercises investment discretion. To fulfill this obligation, NAM seeks to obtain the most advantageous price available with respect to each transaction, considering the facts and circumstances. The quality of execution actually obtained on a particular trade depends on many factors. NAM’s policy does not require that transactions be effected at the lowest possible price (or, if applicable, commission cost). Rather, trading personnel should also determine that the transaction represents the best qualitative execution for the accounts, considering the full range and quality of the services offered by a broker-dealer.

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B. Fixed-income (principal) markets differ from equity (agency) markets in at least five fundamental areas, each of which has a bearing on the process an asset management firm employs in seeking best execution: transparency, trading, size and liquidity, pricing, and trading for research. In particular, the concept of an identifiable arrangement for “soft dollars” provided by a broker-dealer in connection with executing transactions in equity securities as agent on a client’s behalf is not applicable to fixed-income instruments that are undertaken on a principal and not an agency basis. Best execution in the context of fixed-income securities is appropriately defined as an asset manager’s duty to determine and evaluate the circumstances under which the overall value of investment decisions for its clients with respect to those securities will be maximized. In light of the special characteristics of the fixed-income markets, best execution should be evaluated not on a transaction-by-transaction basis, but on an overall basis over an extended period of time.

IV.	Compliance Control Procedures

A.	Preventative Control Procedures

1.	Best execution for fixed-income securities transactions is sought by considering the full range and quality of the services offered by a broker-dealer.

2.	Fixed income best execution policies and practices are disclosed to clients in Part 2A of NAM’s Form ADV.

B.	Detective Control Procedures. The Fixed Income Best Execution Committee (the “FIBEC”) has ongoing responsibility for review and for oversight of these guidelines and has adopted a separate charter detailing the scope of its responsibilities.

C.	Corrective Control Procedures. The FIBEC may recommend that NAM’s Brokerage Practices Committee take action in the event it deems such action necessary for the purposes of seeking best execution.

V.	Conflicts of Interest

NAM recognizes its obligation to identify, monitor, and where appropriate, reduce or eliminate potential conflicts of interest relating to its best execution practices. NAM considers the following potential conflicts, among others, in seeking best execution for client transactions:

A.	Payment for Referrals. In selecting broker-dealers, NAM does not consider whether the dealer (or an affiliate) may have referred investment advisory clients to NAM or its affiliates.

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B.	Business Arrangements. In selecting broker-dealers, NAM does not consider whether the broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account programs and Nuveen Funds distribution arrangements. Nothing in this Policy limits the ability of NAM to use a broker-dealer where such broker-dealer or an affiliate of such broker-dealer has a business arrangement with NAM or its affiliates relating to the use or distribution of investment products and services of NAM or its affiliates, including managed account wrap fee programs and fund distribution arrangements, provided that NAM does not consider such business arrangement as part of its execution decision.

VI.	Monitoring Gifts

Gifts and entertainment are restricted and monitored under NAM’s Code of Ethics.

VII.	Record Keeping

The Head of the FIBEC (or his designee) will retain all documentation created in conjunction with these Policies and Procedures with respect to fixed income best execution analysis. The Head of the FIBEC will retain all documentation created in conjunction with these Policies and Procedures with respect to, pursuant to Nuveen Investments, Inc.’s Records Management Program.

VIII.	Policy Owner

FIBEC

IX.	Responsible Parties

Compliance

Trading Personnel

FIBEC

Brokerage Practices Committee

X.	Related Policies

Fixed Income Trading Policies and

Procedures Equity Best Execution Policy Soft

Dollar Policies

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XI.	Related Disclosures

Form ADV, Part 2A

Amended:	12/7/12
8/27/13
7/31/14

5

Nuveen Asset Management, LLC

Taxable Fixed Income Securities and Derivatives Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended February 4, 2016

This document (the “Policy”) addresses the Nuveen Asset Management, LLC (“NAM”) policies and procedures for taxable (non-municipal) fixed income securities and derivatives trade order processing, aggregation and allocation.

I.	Regulatory Highlights

A. Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), requires that registered investment advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser allocates aggregated trades among clients.”1

B. Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

C. Commodity Futures Trading Commission Regulation 1.35, National Futures Association Compliance Rule 2-10, and NFA Interpretative Notice 9029 set forth rules regarding post-execution allocation procedures for derivative trade orders.

II.	Entities Affected

This Policy covers all trading activities by NAM’s Taxable Fixed Income Investment Department (“TFI Trading Personnel”) for taxable fixed income securities, including investment personnel responsible for investing in preferred securities and foreign currency. It also applies to all NAM personnel who trade derivatives in connection with any NAM managed investment strategy, including taxable and tax exempt fixed income and equity strategies, (“Derivatives Trading Personnel,” together with TFI Trading Personnel, “Trading Personnel”).

For purposes of this Policy, derivatives may include, but are not limited to: futures, forwards, swaps, options, and variations of these instruments. The derivatives in which NAM’s accounts may invest may be exchange-traded or traded over-the-counter (“OTC”).

[1]	See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No. 2204 (Dec. 17, 2003).

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III.	Entities Excluded

This Policy does not apply to trading of taxable municipal securities, which are subject to related policies applicable to municipal securities. Trading for taxable fixed income retail SMA accounts is not covered by this Policy, and is governed by applicable SMA trading policies and procedures.

IV.	Trade Order Processing

A. Trade Order Processing Policy. It is NAM’s policy to process trades in the order that they are received and in a manner that is consistent with NAM’s Best Execution Policies and Procedures.

B. Control Procedures.

1.	Preventative Control Procedures - Trade Order Processing.

a.	TFI Trading Personnel are authorized by NAM to establish brokerage accounts and to place orders on behalf of NAM’s investment advisory accounts (each an “Account,” collectively, the “Accounts”). However, TFI Trading Personnel are not authorized to establish accounts with unaffiliated mutual funds or any other type of account involving securities that will not be held in the custody of a permitted custodian (in the case of a registered investment company permitted under Section 17(f) of the Investment Company Act of 1940, as amended, and the rules thereunder) or recorded through “book-entry” with DTC or the Federal Reserve Bank.

b.	Derivatives Trading Personnel are authorized to trade exchange-traded derivatives on behalf of Accounts on a registered derivatives exchange and to trade OTC derivatives on behalf of Accounts with only those counterparties identified on NAM’s Approved Counterparty List (“Approved Counterparties”), administered by Risk Management as detailed in NAM’s Counterparty Approval Policy.

Investment Operations is responsible for coordinating the required set-up for trading on derivatives exchanges and for establishing accounts with Approved Counterparties to facilitate OTC derivatives trading.

Legal is responsible for negotiating the terms of ISDA Master Agreements, Futures Agreements, FIA-ISDA Execution Agreements and any other required documentation in order to facilitate both exchange-traded and OTC derivatives trading.

New derivative security types must be approved via email by the respective Investment Head prior to trading such securities. “New” derivative security types are defined as any derivative security type that NAM has not previously set up in the Charles River Investment Management System (“CRIMS”). The Security Master – Investment Operations team will retain the request and approval pursuant to NAM’s Records Retention Policy and Procedures.

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2.	Detective control procedures - Trade Order Processing. Orders to purchase, sell or otherwise transact in any taxable fixed income security, derivative instrument or other asset traded by Trading Personnel (collectively, “Transactions”), are entered into CRIMS on trade date.

a.	In limited cases where there may be administrative or operational constraints that could affect Trading Personnel’s ability to enter Transactions into CRIMS on trade date, Transactions may be entered on trade date plus one if written notification is provided on trade date to the appropriate Investment Head, the Head of Investment Operations (or his/her designee) and NAM Compliance.

b.	CRIMS creates an electronic trading record that includes the following:

i.	The terms and conditions of the order, instruction, modification or cancellation;

ii.	The identity of the employee who recommended the Transaction for the Account(s) (i.e., the responsible portfolio manager);

iii.	The identity of the employee who placed such order (i.e., the responsible trader);

iv.	The identity of the Account(s) for which the order was placed;

v.	Whether the order was client-directed;

vi.	The date of the order’s entry (or modification, amendment or cancellation, as appropriate); and

vii.	The name of the institution by or through which the order was executed (where appropriate).

V.	Aggregation and Allocation

A. Trade Aggregation Policy. NAM may, at its discretion, aggregate or “bunch” orders in the same taxable fixed income securities or derivatives for Accounts, provided that no Account is favored over any other participating Account, in an effort to obtain best execution at the best price available. Any subsequent order created for the same security is then treated as a separate order, which may be aggregated with remaining unfilled orders for the same security, or executed separately.

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Trading Personnel may decide not to aggregate certain orders if, in their judgment, aggregation would not result in fair treatment to Accounts, or would not result in best execution of the order. In determining whether to aggregate orders, Trading Personnel shall consider all of the relevant facts and circumstances, including, but not limited to, the following:

1.	In the case of derivatives Transactions where not all Accounts are parties to appropriate counterparties’ trading agreements (e.g., ISDA Master Agreements, Futures Agreements, etc.), orders for such Accounts may not be aggregated.

2.	Orders submitted pursuant to client-directed brokerage instructions may be processed separately from other orders, and cannot be included in aggregated orders. Likewise, trades for Accounts where a client instructs NAM that it cannot place trades through certain broker-dealers may not be bunched with other orders for the same security.

3.	Orders for accounts that are restricted for regulatory reasons (e.g., ERISA prohibited Transactions) from using a particular broker-dealer will not be included in aggregate orders placed with such broker-dealer.

B. Trade Allocation Policy. It is NAM’s policy to allocate investment opportunities among all Accounts in a fair and equitable manner over time that does not systematically favor one Account over any other Account or group of Accounts, by providing buy and sell opportunities to all eligible Accounts that satisfy the following general criteria: 1) the Transaction in question is a permissible Transaction and appropriate under the circumstances for the Account; 2) the Account has sufficient cash or collateral to participate in the Transaction; and 3) in the case of derivatives, the Account is set up to trade with the counterparty to the Transaction.

1.	Orders for taxable fixed income securities are generally allocated on a pro-rata basis across Account lists, which are constructed by grouping Accounts together with similar risk profiles or benchmarks, and orders for derivatives are generally allocated across accounts participating in a given trade on a pro-rata basis, subject to the above criteria and exceptions detailed below in Section V.B.4.

2.	Taxable Fixed Income New Issues. NAM allocates new taxable fixed income issues to eligible Accounts based upon its review of: i) the investment objective of each Account; ii) the size of the original order placed by the Account; iii) lot size; iv) relative size of the Accounts; v) relative size of the Account’s portfolio holding of the same or comparable securities; vi) cash balances; and vii) other factors. NAM may also consider the scarcity of a particular security in light of the particular Account objective and strategy.

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3.	Exceptions to Pro-rata Allocation Policy. Exceptions to the general pro-rata allocation policy are as follows:

a.	De Minimis Rule: If a taxable fixed income securities order is for a total amount less than $5 million, the entire order is exempt from pro-rata allocation and will be allocated based on the Portfolio Manager’s discretion in such a way that no Account is systematically favored over another.

b.	If a pro-rata allocation of taxable fixed securities would result in a position of less than $50,000 for any Account, that Account may be excluded from the allocation.

c.	Government securities and related instruments of certain major governments are excluded due to the liquidity, depth and continuous availability of two-sided markets associated with these instruments, as follows:

i.	U.S. Treasury securities.

ii.	U.S. Agency securities and Agency-backed mortgage securities.

iii.	U.S. Treasury, Eurodollar and Fedfunds futures and options on such futures, and U.S. interest rate swaps.

iv.	G10 members local currency sovereign bonds (including euro-zone members rated single-A or higher) and interest rate futures, interest rate swaps and foreign exchange related to such currencies.

4.	Post-execution Allocation of Aggregated Orders. Trading Personnel must allocate aggregated derivatives trades, “bunched orders”, to Accounts as soon as practical after an order is filled, but in any event, sufficiently before the end of the trading day, to ensure that clearing records identify the ultimate customer for each trade on trade date.

VI.	Compliance Control Procedures

A. Preventative Control Procedures - Trade Allocation.

1.	Taxable fixed income Accounts are linked to benchmarks or to similarly managed accounts to ensure that all similar Accounts maintain similar risk profiles.

2.	Accounts participating in aggregated orders receive the same average price for the Transactions.

3.	Allocation processes are disclosed to clients in NAM’s Form ADV Part 2.

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B. Detective Control Procedures - Trade Allocation. NAM’s Risk Management reviews on a no less than semi-annual basis data regarding absolute investment performance, performance attribution, performance versus applicable benchmarks and peer groups that is used to evaluate NAM’s allocation of investment opportunities among clients.

VII.	Policy Administrators

NAM Management

TFI Trading Personnel Derivatives Trading Personnel

VIII.	Responsible Parties

TFI Trading Personnel

Derivatives Trading Personnel

Security Master - Investment Operations

Legal Department

Compliance Department

Risk Management

As last amended: February 4, 2016

6

Nuveen Asset Management, LLC

New Issue Municipal Bond Allocation Policy

Effective Date: July 27, 2011, as last amended September 9, 2016

A.	Order Placement Principles

Nuveen Asset Management’s (“NAM”) trading desk for municipal securities (the “Trading Desk”) services all NAM accounts wishing to purchase new issue municipal securities. This enables NAM to increase its purchasing power and realize other transactional efficiencies for the benefit of its clients. It is NAM’s policy that all orders for new issues of municipal securities be placed through the Trading Desk, including orders for retail separately managed accounts (“SMAs” or “SMA Accounts”) and orders for funds and institutional separate accounts (collectively “Funds and Institutional Accounts”). When placing orders for new issues with the Trading Desk, portfolio managers should base the size of the requested order on the following principles:

1)	Each Account (an “Account” means a fund, an institutional separate account or the SMA Accounts in the aggregate) should place orders with the Trading Desk. Portfolio Managers will not make any allocation decision at this stage, but will base the size of the order for each Account on how much of the security the portfolio manager would like the Account to own, subject to the limitations set forth below.

2)	The size of an order for each Account is subject to limits based on (i) the assets of the Account; (ii) the credit quality of the issue; (iii) whether the Account is an investment grade or high yield account; and (iv) whether the Account holds the same credit at the time the order is entered. The following grid establishes the maximum order size, subject to exceptions considered appropriate by the Head of NAM’s Municipal Securities Department, NAM’s Chief Operating Officer or President:

Maximum Order Size as Percent of Account Assets

Credit	Investment Grade Accounts	High Yield Accounts
High Grade[1]	3.5%	3.5%
BBB[2]	2.5%	2.5%
Below BBB[2]	1.5%	2.0%

[1]	In special circumstances an order can be for as much as 5% of the assets in the account if approved, in advance, by the Municipal Fixed Income Trading Manager. Special circumstances can include needing bonds for a TOB trust, excess cash or other circumstances justifying a larger than normal order.
[2]	The specified maximum percentage should be adjusted to give effect any holdings of the same credit maintained by the Account at the time the order is entered.

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B.	New Issue Allocations Among SMA Accounts and Other Accounts

In the case of new issues, demand for certain municipal securities frequently exceeds the available supply. If NAM is allotted fewer securities than it has requested, NAM seeks to allocate such securities between and among its SMA Accounts and Funds and Institutional Accounts in a manner that is fair and equitable over time.

When aggregated purchase orders for a new issue municipal security exceed supply, the securities are generally allocated on a pro rata basis among the SMA Accounts (in the aggregate), Funds and Institutional Accounts (in the aggregate), based on the aggregate respective requested amounts of such issue.

For example, if NAM seeks an aggregate 1,000,000 bonds for its SMAs and an aggregate of 4,000,000 for one or more of its Funds and Institutional Accounts, each group generally shall receive a pro rata amount of available securities (i.e., 20% for SMAs (in the aggregate) and 80% for Funds and Institutional Accounts (in the aggregate)).

The New Issues Coordinator may determine to allocate newly issued municipal securities between and among SMA Accounts and Funds and Institutional Accounts in a manner other than pro rata, with a reasonable explanation for such decision to be reflected on the New Issue Purchase Form (attached as Exhibit A).

The New Issue Purchase Form shall be retained in the advisory files for a period of not less than seven years.

Once allocated between SMAs on the one hand, and Funds and Institutional Accounts on the other, NAM further allocates the securities in accordance with the allocation procedures set forth below.

C.	Allocation Policy for Allocations among SMA Accounts

For new issues of municipal securities, SMA Accounts receive an allocation under the policy set forth above. To allocate new issue municipal securities fairly among SMA Accounts under circumstances where the demand by such accounts, in the aggregate, exceeds available supply, the following guidelines are employed.

Providing a fair and equitable allocation of municipal securities across multiple SMA Accounts is a complex process, given the multitude of factors that contribute to the decision making. Each allocation decision is unique given our decision process and specific client considerations, and as such, certain client accounts may not always receive an allocation of a particular offering. NAM endeavors to allocate securities on a fair and equitable basis over time. The following guidelines have been developed to reasonably ensure that each SMA Account will be treated fairly over time.

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1)	NAM’s portfolio managers consider the following factors in determining which SMA Accounts to include in a particular trade to ensure that purchases are appropriate for each account’s profile.

a)	Portfolio Style/Mandate (short, intermediate or long maturity);

b)	National, State Specific or State Preference;

c)	AMT status;

d)	Quality;

e)	Maturity or duration of the account relative to portfolio target;

f)	Cash balances (priority generally to accounts with largest percentage of available cash and/or available cash for longest period of time;

g)	Diversification (the need for issuer and/or sector diversification);

h)	Sponsor firm program rules (e.g., limitations imposed by sponsors regarding certain securities, broker-dealers or transactions); and

i)	Client-imposed restrictions.

2)	Determination of Priorities -allocation of municipal securities for orders that are not fully met

a)	State Specific or State Preference SMA Accounts would generally receive priority over National accounts with respect to bonds of the relevant state.

b)	Accounts with higher percentage of and/or longer standing cash balances would generally receive priority over other similar accounts.

3)	Determination of block sizes allocated to SMA Accounts

a)	Total portfolio value and diversification are the primary factors considered in determining the appropriate range of block sizes for an SMA Account. Allocations are generally made within certain bands with respect to percent of account market value. For accounts of $200,000 or larger, a minimum block size of $25,000 is preferred. On a per account basis, smaller accounts may get larger percentage allocations while larger accounts may get smaller percentage allocations.

4)	Timing of trade commitments, allocations and ticket entering

a)	Several factors can cause a lag between the time NAM commits to a trade and the time when (i) account allocations take place and (ii) a trade ticket is entered.

b)	These factors include: (i) the negotiation of multiple related trades (e.g., selling bonds to raise cash); (ii) primary (new issue) market versus secondary market trading; and (iii) sponsor firm (customer) ticket deadlines.

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Trade date and ticketing for primary market purchases often occur one or more days after committing to trade details (entering orders with the underwriter and receiving allotments). In order to assist in the allocation of available securities among accounts, the trader uses an allocation tool that identifies, and prioritizes, accounts based on account criteria (e.g., style, state/national, cash ranges and duration ranges) entered by the trader. NAM often negotiates multiple trades of different securities, which could impact the same set of accounts. Consequently, the allocations to accounts may not be finalized until these trade negotiations are complete.

In managed account programs sponsored by third parties, NAM may not be aware a client has withdrawn cash, terminated its account or changed its account parameters until several days after the client has given notice to the sponsor. When NAM includes a client in an allocation under such inadvertent circumstances, or otherwise effects a trade for an account in error, NAM may redirect the allocation to a client not included in the original order prior to settlement, provided that the allocation meets the criteria described above, the purchase is in the best interests of the client, no additional charges are applied to the purchasing client and there is no material change in market value of the redirected bond between trade date and date of the revised allocation. For this purpose, NAM considers as material a change of more than five (5) basis points in a bond’s value based on the MMD curve for a similar bond. The reallocation of the securities from the terminated client’s account is documented in NAM’s error log maintained by Operations personnel.

NAM Trading/Operations will document all revised allocations in the trade error log and corresponding client file. Revised allocations will be reviewed periodically by the Senior Portfolio Manager and by the Compliance Department to ensure the revised allocation was fair to the substituted client.

D.	Allocation Policy for Allocation among Funds and Institutional Accounts

For new issues of municipal securities, Funds and Institutional Accounts receive an allocation under the policy set forth above. To allocate new issue municipal securities fairly among Funds and Institutional Accounts under circumstances where the demand by such accounts, in the aggregate, exceeds available supply, the following guidelines are employed.

In such circumstances, NAM shall, subject to applicable laws and regulations, allocate portfolio transactions equitably among the Funds and Institutional Accounts. Absent priority allocation circumstances noted below, allocation generally shall be done on a pro rata basis, relative to the amount of securities requested by each Fund and Institutional Account. Non-pro rata, or priority, allocations may occur in the following circumstance:

1)	Funds and Institutional Accounts that have specialty mandates, such as state specific, high yield or insured bonds may receive preferential allocations of issues that satisfy their specialty needs in recognition of the more limited supply of investment opportunities for such investment mandates. The priority allocations will be based on desk procedures in effect at the time. After allocating to such Funds and Institutional Accounts with specialty mandates, remaining bonds generally will be allocated pro rata across all participating Funds and Institutional Accounts.

2)	In addition to preferential treatment for specialty mandates referenced in paragraph D.1) of this Policy, from time to time NAM may identify special circumstances that warrant preferential treatment to other classes of Funds or accounts where such preferential treatment is determined to be fair to all Funds and accounts under the circumstances. In such circumstances, NAM will adopt Desk Procedures to set forth the rationale and conditions for preferential treatment, together with the terms of such preferential treatment.

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3)	Other factors may be considered for priority treatment, such as (i) rounding lot size of transactions and/or remaining holdings, (ii) the relative availability of cash (or expected cash) for investment by the respective Funds and Institutional Accounts, (iii) the relative efforts of the Funds and Institutional Accounts’ respective portfolio managers in securing the allocation from the underwriters, and (iv) other reasonable factors.

Any determination to provide a non-pro rata allocation based on factors (i) other than a priority allocation for specialty mandates or for special circumstances warranting preferential treatment, in each case in accordance with desk procedures in effect at the time of the allocation or (ii) rounding lots to 250 bonds, shall be memorialized in writing on the date of the transaction or, if later, the day that it is first learned that the orders will not be completely filled.

E.	Recordkeeping and Supervision

A written record, in the form of the New Issue Purchase Form, shall be created if a new issue is allocated among multiple Funds and Institutional Accounts on a basis different than as set forth in the desk procedures. All such Forms shall be furnished to, and reviewed by, the appropriate department manager(s) and a representative from NAM Legal, and retained in the advisory files for a period of not less than 7 years.

Responsible Parties

Municipal Trading Manager

Municipal Securities Portfolio Management Team

Legal and Compliance

Policy Owner

Municipal Trading Manager

Adopted July 27, 2011

Last Amended October 26, 2015

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Nuveen Asset Management, LLC

Municipal Bond Trade Allocation Procedures

For Secondary Market Trades

Effective Date: July 27, 2011, as last amended April 14, 2016

New issue municipal securities trade allocation policies and procedures for Nuveen Asset Management, LLC (“NAM”) are set forth in a separate policy dealing only with new issues of municipal securities. This policy addresses trade allocation for secondary market purchases and sales of municipal securities for all NAM accounts, including retail separately managed accounts (“SMAs”), funds and institutional accounts.

I.	Buying in the Secondary Market

Generally, municipal security portfolio managers for funds and institutional accounts act independently of each other when attempting to purchase municipal securities in the secondary market. In some cases there may be greater demand for a security than there is supply, and multiple funds or accounts (collectively, “Accounts”) may have an interest in acquiring the security. In such cases, the portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) with respect to such Accounts will allocate the opportunity fairly, taking into consideration factors such as, (i) available cash, (ii) the Accounts’ investment objectives and relative need of each Account to acquire the security, (iii) whether the Accounts have a specialty mandate or preference related to the type of security being purchased, (iv) rounding lot sizes and avoiding de minimis lots and (v) other relevant factors.

If more than one portfolio manager is attempting to acquire the same security for Accounts managed by him or her and each is acting independently, there generally will not be any requirement to allocate available securities identified by one portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) among the Accounts managed by the other portfolio manager(s).

If two or more portfolio managers (with the SMA portfolio manager team treated as a single portfolio manager) are acting jointly to acquire a particular security for multiple Accounts, and they are unable to acquire the total amount desired, the available securities will be allocated to such Accounts either on a pro rata basis, based on what each Account was seeking to acquire, or on some other basis taking into consideration the factors set forth above. For purposes of this paragraph, multiple SMA Accounts will be treated as a single account for allocation purposes as between SMAs and funds and institutional accounts. Notwithstanding the foregoing, generally, secondary market purchases of securities rated BBB+ or below will be coordinated by the trading desk, and securities generally will be allocated pro rata (subject to rounding and odd lot adjusts) based on the assets under management of each account.

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II.	Selling in the Secondary Market

A. Normal Circumstances

In most situations, the decision to sell a security (which may be held in multiple Accounts) is made independently by the portfolio manager (or, in the case of SMA Accounts, the portfolio manager team) for the purpose of achieving a specific objective of the Account (e.g., raising cash, increasing duration, decreasing sector exposure). As such, it is unlikely that portfolio manager(s) who are simultaneously trying to sell the same security would be unable to find enough demand in the secondary market to do so, whether selling independently or on a coordinated basis.

Generally, sales will be made, in a portfolio manager’s discretion, through a “Bids Wanted” process, an “Offerings” process, or an “Exclusives” process, each as described below.

1.	Bids Wanted Process:

Using the Bids Wanted Process enables a portfolio manager wishing to sell a particular security to solicit bids from multiple dealers that have been approved by NAM (“Approved Dealers”). Each portfolio manager will provide a list of securities it wishes to sell, including the par amount available for sale, and that list is made available to multiple Approved Dealers who can provide bids. Each portfolio manager can decide whether the highest received bid price for a specific bond is acceptable.

2.	Offerings Process:

If a portfolio manager wishes to offer securities at a specified price to a more limited number of dealers, the process generally is to offer the securities first to the top Approved Dealers (generally, the top six to ten in terms of volume of business with NAM). If no bids are received from those dealers at the offered price or other acceptable price, NAM will offer the bonds to the remaining Approved Dealers. This process may be implemented by a portfolio manager directly with the Approved Dealers or through the municipal Trading Desk (the “Trading Desk”).

3.	Exclusives Process:

In circumstances where a portfolio manager is offering securities for sale, and he or she believes a particular dealer or dealers will have an interest in the securities, the portfolio manager may solicit bids from those dealer(s) before deciding to employ the Bids Wanted or Offerings process.

B. Coordinated Sale Event

Under some circumstances it may be in the best interests of all Accounts holding a particular security (or multiple securities of the same issuer) for the sale of such security(s) to be effected through a coordinated selling effort to ensure that all Accounts are treated fairly and to avoid the possibility that multiple portfolio managers or traders are accessing the market at the same time, possibly through different dealers. Such circumstances are events that make it highly likely that multiple portfolio managers would decide to sell the security(s) at the same time (a “Coordinated Sale Event”). For example, if a NAM credit analyst revised a report and concluded that a particular security presented such credit risk that it was no longer prudent to continue to hold, it would be reasonable to expect that multiple portfolio managers would be looking to eliminate or reduce holdings of that security.

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If a portfolio manager, analyst or trader obtains information that causes such individual to believe that a Coordinated Sale Event has occurred (whether due to a credit analyst recommendation or some other event), that individual should inform the Municipal Trading Manager of the Coordinated Sale Event. The Municipal Trading Manager, or her designee, shall promptly notify all NAM portfolio managers holding the security(s) that a Coordinated Selling Event has been declared and instruct each portfolio manager to communicate all sell orders for such security(s) to the Trading Desk. The Trading Desk will aggregate the orders to produce a combined order and will execute the order or designate another portfolio manager or trader to execute the combined order. Each Account participating in the combined order will be allocated sales on a pro rata basis until the order is fully executed or until a decision has been made to change or terminate the order.

If a combined order for a security is partially executed, and the order is increased due to additional bonds being added to the order, that will be treated as a new combined order, with participating Accounts participating pro rata in the sales of the new combined order. If the selling interest is in multiple CUSIPS of the same or related issuers, the Trading Desk will decide the sequencing of the multiple individual or combined orders to be least disruptive to the market.

The Trading Desk will notify all portfolio managers when the combined order is fully executed, changed or has been terminated. From the time a Coordinated Selling Event has been declared until the combined order is fully executed or terminated, a portfolio manager or trader will not affect sales of the security other than through the combined order.

III.	Special Terms for SMA Transactions

The municipal securities market is a negotiated market. Trades are often agreed to after the trade ticket deadlines of NAM’s sponsor firm partners or custodians. NAM may allocate purchases to SMA accounts that are selling other bonds. Subject to the completion of all trading activity for a particular account, tickets may be entered the following business day. NAM may agree to certain secondary market trades but not enter into them until the next business day due to sponsor firm or custodian ticket deadlines.

In SMA programs sponsored by third parties, NAM may not be aware a client has withdrawn cash, terminated its account or changed its account parameters until several days after the client has given notice to the sponsor. When NAM includes a client in an allocation under such inadvertent circumstances, or otherwise effects a trade for an account in error, NAM may redirect the allocation to a client not included in the original order prior to settlement, provided that: (i) the purchase is in the best interests of the client; (ii) no additional charges are applied to the purchasing client; and (iii) there is no material change in market value of the redirected bond between trade date and date of the revised allocation. For this purpose, NAM considers as material a change of more than five (5) basis points in a bond’s value based on the MMD curve for a similar bond. The reallocation of the securities from the terminated client’s Account is documented in NAM’s error log maintained by Operations personnel.

NAM Trading/Operations will document all revised allocations in the trade error log and corresponding client file.

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Revised allocations will be reviewed periodically by the Senior Portfolio Manager and by the Compliance Department to ensure the revised allocation was fair to the substituted client.

IV.	Responsible Parties

Municipal Securities Portfolio Managers

Adopted: July 27, 2011

Amended: August 28, 2014

Amended: August 24, 2015

Amended: April 14, 2016

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Nuveen Asset Management, LLC

Separately Managed Accounts Trading Policies and Procedures

Effective Date: March 1, 2013, as amended November 24, 2015

I.	Regulatory Highlights

A. Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) requires that registered investment advisers adopt policies and procedures regarding, among other things, “Trading practices, including procedures by which the adviser allocates aggregated trades among clients.” (See Compliance Programs of Investment Companies and Investment Advisers, Advisers Act Release No.2204 dated Dec. 17, 2003).

B. Section 206 of the Advisers Act prohibits investment advisers from engaging in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

C. Rule 3a-4 under the Investment Company Act of 1940, as amended, provides a safe harbor from the definition of Investment Company for programs that provide discretionary investment advisory services to clients if a program satisfies certain conditions regarding individualized management, client contact, reasonable restrictions, quarterly account statements, and client retention of indicia of ownership.

II.	Entities Affected

Nuveen Asset Management, LLC (“NAM”) provides investment advisory services to retail separately managed accounts (“SMAs”) through wrap fee and dual contract managed account programs. NAM serves as investment adviser or sub-adviser to SMAs introduced to it by various financial intermediaries who serve as sponsors of one or more SMA programs (“SMA Sponsors”). SMA program services may be provided: (i) on a “wrap fee” (fully-bundled) basis where NAM provides its advisory services pursuant to an advisory agreement with the wrap fee program sponsor; or (ii) on a “dual contract” (partially-bundled or unbundled) basis where NAM provides its advisory services pursuant to an advisory agreement directly with the client. For wrap and dual contract SMAs, NAM is given full discretion to manage the accounts (“Discretionary SMA”).

For certain strategies, NAM may also provide certain non-discretionary investment services to clients, including model portfolio recommendations for a variety of investment styles. Model portfolios may relate to the same strategies that are also offered or utilized through discretionary accounts. In such instances, NAM provides the SMA Sponsor with model portfolio advice and the SMA Sponsor implements the model generally in its own discretion (a “Model SMA”).

This Policy covers trading order processing, aggregation, and allocation with respect to Discretionary SMAs and advice delivery procedures with respect to Model SMAs.

investment adviser’s affiliated broker/dealer. This means that an investment adviser cannot direct a client enter into a principal trade with its affiliated broker/dealer unless it complies with the requirements of Section 206(3). Section 206(3) is intended to address the potential conflict of self-dealing that could arise when an investment adviser acts as a principal in a transaction, particularly under those circumstances when the adviser or its affiliate is able to manipulate the price of securities or dump unwanted securities into a client’s account. While Nuveen Securities could be viewed as acting in a technical principal capacity when it takes delivery of a block of securities on behalf of NAM’s clients, its role here is not to act in a proprietary capacity for its own account, but instead as an agent of NAM to clear bond trades. Furthermore, as noted above neither NAM nor Nuveen Securities receives compensation with respect to such trades.

NAM has adopted these policy and procedures in order to address the potential conflicts raised by the principal transaction provision as it may apply to its use of Nuveen Securities. When NA M uses Nuveen Securities to clear bond trades for its clients, NAM must comply with the following policy and procedures. NAM shall review this policy and procedure at least annually to determine its adequacy and the effectiveness of its implementation.

NAM may use Nuveen Securities to clear bond transactions for a client where the transaction is effected solely to satisfy an order on behalf of a client where such use does not create a conflict of interest. NAM believes that the use of Nuveen Securities in the facilitation of the acquisition and disposition of bonds for client transactions provides significant advantages to its clients. While Nuveen Securities could be viewed as engaging in a principal transaction, compliance with the procedures below should ensure that its role in providing clearing services does not raise the conflicts that the principal trade provision was designed to address.

III.	Procedures

1.	When buying bonds on behalf of clients, NAM may direct a dealer to deliver the bonds to Nuveen Securities. Upon receipt of such bonds, Nuveen Securities shall clear and transfer the bonds to the relevant program sponsor or custodian with respect to client accounts. When selling bonds on behalf of a client, NAM may use Nuveen Securities to clear and, as applicable, aggregate bonds into a block for sale to a dealer. NAM may also use Nuveen Securities to provide clearing services for cross sales in accordance with NAM’s Cross Transaction Policy and Procedures. These activities are referred to in the remainder of these procedures as the “Services.”

2.	NAM must comply, and must ensure that Nuveen Securities complies, with the following requirements in performing the Services:

•	Nuveen Securities may perform the Services solely as a courtesy to NAM to assist the facilitation of the acquisition or disposition of bonds for certain client accounts;

•	Nuveen Securities should be identified as acting as agent for NAM or its clients on trade orders and other documents to the extent practicable, and not as principal;

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•	Nuveen Securities may not receive any spread, mark-up or mark-down, or transaction fee in connection with the Services[1]; and

•	There is no change between the bond price Nuveen Securities pays or receives and the price NAM’s clients pay or receive for the same bonds when Nuveen Securities provides the Services.

IV.	Record Keeping

The NAM portfolio managers/traders are responsible for facilitating the use of Nuveen Securities for these Services as required, to document NAM’s compliance with each of the above requirements. Specifically, sufficient documents shall be maintained to evidence that there is no change in the bond price relating to use of the Services. Such documentation must be maintained for seven years from the date Nuveen Securities performed the Services. The Compliance Department will retain all documents and records relating to its monitoring activities. These records will be retained for at least six years, the first two years in the principal office of Adviser.

V.	Detective Controls

Nuveen Global Operations is responsible for reviewing and confirming that there are no trade balances for trades settled through Nuveen Securities.

VI.	Policy Owner

Brokerage Practices Committee

VII.	Responsible Parties

Nuveen Global Operations

Compliance Department

Legal Department

[1]	Because Nuveen Securities, LLC is providing services to its affiliate, the Finance Department of NAM or its affiliates may cause NAM to reallocate some of its profits to Nuveen Securities, LLC to reimburse it for its costs (e.g. employee salaries and overhead) in providing these services to NAM. The payment is done as an intercompany transfer and is not passed directly to NAM’s clients.

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As amended:	May 16, 2008
December 31, 2010 July 1, 2012 August 28, 2014 September 22, 2015

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Nuveen Asset Management, LLC

Policy and Procedure to Permit the Use of Nuveen Securities, LLC

as Clearing Agent for Certain Nuveen Asset Management, LLC

Municipal Bond Investment Advisory Client Accounts

Effective Date: January 1, 2011, as last amended September 23, 2016

I.	Summary

Nuveen Asset Management, LLC (“NAM”) seeks to use Nuveen Securities, LLC (“Nuveen Securities”) as a “clearing agent” to facilitate certain trade settlements between the dealer and client custodian through industry standard systems. Many of these trades relate to the purchase and sale of institutional-sized blocks of securities.

NAM believes that the use of Nuveen Securities, LLC may provide significant benefits to its client accounts. NAM serves as investment manager to certain managed account programs or other financial intermediary arrangements where the program sponsor or account custodian does not have, in NAM’s view, the back-office or clearance facilities to adequately process bond trade allocations effected for its clients. By using Nuveen Securities in the purchase of bonds, NAM minimizes the number of individual purchase and delivery instructions to dealers that would be required in light of the number of applicable custodians, thus minimizing the opportunity for dealer and/or custodian errors. In addition, NAM believes the use of Nuveen Securities to clear trades better enables it to control and oversee transaction operations and settlement. These stronger controls in turn support the ability to purchase and allocate institutional-sized block of bonds to NAM accounts. NAM also believes that dealers take into account the controls and efficiencies that appear to be generated by using Nuveen Securities resulting in price improvements on securities transactions for the benefit of clients.

When selling bonds for accounts, NAM is similarly able to aggregate some or all of them into a block at Nuveen Securities prior to selling them to a dealer. This minimizes the number of individual instructions that would be required and the opportunity for third-party errors. Additionally, overall speed and efficiency is increased which may result in price improvements.

Additionally, other than NAM’s receipt of its advisory fee for advisory services, neither NAM nor Nuveen Securities receive compensation with respect to transactions conducted through Nuveen Securities for NAM clients.

II.	Policy

Section 206(3) of the Investment Advisers Act of 1940 provides that if an investment adviser engages in a principal transaction with a client or in an agency transaction involving a client, the investment adviser must disclose material facts regarding the transaction to the client and obtain the client’s consent before each such transaction. Section 206(3) also applies to transactions where an investment adviser causes a client to enter into a principal transaction with the investment

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adviser’s affiliated broker/dealer. This means that an investment adviser cannot direct a client enter into a principal trade with its affiliated broker/dealer unless it complies with the requirements of Section 206(3). Section 206(3) is intended to address the potential conflict of self-dealing that could arise when an investment adviser acts as a principal in a transaction, particularly under those circumstances when the adviser or its affiliate is able to manipulate the price of securities or dump unwanted securities into a client’s account. While Nuveen Securities could be viewed as acting in a technical principal capacity when it takes delivery of a block of securities on behalf of NAM’s clients, its role here is not to act in a proprietary capacity for its own account, but instead as an agent of NAM to clear bond trades. Furthermore, as noted above neither NAM nor Nuveen Securities receives compensation with respect to such trades.

NAM has adopted these policy and procedures in order to address the potential conflicts raised by the principal transaction provision as it may apply to its use of Nuveen Securities. When NA M uses Nuveen Securities to clear bond trades for its clients, NAM must comply with the following policy and procedures. NAM shall review this policy and procedure at least annually to determine its adequacy and the effectiveness of its implementation.

NAM may use Nuveen Securities to clear bond transactions for a client where the transaction is effected solely to satisfy an order on behalf of a client where such use does not create a conflict of interest. NAM believes that the use of Nuveen Securities in the facilitation of the acquisition and disposition of bonds for client transactions provides significant advantages to its clients. While Nuveen Securities could be viewed as engaging in a principal transaction, compliance with the procedures below should ensure that its role in providing clearing services does not raise the conflicts that the principal trade provision was designed to address.

III.	Procedures

1.	When buying bonds on behalf of clients, NAM may direct a dealer to deliver the bonds to Nuveen Securities. Upon receipt of such bonds, Nuveen Securities shall clear and deliver the bonds to the relevant program sponsor or custodian with respect to client accounts. When selling bonds on behalf of a client, NAM may use Nuveen Securities to clear and, as applicable, aggregate bonds into a block for delivery to a dealer. NAM may also use Nuveen Securities to provide clearing services for cross sales in accordance with NAM’s Cross Transaction Policy and Procedures. These activities are referred to in the remainder of these procedures as the “Services.”

2.	NAM must comply, and must ensure that Nuveen Securities complies, with the following requirements in performing the Services:

•	Nuveen Securities may perform the Services solely as a courtesy to NAM to assist the facilitation of the acquisition or disposition of bonds for certain client accounts;

•	Nuveen Securities should be identified as acting as agent for NAM or its clients on trade orders and other documents to the extent practicable, and not as principal;

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•	Nuveen Securities may not receive any spread, mark-up or mark-down, or transaction fee in connection with the Services[1]; and

•	There is no change between the bond price NAM’s clients pay or receive for the same bonds when Nuveen Securities provides the Services.

IV.	Record Keeping

The NAM portfolio managers/traders are responsible for facilitating the use of Nuveen Securities for these Services as required, to document NAM’s compliance with each of the above requirements. Specifically, sufficient documents shall be maintained to evidence that there is no change in the bond price relating to use of the Services. Such documentation must be maintained for seven years from the date Nuveen Securities performed the Services. The Compliance Department will retain all documents and records relating to its monitoring activities. These records will be retained for at least six years, the first two years in the principal office of Adviser.

V.	Detective Controls

Nuveen Global Operations is responsible for reviewing and confirming that there are no trade balances for trades settled through Nuveen Securities.

VII.	Responsible Parties

Nuveen Global Operations

IA Compliance Department

Legal Department

Brokerage Practices Committee

Previously amended: May 16, 2008

September 23, 2016

[1]	Because Nuveen Securities, LLC is providing services to its affiliate, the Finance Department of NAM or its affiliates may cause NAM to reallocate some of its profits to Nuveen Securities, LLC to reimburse it for its costs (e.g. employee salaries and overhead) in providing these services to NAM. The payment is done as an intercompany transfer and is not passed directly to NAM’s clients.

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NUVEEN ASSET MANAGEMENT, LLC MUNICIPAL

BOND INVESTMENT ADVISORY ACCOUNTS CROSS

TRANSACTIONS POLICY

Nuveen Asset Management, LLC may affect cross transactions between client accounts or its affiliates, in which one client will purchase securities held by another client. In each such transaction, the Nuveen Asset Management, LLC Investment Professionals will determine that the transaction is in the best interest of all clients based on the investment objectives and portfolio characteristics of each client account, as well as block sizes of these cross trades and available alternatives. The alternative to a cross trade is to sell a relatively small portion of a larger block position, which typically can adversely impact the price of the position being sold.

Nuveen Asset Management, LLC has designed this policy to seek to enable the selling account to sell bonds at the higher institutional level (typically 1 million bonds or above) and afford the buying account an opportunity to purchase bonds on the bid side as opposed to negotiating against a dealer on the offer side. Nuveen Asset Management, LLC uses an independent third party pricing service (e.g., S&P/JJ Kenny) to set the price of the cross trade. The bonds are then crossed at the pricing service’s offer price minus a dealer bid/ask spread for the institutional size block of bonds. This is appropriate when Nuveen Asset Management, LLC controls an institutional size block of the bonds.

If the pricing service is unable to provide an offer-side price or if Nuveen Asset Management, LLC believes in good faith that such price is inaccurate or stale, Nuveen Asset Management, LLC reserves the right to set the price at which the cross trade will be effected by applying a premium or discount to the pricing service’s price to take account of more recent or complete market information, obtaining independent dealer evaluations, or seeking competitive bids for the bonds. Nuveen Asset Management, LLC may also use actual bids on odd lots or large blocks to determine the cross price. When setting the price for a cross trade, Nuveen Asset Management, LLC shall document the pricing service’s price (if available), the price Nuveen Asset Management, LLC has proposed to use and the basis for such price.

In accordance with its internal procedures, Nuveen Asset Management, LLC may use Nuveen Securities, LLC, to facilitate settlement of the cross trade between the client accounts.

Nuveen Asset Management, LLC and its affiliates may not receive any commission or compensation in connection with effecting cross trades.

Notwithstanding anything to the contrary, all cross trades between a non-fund account advised by Nuveen Asset Management, LLC and a fund advised by an affiliated investment adviser shall be conducted in accordance with Rule 17a-7 under the Investment Company Act of 1940, as amended, and the relevant fund procedures thereunder.

The Nuveen Asset Management, LLC’s Municipal SMA Best Execution Committee will periodically review the cross trades affected pursuant to this policy and evidence its review in accordance with the Best Execution Policy.

Amended December 16, 2015

ADDENDUM TO

NUVEEN ASSET MANAGEMENT, LLC

MUNICIPAL BOND

CROSS TRANSACTION PROCEDURES

Below is a chart summarizing the appropriate cross trade procedures NAM should employ depending on the type of client involved.

Parties to Cross Trade	Governing Cross Trade Procedures

Managed Account Managed Account	NAM Cross Trade Procedures

Managed Account Nuveen Fund	Nuveen Fund’s 17a-7 Procedures

Managed Account Non-Nuveen Fund	Non-Nuveen’s Fund 17a-7 Procedures; provided such Fund’s procedures are fair to the Managed Account

Nuveen Fund Nuveen Fund	Nuveen Funds’ 17a-7 Procedures

Nuveen Fund Non-Nuveen Fund	No cross trades unless each Fund’s 17a-7 Procedures have substantively identical terms or otherwise arrive at the identical price

Adopted: May 22, 2006

Nuveen Asset Management, LLC

Office of Foreign Assets Control Sanctions

Investment Compliance Policies and Procedures

Effective Date: April 28, 2014, as last amended March 22, 2016

I.	Introduction

U.S. economic sanctions (the “Sanctions”) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) generally prohibit U.S. persons, including investment advisers, from engaging in trade or financial transactions and other dealings with, among others: (1) individuals and organizations located in certain sanctioned nations; (2) sanctioned individuals and organizations called Specially Designated Nationals (“SDNs”), which are named on a list maintained by OFAC called the list of Specially Designated Nationals and Blocked Persons (the “SDN List”); and (3) individuals and entities designated under Executive Order and regulations administered by OFAC on certain other lists maintained by OFAC, including, but not limited to, the Sectoral Sanctions Identifications List (the “SSI List”), as more fully described below.

II.	Policy Objectives

Nuveen Asset Management, LLC (“NAM”) has designed and adopted the following risk-based policies and procedures (the “Policy”) in order to comply with OFAC-related laws, regulatory requirements, and client expectations. Specifically, the Policy is intended to establish procedures reasonably designed to prevent NAM from: (1) investing, whether on behalf of its clients or in proprietary accounts, in securities issued by SDNs, SDN-Controlled Issuers, SSI List Issuers, SSI List-Controlled Issuers,1 or issuers in Prohibited Countries, (as defined below in Section IV. and Appendix A); (2) engaging in transactions with SDNs, SDN-Controlled Issuers, Prohibited Countries and companies in Prohibited Countries; (3) investing in securities issued by companies predominantly dedicated to activities in, or predominantly deriving revenue from, Prohibited Countries; and (4) engaging in transactions in contravention of Sanctions against individuals and organizations named on certain other lists maintained by OFAC.

III.	Policy Scope and Entities Affected

The Policy applies to all NAM employees and establishes procedures specific to NAM’s buy-side investment activities.2 Nuveen Global Operations – Managed Accounts and NAM’s

[1]	In the case of SSI List Issuers and SSI List-Controlled Issuers, the objective is to prevent investments or other transactions to the extent such transactions are prohibited under specific SSI List prohibitions described in OFAC’s directives.
[2]	Certain Nuveen Shared Services employees support NAM in the oversight of its investment responsibilities and may assist in the administration of the compliance responsibilities outlined herein and, therefore, be subject to training under this Policy. Nuveen Shared Services employees who detect a connection between a NAM investment or other transaction and a Prohibited Country, SDN or SSI List Entity, whether detected through the procedures described herein or otherwise, must promptly notify NAM Compliance.

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Institutional Sales and Client Services group have separate risk-based OFAC procedures that are designed to prevent NAM from providing services to separately managed account clients and institutional clients, respectively, that are SDNs, or with which dealings are otherwise restricted under the Sanctions.

IV.	Policy

It is NAM’s policy that its employees may not: (i) cause or advise clients to invest directly or indirectly in securities of Prohibited Country Issuers; (ii) engage in a transaction involving securities issued by an SDN Issuer or an SDN-Controlled Issuer; (iii) without the express prior written approval of NAM Compliance, purchase any securities of any SSI List Issuer, SSI List-Controlled Issuer, other entity on the SSI List, or any entity that owns or is otherwise affiliated with any entity on the SSI List3; (iv) invest in a security whose issuer is predominantly dedicated to activities in or derives predominant revenues from a Prohibited Country; and/or (v) participate in an investment that will finance or otherwise facilitate activities subject to Sanctions.

A.	Prohibited Transactions: NAM has identified eight categories of transactions and investments that may violate the Sanctions (collectively, “Prohibited Transactions”):

1.	SDN Issuer Transactions: transactions in securities of issuers that are SDNs (each, an “SDN Issuer”);

2.	SDN-Controlled Issuer Transactions: transactions in securities of issuers that are directly or indirectly 50 percent or more owned, or otherwise controlled, whether individually or in the aggregate, by SDNs (each, an “SDN-Controlled Issuer”);

3.	SSI List Transactions: transactions and dealings in debt[4] with a maturity of longer than 30 or 90 days, whichever maturation applies, issued on or after the applicable SSI List effective date (“new debt”) of issuers identified on the SSI List as subject to sanctions prohibiting purchases of certain securities they issue (“SSI List Issuers”), and equity[5] issued on or after the applicable SSI List effective date (“new equity”) of those SSI List Issuers subject to the new equity prohibition;

4.	SSI List-Controlled Issuer Transactions: transactions and dealings in new debt or new equity of issuers that are directly or indirectly 50 percent or more owned, or otherwise controlled, whether individually or in the aggregate, by an SSI List Issuer (each, an “SSI List-Controlled Issuer”) to the same extent such transactions and dealings would be Prohibited Transactions if such debt or equity were issued directly by the SSI List-Controlled Issuer.

[3]	There are currently no restrictions under the Sanctions or this Policy on selling securities of, or establishing short positions referencing securities of, SSI List Issuers, SSI List-Controlled Issuers, SSI List Entities, or any entity that owns or is otherwise affiliated with any entity on the SSI List.
[4]	“Debt” includes bonds, loans, extensions of credit, loan guarantees, letters of credit, drafts, banker’s acceptances, discount notes or bills, or commercial paper. The prohibitions extend to rollover of existing debt, if such rollover results in the creation of new debt with a maturity of longer than 30 or 90 days, whichever maturation applies.
[5]	“Equity” includes stocks, share issuances, depositary receipts, or any other evidence of title or ownership.

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5.	Prohibited Country Issuer Transactions: transactions in securities of issuers incorporated, headquartered, or listed on an exchange in any of the “Prohibited Countries” listed in Appendix A (each, a “Prohibited Country Issuer”);

6.	Prohibited Country Indirect Investments: investments in non-Prohibited Country Issuers that are predominantly dedicated to, or that derive predominant revenues from, activities in Prohibited Countries (each, a “Prohibited Country Linked Issuer”);

7.	SDN Intermediary Transactions[6]: transactions involving an intermediary (acting as agent for NAM, agent for a NAM client, agent for a counterparty to NAM or its client, or principal) that is an SDN (each, an “SDN Intermediary”); or

8.	Prohibited Country Intermediary Transactions[6]: transactions involving an intermediary that is incorporated or headquartered in the Prohibited Countries listed in Appendix A (each, a “Prohibited Country Intermediary”).

The SDN List and Other OFAC Sanctions Lists

In addition to the SDN List, OFAC maintains other Sanctions lists, sometimes collectively referred to the “Consolidated Sanctions List,” which include the:

Foreign Sanctions Evaders List;

The Non-SDN Palestinian Legislative Council List;

The Non-SDN Iranian Actions Act List; and

The List of Foreign Financial Institutions Subject to Part 561 List

For purposes of this Policy, references to the SDN List should be deemed to include the Consolidated Sanctions List and references to SDNs should be deemed to include individuals and entities named on the Consolidated Sanctions List.

Sectoral Sanctions and the SSI List

OFAC has imposed targeted Sanctions with regard to the Ukraine-/Russia-related Sanctions program against major Russian financial and energy companies, along with certain named affiliates, added to a newly created SSI List. The Sectoral Sanctions apply not only to the companies listed on the SSI List, but also to companies that are 50% or more owned, either individually or in the aggregate, by one or more of the listed companies, directly or indirectly.

[6]	With regard to SDN Intermediary and Prohibited Country Intermediary Transactions, NAM has adopted separate Counterparty Approval and Broker-Dealer and Other Institutions Approval Policies and Procedures that govern the processes for intermediary diligence and approval.

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While the companies listed on the SSI List are not included in the SDN List and are not subject to blocking sanctions, the SSI List Sanctions prohibit transactions and dealings related to “new debt” with a maturity of more than 30 or 90 days or “new equity” for the relevant sanctioned entities and any entities owned 50% or more by them, individually or in the aggregate. Currently, the debt prohibition applies to all issuers on the SSI Lists. The equity prohibition only extends to a limited number of Russian financial institutions.

In addition to SSI List Issuers, the SSI List includes certain companies (together with SSI List Issuers, “SSI List Entities”) that are subject to sanctions prohibiting U.S. persons from providing certain kinds of support to such companies’ activities. Currently these SSI List sanctions prohibit the provision, exportation, or re-exportation, directly or indirectly, of goods, services (except for financial services), or technology in support of exploration or production for deep-water, Arctic offshore, or shale projects that have the potential to produce oil in the Russian Federation, or in maritime area claimed by the Russian Federation and extending from its territory if such projects involve such companies.

B.	Focused Country Sanctions Transactions: In addition to the comprehensive Sanctions programs against the Prohibited Countries, OFAC administers “Focused Sanctions” programs (“Focused Country Sanctions”) pertaining to countries identified as Focused Sanctions Countries in Appendix B (each a “Focused Sanctions Country” or collectively “Focused Sanctions Countries”). The Focused Country Sanctions Program signals the need for heightened awareness when considering investments that are in any way connected to the countries on this list because there is a concentration of SDNs (entities and individuals) and/or SSI List Entities connected to these countries.

Thus, Focused Country Sanctions are not blocks on dealing with all entities connected to such countries, but rather restrict dealings only with certain designated individuals and entities named on the SDN List and SSI List. NAM Legal and Compliance should be consulted regarding any questions pertaining to investments related to Focused Sanctions Countries.

V.	Procedures

A.	Required Transactions Diligence

NAM employees who have significant control over or input into NAM’s portfolio transactions, including those individuals with the authority to make final investment decisions or recommendations or place transactions for execution on behalf of NAM, (NAM’s portfolio managers, analysts and traders, collectively, “Investment Personnel”) are the first line of defense in ensuring that NAM does not violate the Sanctions. Investment Personnel must be aware of potential Sanctions implications that certain nonU.S. investment-related transactions could present.

For purposes of this Policy, there are three main circumstances under which Investment Personnel may discover information with Sanctions implications and specific compliance obligations that Investment Personnel must exercise under each. In all cases, anytime Investment Personnel identifies any indications that transactions may implicate Sanctions, he/she must promptly alert NAM Compliance.

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1.	Day-to-Day Execution of Job Duties - General Awareness: Investment Personnel may, in the normal exercise of their ongoing investment oversight duties, learn of information that indicates that a portfolio transaction or current investment potentially breaches the Sanctions. In particular, NAM may receive research or ongoing investor communications regarding non-U.S. issuers of potential or current NAM holdings (“Non-U.S. Holdings Information”). Accordingly, when reviewing Non-U.S. Holdings Information, Investment Personnel should be aware of any references to issuer activities in, or revenues from, Prohibited Countries and, if identified, timely escalate to NAM Compliance.

NAM Investment Personnel should exercise caution and consult with NAM Compliance when considering a transaction with a non-blocked entity in which one or more SDNs or SSI List Entities collectively have a significant ownership interest that is less than 50 percent or that one or more SDNs or SSI List Entities may control by means other than a majority interest, as such entities may be added to the SDN List or SSI List or become the subject of enforcement action by OFAC in the future.

NAM Compliance will provide general awareness training (“Awareness Training”) on how to identify connections between an investment or transaction and a Prohibited Country.

2.	Medium Risk Transactions - Heightened Awareness: Certain investments and transactions present heightened risks of Sanctions breaches and, therefore, require heightened awareness from Investment Personnel. These include:

•	Secondary over-the-counter market trades of unlisted non-U.S. securities[7]; and

•	Non-U.S. public offerings and private investments in non-U.S. public companies.

Before initiating any of the above transactions, Investment Personnel, as part of their investment review, should reasonably attempt to determine if the issuer engages in activities in, or derives revenues from, Prohibited Countries. NAM Compliance will administer specifically tailored training (“Targeted Training”) in this area on how to identify links to Prohibited or Focused Countries when contemplating the above transactions.

3.	High Risk Transactions - Heightened Awareness: Direct investments in non-U.S. private companies pose the highest risk of a potential a Sanctions breach and, therefore, require that Investment Personnel perform appropriate due diligence when considering these investments. Prior to investing in a non-U.S. private company, Investment Personnel must complete the questionnaire in Appendix C in order to determine whether:

a.	the non-U.S. private company issuer has conducted or intends to conduct any activities in, or has derived or intends to derive any revenue from, a Prohibited Country (“Prohibited Country Diligence”); or

[7]	For purposes of this policy, a non-U.S. issuer is unlisted if it has no class of equity securities listed on a securities exchange.

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b.	the non-U.S. private company issuer and any individual or entity that directly or indirectly owns 50% or more, whether individually or in the aggregate, of such an issuer is an SDN or an SSI List Entity.

As referenced above and noted below in Section C.5., NAM Compliance will provide detailed, periodic training to educate NAM employees, including Investment Personnel, and designated Nuveen Shared Services employees, as required, on their specific responsibilities in each above category.

If a NAM employee has a question about whether a particular transaction potentially involving a Prohibited Country, an SDN or SSI List Entity is permissible, he/she must consult NAM Compliance before transacting.

B.	Exceptions

1.	NAM Compliance may determine that there are certain facts and circumstances under which an investment or transaction is permissible pursuant to an existing exemption or general license under the applicable Sanctions, or it may make sense for NAM or its client to apply for a specific license. All such matters will be handled on a case-by-case basis subject to NAM Compliance oversight.

C.	Compliance Controls

1.	Trading Restrictions and Surveillance.

a.	Portfolio Compliance will stay abreast of the list of both Prohibited Country and Focused Country Sanctions as established by OFAC, and will maintain a trading restrictions inventory of such countries and SSI List Entities which are to be restricted in Charles River Investment Management System (“CRIMS”).

b.	Portfolio Compliance will be responsible for coding, maintaining, and monitoring required trading restrictions in CRIMS to assist in the identification of transactions in securities whose issuers are incorporated, headquartered, or listed in Prohibited or Focused Countries.

2.	Escalation Procedures. NAM Legal and Compliance shall determine the appropriate course of action to address any contemplated transaction, executed transaction, or existing holding that has been escalated as a potential Sanctions breach, including escalations arising from the portfolio management review and analysis of Non-U.S. Holdings Information described in Section V.A. above.

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3.	Changes in Sanctions. NAM Compliance will be responsible for periodically reviewing holdings and updating the Policy and directing updates to the necessary systems and processes when OFAC lifts or modifies its Sanctions or adds programs against Prohibited Countries to the Sanctions.

4.	Risk Assessment. NAM Compliance will conduct and maintain a risk assessment of the types of transactions that NAM conducts on behalf of or recommends to its clients to identify those transactions, from the eight types identified above, that pose higher inherent risks of Sanctions breaches than others. NAM Compliance will update the Policy periodically to reflect the procedures and controls designed to address the inherent risks identified.

5.	Training. NAM Compliance will be responsible for designing and executing general Awareness Training and specific Targeted Training for Investment Personnel and other appropriate supervised persons, as designated by NAM’s Chief Compliance Officer, regarding Sanctions and any compliance obligations they must perform in accordance with this Policy.

6.	Reporting. NAM Compliance shall execute or oversee the execution of any required event-specific and annual reporting on behalf of NAM to OFAC of rejected transactions or blocked assets.

VI.	Recordkeeping Requirements

Records created in conjunction with activities under this Policy will be retained by the business unit conducting them in accordance with Nuveen’s Records Management Program.

VII.	Policy Owner

NAM Compliance

VIII.	Policy Administrators

Compliance Department

Head of Research

Equity, Real Assets and Taxable Fixed Income Portfolio Managers

Equity, Real Assets and Taxable Fixed Income Analysts

As amended: March 22, 2016

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Appendix A

Prohibited Country Sanctions Programs

The Sanctions include programs that generally prohibit or significantly restrict most financial and other economic dealings of U.S. companies and individuals in the following countries1 (each a “Prohibited Country,” collectively the “Prohibited Countries”):

•	Cuba

•	Iran

•	North Korea

•	Sudan

•	Syria[2]

[1]	Appendix A will be deemed to be amended whenever OFAC implements a new or modifies an existing comprehensive Sanctions program.
[2]	In addition, the Sanctions include a program targeting Syria (together with the countries referenced above), which prohibits or significantly restricts any financial or other economic dealings of U.S. companies and individuals with companies or individuals that are part of, owned by, or linked to parts of the Syrian government involved in sponsoring groups deemed to be terrorist groups by the U.S., proliferating weapons of mass destruction or destabilizing Lebanon.

Because of heavy state involvement in the Syrian government, the current armed conflict in Syria, the control of parts of Syria by terrorist organizations, and various sensitivities associated with Syrian government dealings, and because not all targeted Syrian entities are necessarily named on the OFAC List, NAM currently treats Syria as one of the Prohibited Countries and handles direct and indirect investments involving Syria the same way for compliance purposes as it handles direct and indirect investments involving the other aforementioned Prohibited Countries.

A-1

Appendix B

Focused Country Sanctions Programs

There are currently Focused Country Sanctions Programs pertaining to the following countries1 (each a “Focused Country,” collectively the “Focused Countries”):

•	the Balkans (including Bosnia and Herzegovina, Macedonia, Montenegro, Serbia)

•	Belarus

•	Burma (aka Myanmar)[2]

•	Burundi

•	Central African Republic

•	Côte d’Ivoire (aka Ivory Coast)

•	Democratic Republic of the Congo

•	Iraq

•	Lebanon

•	Liberia[3]

•	Libya

•	Russia[4]

•	Sierra Leone[3]

•	South Sudan[5]

•	Ukraine[3]

•	Venezuela

•	Yemen

•	Zimbabwe

The Focused Country Sanctions against the above countries block assets, or otherwise restrict dealings, only with certain designated individuals and organizations named on the SDN List. Dealings with any individual or organization in Focused Countries other than SDNs may be permissible under the Sanctions.

Please contact NAM Compliance if you have questions regarding whether an investment related to Focused Sanctions Countries is permitted.

[1]	Appendix B will be deemed to be amended whenever OFAC implements a new or modifies an existing selective Sanctions program. As of the date of the Policy’s last amendment, Compliance has reviewed the selective Sanctions programs administered by OFAC and determined which countries will be treated as “Focused Countries” under the Policy.
[2]	The U.S. government has significantly relaxed the Sanctions against Burma (Myanmar), including the restrictions on investing there; however, investments in Burma (Myanmar) may be subject to reporting requirements. Although Burma (Myanmar) is considered a Focused Country under the Policy, Portfolio Compliance currently treats it as a Prohibited Country for monitoring purposes and will evaluate any potential direct or indirect investments involving Burma (Myanmar) on a case-by-case basis.
[3]	In addition, the Sanctions include a program restricting the trade in rough diamonds from Liberia and Sierra Leone. For purposes of this Policy, Liberia and Sierra Leone will be treated as “Focused Countries.”
[4]	OFAC has implemented a Ukraine-related sanctions program blocking the property of certain persons and business entities contributing to the situation in Ukraine, and OFAC has imposed additional sanctions through its creation of the SSI List (described hereinabove). Although Russia and Ukraine are still considered Focused Countries under this Policy, Portfolio Compliance currently treats Russia and Ukraine as Prohibited Countries for monitoring purposes.
[5]	Effective July 1, 2014, OFAC issued South Sudan Sanctions Regulations blocking of property of certain persons with respect to South Sudan, with the intention to supplement with a more comprehensive set of regulations at a later date.

B-1

Appendix C

OFAC Non-U.S. Private Placement Investment Screening Form

Please complete and return this questionnaire along with required supporting documentation to NAM Compliance.

Acceptable forms of supporting documentation include: offering documents and ongoing disclosures (e.g., prospectuses, private placement memoranda, partnership agreements, marketing materials and subscription agreements), financial statements, investor reports, and internal and third-party research regarding portfolio companies.

Date:

Portfolio Manager(s)/Research Analyst(s):

Security Name:

Security Description:

Ticker/Cusip:

Country of Incorporation:

Principal Place(s) of Business:

Ownership Information:

Revenue Information:

Principal Business Activities:

References to risks associated with breaches of the Sanctions or economic sanctions in supporting documentation? If yes, please reference specific sections in supporting documentation:

SDN, FSE or SSI List links identified?                                                  E No                                                      E Yes

If yes, please explain:

Prohibited Country links identified?                                                      E No                                                       E Yes

If yes, please explain:

Focused Country links identified?                                                          E No                                                      E Yes

If yes, please explain:

C-1

FOR COMPLIANCE USE ONLY

OFAC Search Results:

Notes:

Compliance Review:                                                       Date:

C-2

Nuveen Asset Management, LLC

Proprietary Trading Policies and Procedures

Effective Date: January 1, 2011, as last amended August 31, 2016

I.	Introduction

Nuveen Asset Management, LLC (“NAM”) may trade for its proprietary accounts, which may include, without limitation, seed capital accounts for new strategies.

II.	Policies

As a result of investing in or trading for a proprietary account, NAM and its personnel may face a conflict of interest with its clients. NAM seeks to disclose any such conflicts of interest to clients in its Form ADV and investment advisory agreements. NAM must monitor and address such conflicts in a manner consistent with NAM’s fiduciary duty to its clients. When advising and trading for a proprietary account, NAM makes investment decisions and trades that account in a manner like its other comparable clients without regard to its status as a proprietary account. NAM’s policy is that proprietary accounts should receive neither special advantages nor disadvantages.

III.	Procedures

A.	Responsibility for Compliance. NAM’s Chief Compliance Officer (“CCO”) (or his her designee) is responsible for overseeing its compliance with these policies and procedures.

B.	Responsibility for Monitoring. NAM’s Risk and Performance Oversight Group monitors NAM’s proprietary accounts by comparing the performance of proprietary accounts with similar, non-proprietary accounts and documenting the results.

C.	Documentation of Monitoring. NAM’s Head of Enterprise Risk shall maintain documentation of the monitoring of NAM’s proprietary accounts.

D.	Recordkeeping. NAM’s Head of Enterprise Risk will retain all documents and records relating to its monitoring activities, pursuant to Nuveen Investments, Inc.’s Records Management Program.

E.	Notification. NAM’s Management will provide Compliance, the Director of Performance, Investment Services, the Product Development Committee and the Treasurer’s office with notification of the opening of a new proprietary account.

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F.	Notification. NAM’s Management will provide Compliance, the Director of Performance, Investment Services, the Product Development Committee and the Treasurer’s office with notification of the opening of a new proprietary account.

IV.	Policy Owner

Compliance

V.	Policy Administrators

Compliance

CCO

Form ADV Review Team

Amended:	11/16/11
07/30/13

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Nuveen Asset Management, LLC

Proxy Voting Policies and Procedures

Effective Date: January 1, 2011, as last amended September 20, 2016

I.	General Principles

A. Nuveen Asset Management, LLC (“NAM”) is an investment sub-adviser for certain of the Nuveen Funds (the “Funds”) and investment adviser for institutional and other separately managed accounts (collectively, with the Funds, “Accounts”). As such, Accounts may confer upon NAM complete discretion to vote proxies.1

B. It is NAM’s duty to vote proxies in the best interests of its clients (which may involve affirmatively deciding that voting the proxies may not be in the best interests of certain clients on certain matters). In voting proxies, NAM also seeks to enhance total investment return for its clients.

C. If NAM contracts with another investment adviser to act as a sub-adviser for an Account, NAM may delegate proxy voting responsibility to the sub-adviser. Where NAM has delegated proxy voting responsibility, the sub-adviser will be responsible for developing and adhering to its own proxy voting policies, subject to oversight by NAM.

D. NAM’s Proxy Voting Committee (“PVC”) provides oversight of NAM’s proxy voting policies and procedures, including (1) providing an administrative framework to facilitate and monitor the exercise of such proxy voting and to fulfill the obligations of reporting and recordkeeping under the federal securities laws; and (2) approving the proxy voting policies and procedures.

II.	Policies

The PVC after reviewing and concluding that such policies are reasonably designed to vote proxies in the best interests of clients, has approved and adopted the proxy voting policies of Institutional Shareholder Services, Inc. (“ISS”), a leading national provider of proxy voting administrative and research services.i As a result, such policies set forth NAM’s positions on recurring proxy issues and criteria for addressing non-recurring issues. These policies are reviewed periodically by ISS, and therefore are subject to change. Even though it has adopted ISS policies, NAM maintains the fiduciary responsibility for all proxy voting decisions.

[1]	NAM does not vote proxies where a client withholds proxy voting authority, and in certain non-discretionary and model programs NAM votes proxies in accordance with its policies and procedures in effect from time to time. Clients may opt to vote proxies themselves, or to have proxies voted by an independent third party or other named fiduciary or agent, at the client’s cost. [i] ISS has separate polices for Taft Hartley plans and it is NAM’s policy to apply the Taft Hartley polices to accounts that are Taft Hartley Plans.

III.	Procedures

A. Supervision of Proxy Voting. Day-to-day administration of proxy voting may be provided internally or by a third-party service provider, depending on client type, subject to the ultimate oversight of the PVC. The PVC shall supervise the relationships with NAM’s proxy voting services, ISS. ISS apprises Nuveen Global Operations (“NGO”) of shareholder meeting dates, and casts the actual proxy votes. ISS also provides research on proxy proposals and voting recommendations. ISS serves as NAM’s proxy voting record keepers and generate reports on how proxies were voted.

B.	Conflicts of Interest.

1.	The following relationships or circumstances may give rise to conflicts of interest[2]:

a.	The issuer or proxy proponent (e.g., a special interest group) is TIAA-CREF, the ultimate principal owner of NAM, or any of its affiliates.

b.	The issuer is an entity in which an executive officer of NAM or a spouse or domestic partner of any such executive officer is or was (within the past three years of the proxy vote) an executive officer or director.

c.	The issuer is a registered or unregistered fund for which NAM or another affiliated adviser serves as investment adviser or sub-adviser (e.g., Nuveen Funds and TIAA Funds).

d.	Any other circumstances that NAM is aware of where NAM’s duty to serve its clients’ interests, typically referred to as its “duty of loyalty,” could be materially compromised.

2.	NAM will vote proxies in the best interest of its clients regardless of such real or perceived conflicts of interest. By adopting ISS policies, NAM believes the risk related to conflicts will be minimized.

3.	To further minimize this risk, Compliance will review ISS’ conflict avoidance policy at least annually to ensure that it adequately addresses both the actual and perceived conflicts of interest the proxy voting service may face.

[2]	A conflict of interest shall not be considered material for the purposes of these Policies and Procedures with respect to a specific vote or circumstance if the matter to be voted on relates to a restructuring of the terms of existing securities or the issuance of new securities or a similar matter arising out of the holding of securities, other than common equity, in the context of a bankruptcy or threatened bankruptcy of the issuer.

4.	In the event that ISS faces a material conflict of interest with respect to a specific vote, the PVC shall direct ISS how to vote. The PVC shall receive voting direction from appropriate investment personnel. Before doing so, the PVC will consult with Legal to confirm that NAM faces no material conflicts of its own with respect to the specific proxy vote.

5.	Where ISS and NAM are determined to face a conflict, the PVC will recommend to NAM’s Compliance Committee or designee a course of action designed to address the conflict. Such actions could include, but are not limited to:

a.	Obtaining instructions from the affected client(s) on how to vote the proxy;

b.	Disclosing the conflict to the affected client(s) and seeking their consent to permit NAM to vote the proxy;

c.	Voting in proportion to the other shareholders;

e.	Recusing the individual with the actual or potential conflict of interest from all discussion or consideration of the matter, if the material conflict is due to such person’s actual or potential conflict of interest; or

f.	Following the recommendation of a different independent third party.

6.	In addition to all of the above-mentioned and other conflicts, the Head of Equity Research, NGO and any member of the PVC must notify NAM’s Chief Compliance Officer (“CCO”) of any direct, indirect or perceived improper influence exerted by any employee, officer or director of TIAA or its subsidiaries with regard to how NAM should vote proxies. NAM Compliance will investigate any such allegations and will report the findings to NAM’s Compliance Committee. If it is determined that improper influence was attempted, appropriate action shall be taken. Such appropriate action may include disciplinary action, notification of the appropriate senior managers, or notification of the appropriate regulatory authorities. In all cases, NAM will not consider any improper influence in determining how to vote proxies, and will vote in the best interests of clients.

C. Proxy Vote Override. From time to time, a portfolio manager of an account (a “Portfolio Manager”) may initiate action to override ISS’s recommendation for a particular vote. Any such override by a NAM Portfolio Manager (but not a sub-adviser Portfolio Manager) shall be reviewed by NAM’s Legal Department for material conflicts. If the Legal Department determines that no material conflicts exist, the approval of one member of the PVC shall authorize the override. If a material conflict exists, the conflict and, ultimately, the override recommendation will be rejected and will revert to the original ISS recommendation or will be addressed pursuant to the procedures described above under “Conflicts of Interest.”

D.	Securities Lending.

1.	In order to generate incremental revenue, some clients may participate in a securities lending program. If a client has elected to participate in the lending program then it will not have the right to vote the proxies of any securities that are on loan as of the shareholder meeting record date. A client, or a Portfolio Manager, may place restrictions on loaning securities and/or recall a security on loan at any time. Such actions must be affected prior to the record date for a meeting if the purpose for the restriction or recall is to secure the vote.

2.	Portfolio Managers and/or analysts who become aware of upcoming proxy issues relating to any securities in portfolios they manage, or issuers they follow, will consider the desirability of recalling the affected securities that are on loan or restricting the affected securities prior to the record date for the matter. If the proxy issue is determined to be material, and the determination is made prior to the shareholder meeting record date the Portfolio Manager(s) will contact the Securities Lending Agent to recall securities on loan or restrict the loaning of any security held in any portfolio they manage, if they determine that it is in the best interest of shareholders to do so.

E. Proxy Voting Records. As required by Rule 204-2 of the Investment Advisers Act of 1940, NAM shall make and retain five types of records relating to proxy voting; (1) NAM’s proxy voting policies and procedures; (2) proxy statements received with respect to securities in client accounts; (3) records of proxy votes cast by NAM on behalf of clients accounts; (4) records of written requests from clients for proxy voting information relating to such client’s account, and written responses from NAM to either a written or oral request by clients; and (5) any documents prepared by the adviser that were material to making a proxy voting decision or that memorialized the basis for the decision. NAM may rely on ISS to make and retain on NAM’s behalf certain records pertaining to Rule 204-2.

F. Fund of Funds Provision. In instances where NAM provides investment advice to a fund of funds that acquires shares of affiliated funds or three percent or more of the outstanding voting securities of an unaffiliated fund, the acquiring fund shall vote the shares in the same proportion as the vote of all other shareholders of the acquired fund. If compliance with this policy results in a vote of any shares in a manner different than the ISS recommendation, such vote will not require compliance with the Proxy Vote Override procedures set forth above.

G. Legacy Securities. To the extent that NAM receives proxies for securities that are transferred into an account’s portfolio that were not recommended or selected by it and are sold or expected to be sold promptly in an orderly manner (“legacy securities”), NAM will generally refrain from voting such proxies. In such circumstances, since legacy securities are expected to be sold promptly, voting proxies on such securities would not further NAM’s interest in maximizing the value of client investments. NAM may agree to an account’s special request to vote a legacy security proxy, and would vote such proxy in accordance with NAM’s guidelines.

H. Terminated Accounts. Proxies received after the termination date of an account generally will not be voted. An exception will be made if the record date is for a period in which an account was under NAM’s discretionary management or if a separately managed account (“SMA”) custodian failed to remove the account’s holdings from its aggregated voting list.

I. Non-votes. NGO shall be responsible for obtaining reasonable assurance that proxies are voted (or, in rare instances, for voting proxies) on behalf, and in cases where further instruction from NAM may be required in order to vote a given proxy or proxies, for ensuring that such instructions are submitted in a timely manner. It should not be considered a breach of this responsibility if NAM does not receive a proxy from ISS or a custodian with adequate time to analyze and direct to vote or vote a proxy by the required voting deadline.

NAM may determine not to vote proxies associated with the securities of any issuer if as a result of voting such proxies, subsequent purchases or sales of such securities would be blocked. However, NAM may decide, on an individual security basis that it is in the best interests of its clients to vote the proxy associated with such a security, taking into account the loss of liquidity. In addition, NAM may not vote proxies where the voting would in NAM’s judgment result in some other financial, legal, regulatory disability or burden to the client (such as imputing control with respect to the issuer) or subject to resolution of any conflict of interest as provided herein, to NAM.

In the case of SMAs, NAM may determine not to vote securities where voting would require the transfer of the security to another custodian designated by the issuer. Such transfer is generally outside the scope of NAM’s authority and may result in significant operational limitations on NAM’s ability to conduct transactions relating to the securities during the period of transfer. From time to time, situations may arise (operational or otherwise) that prevent NAM from voting proxies after reasonable attempts have been made.

J.	Review and Reports.

1.	The PVC shall maintain a review schedule. The schedule shall include reviews of the proxy voting policy (including the policies of any Sub-adviser engaged by NAM), the proxy voting record, account maintenance, and other reviews as deemed appropriate by the PVC. The PVC shall review the schedule at least annually.

2.	The PVC will report to NAM’s Compliance Committee with respect to all identified conflicts and how they were addressed. These reports will include all accounts, including those that are sub-advised. NAM also shall provide the Funds that it sub-advises with information necessary for preparing Form N-PX.

K. Vote Disclosure to Clients. NAM’s institutional and SMA clients can contact their relationship manager for more information on NAM’s policies and the proxy voting record for their account. The information available includes name of issuer, ticker/CUSIP, shareholder meeting date, description of item and NAM’s vote.

IV.	Policy Owner

PVC

V.	Responsible Parties

PVC

NGO

Compliance

Legal Department

As amended: September 20, 2016

Nuveen Asset Management, LLC

Rule 105 - Short Selling in Connection with a Public Offering

Policies and Procedures

Effective Date: June 5, 2014, as last amended June 9, 2016

I.	Background

Rule 105 of Regulation M under the Securities Exchange Act of 1934 (“Rule 105”) governs short selling in connection with secondary or follow-on public offerings of equity securities (“Secondary Offerings”).

Specifically, Rule 105 generally prohibits purchasing a security in a Secondary Offering when the purchaser has effected short sales of that same security during a restricted period prior to pricing of the offering, whether or not the transactions are for the same account.

The goal of Rule 105 is to foster offering prices that are determined by independent market forces and not by potentially manipulative activity, such as short selling by investors who seek to cover pre-existing short positions with securities purchased in the Secondary Offering.

II.	Definitions

For purposes of this Policy:

A.	Secondary Offerings are secondary or follow-on offerings of equity securities for cash, either pursuant to a registration statement or notification on Form 1-A or 1-E filed under the Securities Act of 1933, as amended (the “1933 Act”).

B.	Firm Commitment Underwritten Offering is an offering whereby one or more investment banks agree to act as an underwriter and are thereby obligated to purchase a fixed number of securities from the issuer, which they resell to the public.

C.	Short Sale is any sale of a security by Nuveen Asset Management, LLC (“NAM”) on behalf of a NAM-managed investment advisory account (each an “Account,” collectively, the “Accounts”) that does not own such security, or any sale of a security on behalf of an Account which is consummated by the delivery of a security borrowed by, or for such Account.[1] An Account shall be deemed to own securities only to the extent that it has a net long position in such securities.

[1]	Rule 105 incorporates by reference Regulation SHO’s definition of short sale.

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D.	Restricted Period is the shorter of the period (i) beginning 5 business days[2] before the pricing of the offered securities and ending at pricing; or (ii) beginning at the initial filing of the registration statement and ending at pricing.

E.	Subject Equity Security is the equity security[3] that is the subject of, and may be purchased from an underwriter, broker or dealer participating in, the Secondary Offering.

III.	Policy Objective

NAM has developed and implemented these policies and procedures (the “Policy”) in order to comply with Rule 105 and to identify, manage and mitigate risks involving Short Sales in connection with Secondary Offerings.

IV.	Policy Scope and Entities Affected

A.	The Policy applies to all Secondary Offerings of equity securities that are conducted as Firm Commitment Underwritten Offerings.

B.	The Policy applies to trading activity in equity securities by the Equity Trading Desk on behalf of NAM’s Accounts, and establishes procedures for:

1.	managing the process for reviewing Secondary Offerings and evaluating if they fall within the scope of Rule 105; and

2.	establishing controls regarding pre-clearance of all Secondary Offerings.

V.	Policy Exclusions[4]

A.	The Policy does not apply to:

1.	offerings that are not (i) registered under the 1933 Act, (ii) made pursuant to Regulation A (small issues exemption), or (iii) made pursuant to Regulation E (exemptions for small business investment companies);

2.	offerings of debt securities, options or other derivatives;

[2]	A “business day” is defined as a 24-hour period determined with reference to the principal market for the securities to be distributed, which includes a complete trading session for the market in question (holidays do not count). The business day on which pricing occurs is the determinant of the time frame, even if pricing occurs after the principal market closes, that day is the day of pricing and is included in the Restricted Period.
[3]	As defined in the 1933 Act.
[4]	SEC anti-fraud and anti-manipulation provisions of federal securities laws apply to all outlined exclusions.

2

3.	an entirely foreign distribution of a security that has no market in the U.S., but whose reference security does have a market in the U.S.[5]; or

4.	“best efforts” offerings, in which one or more investment banks agree to act as placement agents and do their best to sell the offering to the public, and are not obligated to purchase or hold unsold securities.

VI.	Policy and Procedures

A.	To comply with Rule 105, if any Account has sold short shares of a Subject Equity Security during the Restricted Period NAM Investment Personnel must either:

1.	refrain from purchasing shares in the Secondary Offering of the Subject Equity Security; or

2.	qualify for an exception to Rule 105 AND obtain pre-approval from Compliance to participate in the Secondary Offering (as outlined below).

B.	Exceptions to Rule 105.

1.	Under certain circumstances NAM may qualify for an exception under Rule 105 and, subject to the specific terms and conditions outlined below, Accounts may be permitted to participate in a Secondary Offering when another Account has effected a Short Sale in the Subject Equity Security during the Restricted Period.

NAM will only claim exceptions either: (a) in instances where NAM Compliance has granted standing approval for a specific group’s trading activities; or (b) on a case-by-case transaction basis subject to pre-approval granted by NAM Compliance.

2.	Specifically, NAM Compliance may determine that NAM qualifies for:

a.	The “separate account exception” under Rule 105, which permits an account to participate in an offering even though another separate account has engaged in a Short Sale(s) during the Restricted Period if decisions regarding securities transactions for each account are made independently and without coordination of trading or cooperation among or between the accounts. The separate account exception requires the analysis of specific factors to determine whether accounts may be considered “separate” under Rule 105[6];

[5]	Rule 105 does not prohibit a short sale of common stock during the Restricted Period and participation in an offering of ADRs, since they are not the same subject security.
[6]	Securities Exchange Act Release No. 56206 (August 9, 2007), at page 19.

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b.	The “bona fide purchase exception” under Rule 105, which generally provides that a person can purchase securities in the offering even if such person sells short during the Restricted Period as long as such person makes a bona fide purchase equivalent in quantity to the amount of the Restricted Period Short Sale(s) prior to pricing. The bona fide purchase exception depends on compliance with specific timing and trade reporting requirements; or

c.	The “investment company exception” under Rule 105, which permits a registered fund (or series of such fund) to participate in a Secondary Offering, even if another series of the registered fund or an affiliated registered fund (or series of the affiliated fund) sold short during the Restricted Period.

C.	Compliance Controls

1.	Compliance will be responsible for the implementation of pre-clearance monitoring procedures, which will entail:

a.	Receipt of notification at order initiation of Secondary Offerings identified by NAM’s portfolio managers their designated back-ups (“Investment Personnel”), and the Equity Trading Desk in the Charles River Investment Management System (“CRIMS”);

b.	Determination of the Restricted Period; and

c.	Identification of any Short Sales of the Subject Equity Security during the Restricted Period plus 2 business days.

i.	If no Short Sales are identified, participation in the Secondary Offering will be permitted.

A.	Portfolio Compliance will continue to monitor for any Short Sales throughout the remainder of the Restricted Period and will escalate any Short Sale orders that are initiated subsequent to Secondary Offering orders to NAM Compliance for review and pre-clearance.

B.	NAM Compliance will advise Portfolio Compliance and Investment Personnel whether a subsequent Short Sale of the Subject Equity Security is prohibited or whether it may be permitted under Rule 105.

ii.	If any Short Sales are identified, Portfolio Compliance will escalate the Secondary Offering order(s) to NAM Compliance for review and determination as to whether the Secondary Offering is within the scope of Rule 105.

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A.	If it is determined that Rule 105 does not apply to the Secondary Offering, NAM Compliance will advise Portfolio Compliance that the Secondary Offering order(s) may be permitted.

B.	If it is determined that the transactions are within Rule 105’s scope:

1.	NAM Compliance will advise Portfolio Compliance and Investment Personnel whether participation in the Secondary Offering is prohibited or whether it may be permitted under Rule 105.

2.	Portfolio Compliance will continue to monitor for additional Secondary Offering orders in CRIMS throughout the remainder of the Restricted Period and will escalate any subsequent Secondary Offering orders to NAM Compliance for review and pre-clearance.

2.	Portfolio Compliance will design and implement such rules and notifications within CRIMS in order to assist them in the exercise of the above pre-clearance and ongoing monitoring responsibilities.

3.	As outlined above, NAM Compliance may authorize NAM’s participation in a Secondary Offering and Short Sale(s) during the Restricted Period only in those instances where NAM may rely upon an exception stated under Rule 105 that which would permit Accounts to participate in the Secondary Offering.

i.	In order to qualify for the separate account exception, NAM Compliance and NAM Legal will jointly determine whether the accounts in question adequately satisfy the following “indicia of separate accounts” outlined by the SEC:

1.	The accounts have separate and distinct investment and trading strategies and objectives;

2.	Personnel for each account do not coordinate trading among or between accounts;

3.	Information barriers separate the accounts, and information about securities positions or investment decisions is not shared between accounts;

4.	Each account maintains a separate profit and loss statement;

5.	There is no allocation of securities between or among accounts; and

6.	Personnel with oversight or managerial responsibility over multiple accounts in a single entity or affiliated entities, and account owners of multiple accounts, do not have authority to execute trades in individual securities in the accounts and in fact, do not execute trades in the accounts, and do not have the authority to pre-approve trading decisions for the accounts and in fact, do not pre-approve trading decisions for the accounts. [7]

[7]	Ibid.

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NAM Compliance will also coordinate the implementation of trading restrictions (via Portfolio Compliance) and informational barriers to prevent coordination of trading and cooperation between and among those accounts claiming the separate account exception.

Further, NAM Compliance will provide training no less than annually to review the requirements of the separate account exception with impacted NAM Investment Personnel.

ii.	In order to qualify for the bona fide purchase exception, NAM Compliance must determine on a case-by-case basis that any Short Sales during the Restricted Period were effectively covered by a “bona fide purchase” of the Subject Equity Security. Before granting pre-clearance, NAM Compliance will confirm that the purchase(s) is/are:

1.	at least equivalent in quantity to the entire amount of the Short Sale(s) during the Restricted Period;

2.	effected during regular trading hours;

3.	reported to an “effective transaction reporting plan”[8]; and

4.	effected after all Short Sales that occurred during the Restricted Period and no later than the business day prior to the day of pricing.

NAM Compliance must also verify that no Short Sales were effected within the 30 minutes prior to the close of regular trading hours on the business day prior to the day of pricing.

iii.	If relying upon the investment company exception, NAM Compliance will confirm on a case-by-case basis that all participating accounts are registered investment companies before granting pre-clearance for the transaction(s).

b.	In each such instance, NAM Compliance will review and document the facts and circumstances supporting its determination.

c.	NAM Compliance will be responsible for informing Portfolio Compliance and Investment Personnel of the results of its determinations.

4.	NAM Compliance will conduct a quarterly review of selected Secondary Offering allocations to monitor for compliance with Rule 105.

[8]	As defined in Regulation NMS § 242.600(b)(22).

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VII.	Recordkeeping Requirements

All documentation created in conjunction with this Policy will be retained pursuant to the requirements of Nuveen’s Records Management Program.

VIII.	Policy Owner

Compliance Department

IX.	Policy Administrators

Compliance Department

NAM General Counsel

Effective:          June 5, 2014

June 1, 2015

June 9, 2016

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Nuveen Asset Management, LLC

Policy and Procedures relating to

Side-by-Side Management of

Long-Only and Long/Short Accounts and

Accounts with Performance Fees

Effective Date: February 29, 2012, as last amended June 9, 2016

I.	Introduction

The portfolio managers of Nuveen Asset Management, LLC (“NAM”) may manage multiple accounts with different investment objectives, guidelines and policies, and with different fee structures, often referred to as “side-by-side management.” For example, certain accounts may be long-only while other accounts may be long/short or involve market neutral strategies. Further, certain accounts may pay performance fees as compensation for NAM’s advisory services, consistent with the provisions of Section 205 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and other applicable law. Such arrangements may give rise to potential conflicts of interest between an investment adviser and its clients.

II.	Regulatory Highlights

A.	Section 206 of the Advisers Act makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B.	Section 206 imposes a fiduciary duty on investment advisers from which certain obligations stem including an adviser’s: 1) duty to act in the best interest of its client and to make full and fair disclosure of all material facts where the adviser’s interests may conflict with the client’s; and 2) duty of loyalty.

III.	Policy Objective

NAM recognizes its obligation to identify, monitor, and, where appropriate, reduce or eliminate potential conflicts presented by side-by-side management of long-only and long/short accounts and performance fee accounts and seeks to address such conflicts by implementing these policies and procedures (the “Policy”). NAM has adopted separate trading procedures that specifically address portfolio trade allocation, aggregation and sequencing, cross transactions and proprietary trading.

IV.	Policy Scope

For certain strategies, NAM provides certain non-discretionary investment services to clients who may include banks, broker-dealers and other financial services firms (including unit investment trust (“UIT”) sponsors), and other investors. This policy applies only to NAM’s duties as a discretionary investment adviser does not apply to certain services it provides on a non-discretionary and model portfolio basis.

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V.	Policy and Procedures

A.	Long-only and Long/Short Account Management

1.	Long-only Accounts. Portfolio managers may manage long-only accounts that hold securities also held by an account’s specific benchmark at, overweight or underweight the level of the benchmark’s weightings.

a.	For purposes of this policy, an account’s “active weight” in a security is calculated by taking the actual weight of the security held by the account minus the account benchmark’s weighting.

i.	“Actively overweight” – Security is held long in an account and overweight the benchmark.

ii.	“Actively underweight” – Security is held long in an account and underweight the benchmark.

iii.	“Passively underweight” – Security is not held in an account and the account is, therefore, considered underweight the benchmark.

b.	A long-only account that is actively or passively underweight will not be considered to be in conflict with another long-only account that has the same benchmark, is managed substantially the same by the same portfolio manager and is actively overweight the same security.

2.	Long/Short Accounts. Portfolio managers who manage long/short strategy accounts are permitted to hold long and short positions in various securities within such accounts in accordance with the account’s investment objective, guidelines and restrictions.

a.	Subject to the approval process described in Section V.A.3.a., a portfolio manager (i) with an actively overweight position in any long-only account will generally be precluded from selling short[1] the same security in any long/short account that he/she also manages; or (ii) with a short position in any long/short account will generally be precluded from taking an actively overweight position in the same security in any long-only account he/she also manages (collectively referred to as “Contrary Positions”).

3.	Contrary Positions.

a.	A portfolio manager is generally prohibited from taking Contrary Positions in an long-only account on the one hand and a long/short account on the other unless such portfolio manager documents the rationale for the Contrary Position (as detailed below) and obtains approval of the appropriate NAM Investment Head, which may be granted on a standing basis.

[1]	In accordance with Regulation SHO, a “short sale” is any sale of a security by NAM on behalf of a NAM-managed investment advisory account that does not own such security, or any sale of a security on behalf of an account which is consummated by the delivery of a security borrowed by, or for such account. An account shall be deemed to own securities only to the extent that it has a net long position in such securities.

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b.	Legacy Securities. Contrary Positions may be permitted in circumstances where a client has instructed NAM to hold a legacy position (e.g., low cost basis, tax considerations) or otherwise with the approval of the appropriate Investment Head, which may be granted on a standing basis.

c.	Product Type. There may be circumstances where differences in the type of pooled investment vehicle through which a given strategy is offered may create Contrary Positions across accounts with the same or substantially similar strategies.

i.	For example, a long-only strategy may be offered as both a separately managed account (“SMA”) and mutual fund. The SMA may be actively long a given security due to client tax or portfolio turnover considerations; however, the mutual fund offered in the strategy may be actively short the same security, which would then permit shorting of the security in other long/short accounts managed by the same portfolio manager. The rationale for any Contrary Positions attributable to differences in product type must be documented in accordance with this Policy.

4.	Different Securities – Same Issuer. There may also be circumstances where portfolio managers may take both active long and short positions in different securities issued by the same company in the same account. For example, a company may issue A shares and B shares, or common stock and convertibles, with different rights (e.g., voting rights) attached to each. The difference in respective rights may result in different marketplace valuations for the securities, which may give rise to a potential arbitrage opportunity for a portfolio manager. In such situation, the portfolio manager may, in the same account, take a long position in one security and a short position in another security, both issued by the same company.

B.	Performance Fees Accounts

Portfolio managers may manage multiple accounts having substantially the same investment objective (including investment restrictions and guidelines) or strategy for which NAM receives both asset-based and performance-based fees as compensation for its advisory services. In these instances, a portfolio manager must manage each account in the client’s best interest and may not favor the performance-based fee accounts in order to increase NAM’s compensation.

C.	Compliance Controls

The frequency and method of monitoring and reviewing this Policy will be determined by Compliance based on assessment of the risks involved. All monitoring and review activities will be documented.

1.	Portfolio management has ongoing responsibility for review and oversight of long-only and long/short accounts having substantially the same investment objective or strategy that are managed by the same portfolio manager to identify any Contrary Positions, and must document the rationale for permitting the conflict including:

a.	the date the conflict was created;

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b.	the rationale for each involved account for the investments;

c.	any factors that distinguish the accounts;

d.	if applicable, any additional factors that should be monitored that bear on the above determinations;

e.	if applicable, whether affiliated persons or proprietary accounts of the adviser have an interest in the security and the “direct” of that interest; and

f.	the anticipated effect of taking the Contrary Position on the value of the other positions (including steps to limit market impact).

2.	Representatives from NAM Legal, Compliance and Risk Management and the appropriate Investment Head will receive and review periodic reports summarizing any Contrary Positions held across long-only and long/short accounts and the documented rationale for each such position, and may recommend that Portfolio Management take further action to address a conflict in the event such action is deemed necessary.

3.	Compliance will no less than annually review accounts with performance-based fees, inclusive of long-only or long/short accounts, to detect any evidence or patterns that suggest preferential treatment having been given to such accounts. The review will include an analysis of allocations of investment opportunities, and the sequencing of transactions for such accounts. A comparative analysis of performance between similarly managed accounts with performance fees and those without performance fees may be appropriate in certain instances.

VI.	Disclosure

NAM shall reasonably disclose the potential conflicts of interest resulting from its side-by-side management of long-only and long/short accounts, as well as the existence of performance-based fee arrangements and any relevant factors related to such arrangements in its Form ADV Part 2A. NAM shall review these disclosures at least annually and make or modify any such disclosures any necessary.

VII.	Recordkeeping

NAM shall retain all documentation created in conjunction with these Policies and Procedures with respect to evidence of and the rationale for Contrary Positions, any Investment Head approvals, and Compliance monitoring and review activities pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

VIII.	Policy Administrators

NAM Legal

Compliance

Investment Heads

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VIII.	Policy Owner

Compliance

Amended:          December 7, 2012

July 30, 2013

June 5, 2014

June 9, 2016

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Nuveen Asset Management, LLC

Soft Dollar Policies

Effective Date: January 1, 2011, as last amended October 19, 2015

I.	Summary

Nuveen Asset Management, LLC (“NAM”) has adopted the following policies in connection with soft dollar services:

☐	Approved services will be reviewed at least annually by the Brokerage Practices Committee (“BPC”) for compliance with applicable policies and other legal, industry and regulatory guidance;

☐	NAM will not direct brokerage in consideration for sales of shares of any investment company that it advises;

☐	Third-party products and services with hard-dollar costs of less than $10,000 will not be considered for soft dollar approval;

☐	Soft dollars will not be used to correct trade or order errors;

☐	Soft dollars will not be generated through the use of an affiliated broker-dealer; and

☐	NAM shall provide, upon request, to its clients details, exceptions and general information regarding approved soft dollar services.

Designated personnel involved with updating NAM’s Form ADV are required at least annually, to assess and update, as appropriate, all disclosure associated with NAM’s soft dollar polices.

II.	Policy

The following policies have been adopted by NAM’s BPC to govern soft dollar arrangements. Notwithstanding any other provision of this policy, NAM will only: (i) enter into soft dollar arrangements for research (“Research”) or brokerage services that fall under the safe harbor of Section 28(e) of the Securities Exchange Act of 1934; and (ii) pay commissions for a soft dollar arrangement in a manner consistent with its obligation to seek best execution. NAM has adopted the following specific policies:

A.	NAM will not enter into any soft dollar arrangement with an affiliated broker- dealer; and NAM will not acquire third-party products and services in a soft dollar arrangement if the hard dollar cost is less than $10,000.

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B.	NAM may cause an account to pay a broker-dealer a commission higher than that which another broker-dealer might have charged for effecting the same transaction in recognition of the value of brokerage and Research provided by the broker-dealer; provided that it has determined, in good faith, that the amount of such commission is reasonable in relation to the value of the brokerage and Research provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of NAM in managing its accounts.

C.	In evaluating whether the broker-dealer “effecting” the transaction has “provided” the brokerage or Research, as required by Section 28(e), NAM will follow guidance set forth in SEC Release No. 34-54165 “Commission Guidance Regarding Client Commission Practices Under Section 28(e) of the Securities Exchange Act of 1934” (July 18, 2006) and any SEC or staff guidance on the topic issued subsequent thereto. This will require NAM to receive the brokerage or Research (i) directly from the executing broker-dealer or from a broker-dealer that has a correspondent clearing arrangement with the executing broker-dealer; (ii) indirectly from the executing broker-dealer who has agreed to be obligated to a third-party producer of the brokerage or Research, or (iii) indirectly from the executing broker-dealer who has agreed to make prompt payment to a third-party provider at NAM’s direction, after taking reasonable steps to assure itself that the payment is for specific products or services that qualify as Research or brokerage under Section 28(e).

D.	As a general matter, any brokerage or Research NAM receives from broker-dealers and other institutions is used to service all of NAM’s accounts. However, particular brokerage or Research may not be used to service each and every client account, and may not benefit the particular accounts that generated the brokerage commissions used to pay for brokerage or Research. In allocating the benefits of the Research or brokerage services that NAM obtains using the commissions generated by one or more of its advisory accounts, NAM shall consider the fairness thereof with respect to all advisory accounts receiving such benefits and generating such commissions, taking into consideration such things as: (i) collaboration among the investment teams investing in the same and different asset classes; (ii) the relative amount of total commissions used to acquire Research or brokerage services that directly benefits accounts that do not generate such commissions; (iii) practical limitations and inefficiency of allocating commissions from specific accounts for specific Research or brokerage services; (iv) disclosure of soft dollar practices to advisory clients; and (v) other relevant factors.

E.	NAM will maintain a complete list of all third-party soft dollar arrangements, including details as to the following:

1.	Research or brokerage provided;

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2.	Executing broker-dealer providing such Research or brokerage;

3.	Non-binding target amount of soft dollars to be paid on an annual basis for such Research or brokerage; and

4.	Conversion ratio, in the case of third-party Research or other Research or brokerage that has a hard dollar price.

F.	NAM may acquire Research or brokerage in soft dollar arrangements that are also used by NAM for business purposes unrelated to Research (a “mixed-use” product or service) or execution. In such circumstances, NAM will make a good faith effort to allocate the cost of the product or service between soft dollars and hard dollars (cash). To ensure that its practices with respect to mixed-use products and services are consistent with its fiduciary responsibilities to its clients, and to address the potential conflict of interest inherent in such arrangements, the BPC shall determine whether mixed-use services may be acquired, and if acquired, shall make an appropriate determination of the allocation between soft dollar and hard dollar payments for such products and services.

G.	At least annually, the BPC shall review NAM’s brokerage and Research products and services, as discussed above, as well as the extent to which such services are relied upon, and shall set the non-binding total commission targets for the broker-dealers on the basis of such considerations. This analysis, the targets and any adjustments in the targets are approved by the BPC with input from the firm’s portfolio managers, analysts and traders.

H.	NAM may not make binding commitments as to the level of brokerage commissions it will allocate to a broker-dealer, but it may commit to pay cash directly to the vendor of a product or service if the informal targets are not met. The form of each contract entered into in connection with a soft dollar arrangement must be approved by NAM’s Legal Department.

I.	At least annually, the BPC shall review NAM’s use of commissions to obtain soft-dollar Research or brokerage for the benefit of all of NAM’s clients to assess whether certain non-commission-generating clients are representing a disproportionate percentage of NAM’s assets, and to ensure that commission-generating clients are not unfairly bearing all of the soft dollar-related costs of obtaining soft dollar Research for the benefit all of NAM’s clients.

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III.	Soft Dollar Commissions

A.	Process & Procedures

1.	Roles and Responsibilities. The tasks related to soft dollar administration are distributed throughout NAM as follows:

a.	Nuveen Global Operations Department (“NGO”) - Responsible for overall management of the soft dollar process through BPC with respect to third-party products and services, including:

i.	Establishing/managing vendor and soft dollar broker-dealer relationships;

ii.	Negotiating ratios and fees in conjunction with Head of Equity Trading;

iii.	Coordinating with the Legal and Compliance Departments;

iv.	Coordinating the review and completion of contracts that have been approved as to form by the Legal Department;

v.	Working with the Head of Equity Trading to select brokers through which (a) third-party soft dollar products and services will be obtained and (b) commission sharing arrangements are established for compensating providers of research;

vi.	Monitoring user lists for soft dollar products and services;

vii.	Adding and removing users as appropriate;

viii.	Participating in estimating/forecasting payments;

ix.	Making recommendations on service changes;

x.	Identifying and evaluating mixed-use products and services and establishing a preliminary allocation of soft dollar and hard dollar costs for such products and services;

xi.	Monitoring and reconciling actual soft dollar expenditures to budget on a quarterly and annual basis;

xii.	Providing commission targets for selected brokers to the Equity Trading Desk;

xiii.	Reporting soft dollar status to the BPC;

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xiv.	Directing the preparation of reporting with respect to soft dollars, including reports to the board of directors of investment companies advised by NAM; and

xv.	Maintaining appropriate records relating to the soft dollar program.

b.	Compliance Department - Responsible for monitoring compliance of the soft dollar program with NAM’s soft dollar policies and procedures as well as applicable laws and regulations, reviewing each proposed acquisition of a third-party product or service in a soft dollar arrangement to ensure that it constitutes brokerage or Research, as defined in these soft dollar policies.

c.	Legal Department - Responsible for reviewing and approving the form of all contracts involving soft dollar products and services.

d.	Head of Equity - Responsible for working with the Head of Equity Trading in identifying broker-dealer selection for proprietary research. The Head of Equity or respective designee leads the broker vote process, which is used to determine the “value” of proprietary brokerage or Research provided to NAM. The Head of Equity or his/her respective designee also oversees the voting results.

e.	Senior Investment Managers - Responsible for reviewing all requests for acquisition of any third-party product or service under a soft dollar arrangement prior to presentation to the BPC for approval. Responsible for approving a determination that the value of any such product or service is reasonable in relation to the amount of commissions paid. Responsible for approving, on at least an annual basis, the soft dollar products and services utilized within their organizations, including a reaffirmation of the determination that the value of each product or service is reasonable in relation to the amount of commissions. Responsible for considering the cancellation of a soft dollar product or service when a similar or potentially redundant soft dollar product or service is added to NAM’s soft dollar program.

2.	Third-Party Research Request

a.

A requestor will determine they have a need for a brokerage or Research service or product. The requestor will discuss with his/her Senior Investment Manager to: 1) determine if the service or product, or something reasonably similar, is already available

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within NAM; and 2) evaluate the soft dollar cost of the service or product versus the benefit of the service or product and determine if it is a reasonable request. The requestor will contact the Nuveen Fund Advisors, LLC Soft Dollar Administrator (“NFAL Soft Dollar Administrator”) to discuss the request and will provide the following information:

i.	Name of service;

ii.	Description of service and how it will be used;

iii.	Contact name and phone number of vendor;

iv.	List of potential users;

v.	Approximate cost; and

vi.	Names of appropriate Senior Investment Manager(s) already consulted.

b.	If the hard dollar (cash) cost of the service is less than $10,000 annually, the service will not be eligible for acquisition with soft dollars. With respect to requests for products and services that exceed the $10,000 minimum, the NFAL Soft Dollar Administrator will consult with the Senior Investment Managers, as appropriate, regarding the request. If the Senior Investment Managers determine that the request is reasonable, the NFAL Soft Dollar Administrator will initiate the “Soft Dollar Expense Request/Approval Form” (see Attachment A), and follow the procedures listed below.

i.	Contact the Compliance Department, which shall evaluate the service for eligibility under Section 28(e) and consistency with NAM’s policy, including any mixed-use analysis.

ii.	Contact the Legal Department for review of any agreement in connection with the product or service.

iii.	If necessary, contact the Chief Technology Officer (or her designee) to review the product or service for compatibility with existing infrastructure.

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iv.	The NFAL Soft Dollar Administrator will gather all of the necessary information regarding the product or service and present the request at the next BPC meeting for review and approval, including the following:

a)	A sample of output for the product or service, as well as any marketing materials describing the service or product; and

b)	A completed Soft Dollar Expense Request/Approval Form signed by the requestor, the requestor’s manager, the Head of Equity, Compliance and the NFAL Soft Dollar Administrator.

v.	The BPC will evaluate and approve or deny the request for inclusion of the product or service in NAM’s soft dollar program.

Note: If the Head of Equity and NFAL Soft Dollar Administrator do not deem the request to be reasonable, the requestor may go directly to the BPC for approval. The Compliance Department must review and evaluate each request for a new soft dollar product or service before it is submitted to the BPC for approval.

3.	Proprietary Brokerage and Research

The broker vote is the process used to determine the “value” of proprietary brokerage or research provided to NAM, which ultimately benefits the fund shareholders and/or institutional/private clients. The purpose of the broker vote is to evaluate the effectiveness of those brokers that provide brokerage or Research to NAM and to ensure that the results of such evaluation correlate with their compensation for the value of that brokerage or Research. Based on the number of votes that a specific broker receives, a commission “target” is set to compensate that broker for brokerage or proprietary research provided to NAM.

a.	Vote Process: The broker vote process is led by the Head of Equity or his designee, who also oversees the voting results.

i.	Participants include equity fund managers, equity traders, and equity analysts.

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ii.	Each participant receives a specific number of points that they can give to the brokers of their choice.

iii.	Each point is assigned a value based on the estimated commission contribution from the related style.

iv.	In addition to assigning points to the broker, everyone is asked to provide an explanation as to why they selected that broker and whether they have a relationship (family or other) with anyone employed by the broker that could be perceived as a conflict of interest.

b.	Allocation of Commissions: The amount of commissions that are available to be allocated for proprietary brokerage or Research is determined using the following calculation:

Projected Total Commissions (excluding IPOs/Client Directed)

Projected Comm. for Third-Party Research

Projected Comm. for Electronic or other Non-Traditional Trading

= Commissions to Allocate for Broker Vote

The final step in allocating commissions, once the pool has been determined, is to calculate the points and their value to generate the proposed targets for each broker.

Based on the recommendation of the Head of Equity Trading and in accordance with SEC guidance in Release No. 34-54165; File No. S7-13-06, NAM may compensate broker-dealers for proprietary research through client commission arrangements pursuant to which designated executing broker-dealers agree to make payment to providers of research as directed by NAM. These arrangements, referred to as commission sharing arrangements, are reviewed by the BPC on an annual basis.

4.	Annual Review of Services

a.	Proprietary Services. The annual review of proprietary services is conducted through the broker vote process described above and the annual confirmation by the Head of Equity and the Head of Research.

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b.	Third-Party Services. The BPC reviews and approves all third- party soft dollar products and services on at least an annual basis. If the use of any service is deemed no longer appropriate, the committee will determine whether the service should be cancelled or moved to hard dollars.

i.	The NFAL Soft Dollar Administrator will prepare a summary report regarding all third-party products and services acquired in connection with a soft dollar arrangement for review by the BPC. The BPC will make a determination regarding each product or service in relation to the Section 28(e) safe harbor, and will review any mixed-use allocations for appropriateness.

ii.	The NFAL Soft Dollar Administrator will distribute the complete list of third-party soft dollar products and services to the BPC prior to meeting. That list will include description of service, hard dollar costs, user(s), and, if applicable, the mixed-use allocations. The NFAL Soft Dollar Administrator shall also provide the BPC a copy of budgeted and actual brokerage use, as well as target and actual soft dollar accounts for each broker.

iii.	The BPC will approve each product and service that it determines is eligible to be acquired in a soft dollar arrangement. The BPC will review the report distributed by the NFAL Soft Dollar Administrator, and will discuss the services at the meeting to determine if any product or service is no longer Research or brokerage or otherwise not eligible for acquisition under Section 28(e) or NAM’s policies and procedures.

5.	Annual Mixed-Use Evaluation. The BPC shall review all services at least annually for possible mixed-use designation. The review will consider the following:

a.	If products and services are used solely for brokerage or Research purposes.

i.	If yes, not mixed-use;

ii.	If no, potential mixed-use, proceed to step b.

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b.	If service or product can be used for non-brokerage or non- Research activities, evaluate actual users to ensure that all users both participate in the brokerage or Research process and use this module for brokerage or Research purposes only.

i.	If yes, not mixed-use;

ii.	If no, service is mixed-use, proceed to step c to determine allocation percentage.

c.	To determine mixed-use allocation percentage:

i.	If it is a system that has separate module costs, the costs associated with the modules that contribute to the brokerage or Research processes are the only costs eligible for soft dollars. If there are ineligible users that use the eligible modules, a further determination of the percentage of the module cost that is appropriate must be made and documented.

ii.	If it is a system that does not have separate module costs, use the number of users as the basis for the allocation. The actual calculation to determine soft dollar allocation percentage is:

Number of eligible users / total users

iii.	There may be exceptions to the recommendations above, and in those instances a reasonable methodology must be applied and approved by the BPC.

d.	Complete a mixed-use matrix that summarizes the review process. Additionally, the mixed-use matrix identifies the potential hard dollar impact of the changes being proposed.

After the review has been completed, the recommendations will be presented to the BPC for review, discussion and approval. After the recommendations are approved, the NFAL Soft Dollar Administrator will make all of the necessary changes to the soft dollar budget and work with the Controller to capture all hard dollar budget impacts. Additionally, the BPC shall annually review and validate and/or update its mixed-use allocation methodology.

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IV.	Cancellation of Services or Products

The cancellation of a service or product may originate with a user, a Senior Investment Manager, the NFAL Soft Dollar Administrator, the Chief Technology Officer or the Chief Compliance Officer. Examples of why a product or service might be cancelled include, but are not limited to, the following:

A.	If a service is used by a single user and the user terminates employment with NAM—the NFAL Soft Dollar Administrator will identify this situation and recommend that the service be terminated. The NFAL Soft Dollar Administrator will confirm cancellation of the service with the Senior Investment Manager of the user before canceling the service.

B.	If a service is identified as redundant with another service or no longer of meaningful value—the Senior Investment Manager of the department that utilizes the service will recommend that the service be cancelled.

C.	If a service is due for renewal and the vendor increases the cost, the NFAL Soft Dollar Administrator will discuss with the appropriate Senior Investment Manager(s) whether the service is worth the additional cost. The Senior Investment Manager(s) may decide to cancel the service.

D.	If a compliance concern arises with regard to the continuation of a service or product, the Chief Compliance Officer or his/her designee may recommend that the service be cancelled.

After the decision is made to cancel a service, the NFAL Soft Dollar Administrator will work with the vendor and broker-dealer to cancel the service. The service cancellation will be communicated at the next BPC meeting.

V.	Recordkeeping

All documents created in conjunction with these Policies and Procedures will be retained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

The NFAL Soft Dollar Administrator will retain all documentation created in conjunction with these Policies and Procedures with respect to third-party products and services.

The Head of Equity will retain all documentation created in conjunction with these Policies and Procedures with respect to proprietary products and services.

The Compliance Department will retain all documents and records relating to its monitoring activities.

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VI.	Policy Owner

Brokerage Practices Committee

VII.	Policy Administrators

Compliance Department

Legal Department

Head of Equities

Head of Research

Head of Equity Trading

NFAL Soft Dollar Administrator

Last amended: October 19, 2015

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SOFT DOLLAR EXPENSE REQUEST/APPROVAL FORM

Instructions and Explanation of Process:

A. Provide information for Part 1 and 2 of this Request/Approval Form (Form) to the Soft Dollar Administrator.

B. Obtain the signature of your direct manager and re-submit the Form to the Soft Dollar Administrator for completion of Part 3; Compliance will review.

C. The requested product/service will then be considered by the Brokerage Practices Committee for payment with soft dollar credit.

D. All necessary arrangements between vendors and brokers for approved products and services will be set by the Soft Dollar Administrator.

PART 1 – TO BE PROVIDED BY REQUESTOR

Date of Request:         /        /

1. Requested by:	Department:

2. Name of Product/Service:	Vendor:

Name of Contact:	Title:

Phone/Email:

3. Product or Service will be used for the benefit of:          Equity Accts          Fixed Income

Other:

4. Description of service and justification for why this service is appropriate under Section 28(e):

5. Attach sample output of product/service (i.e., research report, screen print, product service brochure)

6. Does this product/service require a contract, service agreement or subscriber agreement?

YES          NO (If no, explain)

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PART 2 – TO BE PROVIDED BY REQUESTOR

7. Will the product/service require additional technical review?              YES              NO (If “YES”, attach estimates of additional cost requirements for incorporating into existing environment, i.e. new server, phone lines, staffing implications etc. Individual providing estimate should sign and date below. Assumption is hardware expenses will be paid for with hard dollars).

Est. additional expense(s): $

BY:                                                                           Date:         /        /

8. Est .hard dollar of product/service: $                      Frequency of Payment

    Est. additional hard expenses: $                      (Annual, Quarterly, Monthly)

    TOTAL EST. Hard Dollar Cost $

9. Signature of Requestor:

    Signature of Direct Manager:

Forms missing the signature of Direct Manager will not be processed.

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PART 3 – TO BE COMPLETED BY NFAL SOFT DOLLAR ADMINISTRATOR

10. Is product/service a “mixed-use” service:             YES             NO (If “Yes”, attach Soft Dollar Mixed Use Allocation documentation.)

(Make selection from Approved Broker List)

Paying Broker:                                                                                   Soft Dollar Ratio:             (This ratio is likely to change

overtime)

Reviewed by:

Date: / /
NFAL Soft Dollar Administrator

Date: / /
Compliance

Date: / /
Head of Equity

Forms missing signatures from the NFAL Soft Dollar Administrator, Compliance and the Head of Equity will not be processed.

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PART 4 – BROKERAGE PRACTICES COMMITTEE

Date initially reviewed by Brokerage Practices Committee:         /        /

Product/Service             Approved                                 Denied             Ratified

COMMENTS AND USER NAMES:

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Nuveen Asset Management, LLC

Transaction Error Correction Policies and Procedures

Effective Date: January 1, 2011, as last amended June 20, 2016

I.	Introduction

These policies and procedures (this “Policy”) of Nuveen Asset Management, LLC (“NAM”) have been established to promote the timely identification and appropriate remediation of transaction-related errors (described below) that occur during the course of NAM’s management of its investment advisory accounts (“Accounts”).

II.	Regulatory Highlights

A. Section 206 of the Investment Advisers Act of 1940, as amended, (the “Advisers Act”) makes it unlawful for any investment adviser to engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.

B. Section 206 imposes a fiduciary duty on investment advisers from which certain obligations stem including an adviser’s: 1) duty to act in the best interest of its client and to make full and fair disclosure of all material facts where the adviser’s interests may conflict with the client’s; and 2) duty of loyalty.

III.	Policy

NAM’s policy is to take the utmost care when making and implementing investment decisions on behalf of client accounts. To the extent that any errors occur, they are to be (i) promptly reported to the appropriate manager and TIAA Global Asset Management Operations (“TGAM Operations”); (ii) corrected as soon as practicable; and (iii) scrutinized carefully with a view toward minimizing future errors and improving NAM’s internal policies and procedures. In all cases, NAM’s policy is that no client suffers harm from errors for which NAM is responsible.

IV.	Definitions

For purposes of this Policy:

A. A transaction-related error may occur either:

1.	In the investment decision-making process when, for example, a portfolio manager makes a decision to purchase a security or an amount of a security that violates investment guidelines. Under the Policy, “investment guideline” means only those restrictions: (i) set forth in a registration statement or offering document; (ii) established under applicable law or regulation; or (iii) established contractually with a separate account client. The term investment guideline does not include internally-imposed investment restrictions or requirements. An error in connection with the investment decision-making process will be referred to as an “Investment-related Error.”

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1.	An error may also occur in the trade execution and/or clearance and settlement process, such as a buy order executed as a sell (or vice versa), a trade executed in the wrong account, or a security other than that which the portfolio manager ordered is purchased or sold. Such errors may be caused by NAM or Nuveen Investments, Inc. (“Nuveen”) employees. An error related to trade execution and processing will be referred to as a “Trading-related Error.”

Both types of errors are referred to as “Transaction Errors.”

B. The “Error Owner” is the individual responsible for resolving the Transaction Error. The Error Owner is typically either the NAM or Nuveen employee who caused the Transaction Error or an employee with the knowledge or expertise necessary to appropriately investigate and effect timely resolution of the Transaction Error. The Error Owner implements, and ensures that other employees implement, corrective action(s) to resolve and process a Transaction Error. Among other things, corrective action typically includes executing correcting trades and preparing required documentation.

V.	Responsibilities

A. Employee Responsibilities: Each employee of NAM or Nuveen that discovers an actual or potential Transaction Error is responsible for reporting the transaction or circumstances to his or her manager and to TGAM Operations.

B. TGAM Operations Responsibilities: TGAM Operations is responsible for supervising the investigation of the circumstances of all Transaction Errors and potential Transaction Errors. In exercising this responsibility, TGAM Operations may review the facts and circumstances of the Transaction Error, or it may direct another department (including the department that may have caused the Transaction Error) to conduct the review and will monitor that department’s review. In either instance, TGAM Operations will assist the Error Owner with the Transaction Error resolution process. In particular, TGAM Operations is responsible for:

1.	Facilitating the documentation of the facts and circumstances surrounding the Transaction Error including, at a minimum:

a.	Error type (i.e. Investment-related or Trade-related) and cause;

b.	Financial impact;

c.	Resolution, along with supporting rationale and documentation; and

d.	Remedial actions/controls instituted to prevent recurrence.

2.	Assuring that the calculation of any loss or gain is made accurately and is consistent with this Policy;

3.	Making and maintaining an appropriate record of its actions in tracking, investigating and resolving all Transaction Errors;

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4.	As soon as practicable after discovery TGAM Operations will provide notification of:

a.	all Trading-related Errors to NAM Compliance and, if a Nuveen Fund-related error, Nuveen Fund Advisors, LLC (“NFAL”) Service Provider Oversight;

b.	all Investment-related Errors to NAM Compliance, and if a Nuveen Fund-related error, to the NFAL Portfolio Compliance Team (“PCT”); and

Additionally, TGAM Operations will report all Transaction Errors to NAM’s Brokerage Practices Committee (the “BPC) at regularly scheduled meetings.

C. Compliance Responsibilities: NAM Compliance is responsible for monitoring the resolution of Transaction Errors, including checking for appropriateness of resolution, looking for trends, and determining whether changes to NAM’s internal policies or procedures are recommended. Specifically, NAM Compliance is responsible for:

1.	Determining whether an error qualifies as a Transaction Error;

2.	Determining, to the extent possible, the circumstances that produced a Transaction Error;

3.	Reviewing all events reported or detected as potential Transaction Errors and providing guidance and supervision to the affected departments during the error correction process and, if appropriate, assisting NAM in revising existing internal procedures or implementing new internal procedures to prevent or discourage similar Transaction Errors;

4.	Performing a monthly post-resolution review the previous month’s Transaction Errors; and

5.	Ensuring that any Transaction Errors that generate exceptions under NAM’s Compliance policies and procedures are resolved in accordance with applicable policies and procedures.

ii. NAM’s BPC has overall responsibility for reviewing Transaction Errors. The BPC also shall review any revisions to this Policy.

VI.	Procedures

A. Identification of Transaction Error. The Error Owner should immediately determine if the Transaction Error involves trades that have settled into client accounts, or if the trades are still in pre-settlement status, and follow the applicable procedures outlined below. The Error Owner shall determine all of the underlying facts surrounding the potential Error, and prepare appropriate reports to provide to TGAM Operations.

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As discussed above, NAM Compliance will determine whether a Transaction Error occurred based on a review of facts and circumstances and the definitions provided in this Policy, and may consult with NAM Legal, as appropriate.

B. Correction of Transaction Errors.

1.	Generally. The analysis of actual and potential Transaction Errors is frequently complex and may involve the expertise of many departments. TGAM Operations will administer the assessment of potential Transaction Errors and will seek guidance from NAM Compliance, NAM Legal or appropriate business unit(s) as necessary.

2.	For Transaction Errors that occur in retail separately managed accounts (“SMAs”), NAM generally does not have the ability to control the ultimate resolution of the Transaction Error. In these instances, the Transaction Error and resolution thereof will be governed by the SMA program sponsor’s policies and procedures or directions. Certain SMA program sponsors establish Transaction Error accounts for their programs whereby gains for certain errors in client accounts managed by NAM are offset by losses in other SMA client accounts managed by NAM in the same program(s) over varying time periods. This offsetting of gains with losses could result in a benefit or detriment to NAM.

3.	When correcting a Transaction Error, NAM will apply the following principles:

a.	Transaction Errors should be corrected as soon after discovery as reasonably practicable.

b.	Transaction Error detection, correction and valuation may be subject to interpretation and the consent of the client or client’s advisor involved. Subject to legal obligations and applicable fiduciary duties, Transaction Error correction methodologies that are approved by the client may be implemented under this Policy. Copies of information regarding specific error resolution, including any communication with the client or client’s advisor, will be retained in the client file by the appropriate client relations business unit.

c.	Careful attention should be given, in consultation with the NAM Legal if necessary, to the manner and content of all disclosure to any affected client.

d.	The impact, if any, on the performance of an account due to a Transaction Error, or the manner and timing of its correction, should be considered and any appropriate adjustments made to portfolio records, performance calculations and advertising materials.

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2.	Prior to Settlement. A Transaction Error that is discovered prior to the time that a trade has settled may be corrected by canceling the trade with the broker-dealer, by reallocating the trade to other client accounts, or through other corrective action(s). Every effort should be made to affect resolution of a Transaction Error prior to trade settlement date.

a.	Canceling of Trade. If possible, Transaction Errors should be corrected by working with the executing broker-dealer to cancel the trade. Trades should be canceled with no detriment or expense to the client and no quid pro quo to the broker-dealer.

b.	Reallocation to Other Client Accounts. There may be circumstances where reallocation of securities that are the subject of a Transaction Error is in the best interest of all relevant clients. A Transaction Error in one client’s account may be corrected through a reallocation or other transfer of securities to another client’s account only if such reallocation or other transfer:

i.	Represents a Legitimate Investment Decision (as defined below) on behalf of each account involved;

ii.	Is done without loss or other disadvantage to the transferee account;

iii.	Is to other accounts that were included in the original allocation, except that for SMAs, NAM may redirect the allocation of the subject securities to the account of another client, subject to approval by the portfolio manager responsible for the account. If an ERISA account is buying or selling as part of an error correction, NAM Legal and NAM Compliance Department must be consulted prior to undertaking any error correction;

iv.	Takes place prior to settlement of the transaction; and

v.	Has been previously approved by the portfolio manager responsible for the account.

For purposes of this Policy, a “Legitimate Investment Decision” means a trade that is: (i) in the best interest of the client; and (ii) one the portfolio manager would have made in absence of the Transaction Error.

c.	Other Corrective Actions. If appropriate, a Transaction Error that is discovered prior to settlement may also be corrected by selling or repurchasing the security that was the subject of the Transaction Error. Where correction of a Transaction Error requires further trading, there should be an orderly disposition (and/or acquisition, as applicable) of the securities in question.

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3.	Subsequent to Settlement. For Transaction Errors that are discovered subsequent to the time the trade has settled into a client account, a preliminary determination shall be made as to whether a correcting trade or other corrective action should be initiated.

a.	Generally, a Transaction Error that is discovered subsequent to the time the trade has settled into a client account should be corrected by selling or repurchasing the security that was the subject of the Transaction Error. However, where appropriate, a Transaction Error may be corrected by effecting a transaction in a different security. Alternative correction methods may be utilized with the written consent of NAM Compliance. Where correction of a Transaction Error requires further trading, there should be an orderly disposition (and/or acquisition, as applicable) of the securities in question.

b.	For a Transaction Error in SMAs that is discovered subsequent to the time the trade has settled into client accounts, NAM will generally direct such securities to an error account maintained at the sponsor firm.

VII.	Valuation of Transaction Errors

A. The gain or loss incurred as a result of a Transaction Error shall be determined by the change in value of an approved measure (consistently applied) between the time the Transaction Error occurred and the time it was corrected (or otherwise ceased to exist). For this purpose, the time that the Transaction Error occurred generally shall be the time of the transaction (or, if applicable in the case of a failure to effect a transaction, market movement) that caused the Transaction Error. The measure of any gain or loss to a client shall ordinarily be calculated by reference to the security whose purchase or sale resulted in (caused) the Transaction Error based on (i) the difference in price paid or received for a security subject to the Transaction Error compared to the price received or paid to correct such Transaction Error (“Absolute Value”); or (ii) how the security subject to the Transaction Error performed relative to an appropriate index, the portfolio excluding such security or an appropriate segment of the portfolio excluding such security (“Relative Value”).

The method employed to determine a loss shall depend on factors such as the nature of the Transaction Error and the ability to reasonably determine an appropriate reference index, portfolio or portfolio segment.

B. In appropriate circumstances a Transaction Error may be corrected by selling a security other than the security that caused the Transaction Error. In such circumstances, the value of the position at the time of correction is determined with reference to the security that caused the Transaction Error. The value of that security at the time of correction shall generally be deemed to be the security’s last preceding independent sale price. If there has been no sale that day, the price will be the average of the current bid and offer. If NAM believes a Transaction Error valuation to be inaccurate, it may, with the prior written consent of NAM’s Chief Compliance Officer and the NAM Legal, establish a different price, provided that such price is fair to the account(s) involved and that documentation of the reason(s) for the pricing is maintained by TGAM Operations.

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C. NAM may, in appropriate circumstances, in consultation with the NAM Legal and NAM’s Chief Compliance Officer, use other measures of loss. Such measures may include but are not limited to the change in value of an index against which the account had been managed, or in the net asset value (“NAV”) of the account. Gains or losses may also take account of changes in interest and foreign exchange rates, and may be subject to netting, as discussed below.

VIII. Reimbursement	of Clients; Netting of Gains and Losses

A. All losses suffered by a client as a result of a Transaction Error for which NAM is responsible are to be reimbursed by NAM or Nuveen, as appropriate. All gains realized by an account as a result of a Transaction Error caused by NAM or Nuveen that has settled in the account are to remain in the client’s account, unless legal or regulatory considerations prevent the account from retaining such gains, or unless otherwise instructed by a client or the client’s advisor.

B. NAM may net gains and losses within a client account where more than one transaction must be effected to correct one or more Transaction Errors, or where paired or related transactions were effected and only a portion of the paired or related transaction represented the Transaction Error. (e.g., a foreign exchange transaction in connection with a transaction in a foreign security, a hedged position against the Transaction Error transaction or a consistent misapplication of a client restriction) and other appropriate circumstances as determined by the appropriate business unit(s) and TGAM Operations, in consultation with the NAM Legal and/or NAM Compliance. Netting is not permitted between or among different Accounts.

C. All compensation payments to be made to clients must be approved by the head of the department responsible for the Transaction Error and the cost center manager to whose budget the error will be assigned.

IX.	Records of Transaction Errors

Once the correcting trades have been executed, the following steps must be taken to ensure that account adjustments and documentation are complete and appropriate:

A. Error Log: TGAM Operations shall maintain Error Logs for the purposes of Transaction Error documentation, tracking of resolution and review.

B. The Transaction Error records shall include those items detailed above under Section V.B.1.

All documents created in conjunction with these Policies and Procedures will be retained pursuant to the requirements of Nuveen Investments, Inc.’s Records Management Program.

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X. Policy	Owner

NAM Compliance

TGAM Operations

BPC

XI.	Responsible Parties

TGAM Operations

NAM Compliance

BPC

CCO

NAM Legal

Finance Department

Last Amended:	December 7, 2012
June 5, 2014 June 1, 2015 June 20, 2016

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Nuveen Asset Management, LLC

Separate Account Valuation Policies and Procedures

Effective November 6, 2012, as last amended September 1, 2016

I.	Overview

The following policies and procedures (the “Policy”) have been adopted by Nuveen Asset Management, LLC (“NAM”) to govern the valuation process for securities held in institutional accounts (“Institutional Accounts”) and in retail separately managed accounts maintained on a platform offered by other financial intermediaries (“SMAs”), which NAM manages, (collectively, “Separate Accounts”).

This Policy does not apply to securities held in funds or accounts sub-advised by NAM under circumstances where the adviser for such fund or account has undertaken responsibility to value securities held in the portfolio. Such accounts include, without limitation, securities held in: (i) Nuveen sponsored funds, products offered through bank collective trusts where Nuveen Fund Advisors, LLC (“NFAL”) is appointed as adviser by the trustee and in funds pursuant to the European Communities (Undertaking for Collective Investments in Transferable Securities (“UCITS”)), collectively referred to as “Nuveen Funds”; and (ii) registered investment companies or other pooled investment vehicles sub-advised by NAM and advised by an unaffiliated investment manager. To the extent permitted by applicable law, NAM may delegate a portion of its investment advisory duties with respect to Institutional Accounts it manages to affiliated or unaffiliated sub-advisers (each a “Sub-Adviser”, collectively “Sub-Advisers”). In such instances NAM may rely on a Sub-Adviser’s valuations of account assets that may be determined in accordance with such Sub-Adviser’s valuation procedures.

The Nuveen Funds are subject the Nuveen Funds and NFAL Valuation Policies and Procedures (the “NFAL Valuation Policies”).

II.	Roles and Responsibilities

Responsibilities related to pricing of Separate Account securities are as follows:

TIAA Global Asset Management Data Management Team (“TGAM Data Management”) – TGAM Data Management is responsible for administering daily securities pricing files obtained from independent pricing services, identifying and addressing production issues and negotiating pricing service contracts. TGAM Data Management works closely with the Nuveen Securities Valuation Team (defined below) in Nuveen Investment Services to resolve price file exception items and apply fair value prices.

Nuveen Securities Valuation Team (the “SVT”) – The SVT administers the NFAL Valuation Policies and is responsible for daily activities that ensure securities pricing for the Nuveen Funds is reflective of current market value, including production and review of certain valuation reports and administering price challenges with the pricing services. The SVT manages the relationships with the pricing services and conducts periodic due diligence meetings and service level assessments.

TGAM Operations - Separately Managed Accounts (“TGAM – SMA Ops”) – TGAM – SMA Ops is responsible for ensuring that prices are populated for all securities held in SMAs and for performing a monthly check for completeness of the pricing files obtained from independent pricing services for SMAs.

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NAM Valuation Committee – NAM has established the NAM Valuation Committee which has ongoing responsibility for review and for oversight of this Policy and has adopted a separate charter detailing the scope of its responsibilities. The NAM Valuation Committee: 1) determines the fair values of Institutional Account securities that are not also held in a Nuveen Fund for which prices have been determined not to be (i) available or (ii) reliable (“Fair Value Determinations”); 2) reviews Fair Value Determinations made with respect to Institutional Account securities that are also held in a Nuveen Fund; and 3) receives and reviews reports from SVT, TGAM – SMA Ops, TGAM Data Management and/or NAM Compliance related to price challenges and other valuation-related matters as it deems appropriate.

III.	Pricing Procedures

General

NAM seeks to accurately value holdings in Separate Accounts and generally relies in good faith on prices provided by an independent third-party pricing services through direct data feeds. The reliability of the valuations provided by the independent, third-party pricing agents are reviewed periodically (as described above). The following is a summary of the pricing practices NAM currently employs to determine valuation.

Sources of Pricing Information

Currently, NAM relies on independent third-party pricing services for its pricing data. NAM uses Standard and Poors (J.J. Kenny) for pricing municipal securities, and Reuters and FT Interactive Data for pricing all other securities. NAM reserves the right to use these services or other customary third-party pricing services in order to seek greater accuracy, speed, price competiveness, operational efficiencies or other qualitative or quantitative improvements.

Pricing Procedures - Institutional Account Securities

Except with respect to municipal debt securities, and unless otherwise directed by an Institutional Account client, all Institutional Account securities which are also held in a Nuveen Fund will be priced using the Nuveen Fund price in accordance with the hierarchy set forth in the NFAL Valuation Policies, which may be amended from time to time. Municipal debt securities that are Institutional Account securities will be priced at the evaluated bid price provided by a pricing service. NAM will use the same pricing services for valuing Institutional Account securities as those that have been approved by the Nuveen Funds’ Board of Directors for pricing the securities held by the Nuveen Funds.

If an Institutional Account Security is also held in a Nuveen Fund, and a price cannot be obtained using the hierarchy set forth in the NFAL Valuation Policies, or if the SVT determines in accordance with the NFAL Valuation Policies that such price is not reliable, then a Fair Value Determination will be made by the SVT in accordance with the NFAL Valuation Policies.

If an Institutional Account Security is not held in a Nuveen Fund, and a price cannot be obtained using the hierarchy set forth in the NFAL Valuation Policies, or if it is determined that such price is not reliable, then NAM, with the assistance of the SVT, will attempt to make a Fair Value Determination using a fair value methodology set forth in Appendix C to the NFAL Valuation Policies. If a Fair Value Determination in accordance with such methodology cannot be made, the SVT will notify the NAM Valuation Committee that the price for such security is not available or is not reliable, and upon a recommendation by the SVT, the NAM Valuation Committee will make a Fair Value Determination based on an alternative methodology with respect to such security.

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The SVT will provide to the NAM Valuation Committee a semi-annual report on all Fair Value Determinations of Institutional Account securities made by the SVT.

Pricing Procedures - SMA Securities

If TGAM – SMA Ops determines that prices from a pricing service are unavailable or unreliable, such prices can be challenged and/or can be fair valued by NAM’s Valuation Committee in accordance with the NFAL Valuation Policies.

Fee Calculations

NAM calculates investment advisory fees based on valuations of account assets in accordance with this Policy. Such valuations may vary from time to time from those values used by an account’s custodian. Fees are charged in a manner provided in the investment advisory agreement between NAM and the client, generally based on the account asset values reflected on the applicable portfolio accounting system, Portia for Institutional Accounts and APL for SMAs.

Performance Calculations

Valuations obtained by NAM are also used to calculate performance for individual client reports (e.g., quarterly reports), as applicable, or to generate NAM performance composites for the various NAM strategies. Such valuations may vary from time to time from those values used by an account’s custodian.

Fair Value Methodologies

Any Fair Value Determinations made by the NAM Valuation Committee shall be made in accordance with the NFAL Valuation Policies.

IV.	Recordkeeping Requirements

Records created in conjunction with activities under this Policy will be retained by the business unit conducting them in accordance with Nuveen’s Records Management Program.

V.	Responsible Parties

NAM Valuation Committee

TGAM Data Management

TGAM – SMA Ops

SVT

NAM Compliance

SMA Portfolio Management Teams

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Effective: November 6, 2012
As amended:	December 7, 2012
March 14, 2013 July 30, 2013 March 16, 2015 September 1, 2016

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